                                                                    Exhibit 10.1


                        1997-2000 (2001) BASIC AGREEMENT

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I-Intent and Purpose...........................................     1

ARTICLE II-Recognition.................................................     1

ARTICLE III-Uniform Player's Contract..................................     1

ARTICLE IV-Negotiation and Approval of Contracts ......................     2

ARTICLE V-Scheduling...................................................     3

     A. Length of Season...............................................     3

     B. Championship Schedules ........................................     3

     C. Additional Scheduling Agreements ..............................     4

ARTICLE VI-Salaries....................................................     7

     A. Definition of Salary...........................................     7

     B. Minimum Salary ................................................     9

     C. Standard Length of Season .....................................    12

     D. Maximum Salary Reduction ......................................    12

     E. Salary Continuation-Military Encampment .......................    12

     F. Salary Arbitration ............................................    13

        (1) Eligibility................................................    13

        (2) Trade Demand-Club Consent to Arbitration ..................    13

        (3) Notice of Submission ......................................    13

               (a) Player Submission...................................    13

               (b) Club Submission.....................................    14

               (c) Special Exceptions to Maximum Salary
                    Reduction Rules....................................    14

        (4) Withdrawal from Arbitration................................    14

        (5) Timetable and Decision ....................................    14

        (6) Form of Submission ........................................    15

        (7) Selection of Arbitrators ..................................    15

        (8) Location of Hearings ......................................    16

        (9) Conduct of Hearings .......................................    16

                                                                          Page
                                                                          ----

        (10) Continuances, Adjournments or Postponements ..............    16

        (11) Hearing Costs ............................................    16

        (12) Criteria .................................................    16

        (13) Confidential Major League Salary Data ....................    17

        (14) Prohibition Regarding Luxury Tax .........................    17

ARTICLE VII-Expenses And Expense Allowances ...........................    18

     A. Transportation and Travel Expenses.............................    18

     B. In-Season Meal and Tip Allowance ..............................    19

     C. Spring Training Allowances ....................................    20

     D. Single Rooms on the Road ......................................    22

     E. All-Star Game .................................................    22

     F. In-Season Supplemental Allowances .............................    22

ARTICLE VIII-Moving Allowances.........................................    23

ARTICLE IX-Termination Pay.............................................    24

     A. Off-Season.....................................................    24

     B. Spring Training ...............................................    24

     C. In-Season .....................................................    25

     D. Split Contracts ...............................................    25

     E. Injury ........................................................    26

     F. Non-Duplication ...............................................    26

ARTICLE X-World Series, League Championship Series
          and Division Series Players' Pool............................    26

     A. Creation of Pool...............................................    26

     B. Distribution of Pool ..........................................    27

     C. Division of Players' Pool .....................................    27

     D. Guarantee of Pool .............................................    27

ARTICLE XI-Grievance Procedure.........................................    28

     A. Definitions....................................................    28

     B. Procedure .....................................................    32

                                                                          Page
                                                                          ----

     C. Special Procedure with Regard to Certain
             Disciplinary Action.......................................    33

     D. Grievances Initiated or Appealed by a Club ....................    34

     E. Grievances Initiated or Appealed
             by the Association........................................    35

     F. Miscellaneous .................................................    35

     G. Survival Following Termination of
             Basic Agreement...........................................    36

ARTICLE XII-Discipline.................................................    36

     A. Just Cause.....................................................    36

     B. Notice ........................................................    37

     C. Discovery .....................................................    37

     D. Compliance ....................................................    37

     E. Investigations ................................................    37

     F. Major League Rules 15 and 16 ..................................    38

ARTICLE XIII-Safety and Health.........................................    38

     A. Safety and Health Advisory Committee ..........................    38

        (1) Safety and Health Advisory Committee ......................    38

        (2) Committee Meetings ........................................    38

        (3) Power and Authority of Committee ..........................    39

        (4) Other Rights and Remedies .................................    39

     B. Safety Complaints-Responsibility of
             League President..........................................    39

     C. Disabled List .................................................    39

     D. Second Medical Opinion ........................................    40

     E. Trainers ......................................................    40

     F. Locker Room Equipment .........................................    41

     G. Medical Records ...............................................    41

ARTICLE XIV-Spring Training Conditions.................................    41

     A. Reporting......................................................    41

     B. Living Away from Club Headquarters ............................    41

     C. Meetings with Players .........................................    41

                                                                          Page
                                                                          ----

ARTICLE XV-Miscellaneous...............................................    42

     A. No Discrimination..............................................    42

     B. Parking Facilities ............................................    42

     C. Winter League Play ............................................    42

     D. College Scholarship Plan ......................................    42

     E. Active Player Limit ...........................................    42

     F. Spanish Translations and ESL Courses ..........................    43

     G. Future Expansion ..............................................    43

     H. Default Notice ................................................    44

     I. International Play ............................................    44

     J. Interest Rate .................................................    46

     K. Players Association Tickets ...................................    46

     L. Family and Medical Leave Act ..................................    47

ARTICLE XVI-Deferred Compensation......................................    47

ARTICLE XVII-Existing Agreements.......................................    47

ARTICLE XVIII-Rule Changes.............................................    48

ARTICLE XIX-Assignment of Player Contracts ............................    48

     A. Consent to Assignment..........................................    48

     B. Assignment to National Association Club .......................    50

     C. Disabled List-Assignment to
             National Association Club.................................    50

     D. Foreign Assignments ...........................................    51

     E. Optional Assignments ..........................................    51

     F. Waivers .......................................................    51

     G. Designated Player .............................................    52

     H. Unconditional Release .........................................    52

ARTICLE XX-Reserve System..............................................    53

     A. Reservation Rights Of Clubs....................................    53

     B. Free Agency ...................................................    54

        (1) Eligibility................................................    54

                                                                          Page
                                                                          ----

        (2) Procedure .................................................    54

        (3) Rights of Former Club to Sign Free Agent ..................    55

        (4) Compensation ..............................................    56

        (5) Quota .....................................................    58

        (6) Miscellaneous .............................................    58

     C. Right to Require Assignment of Contract .......................    58

        (1) Eligibility................................................    58

        (2) Procedure .................................................    59

               (a) Notice .............................................    59

               (b) Player Veto Rights..................................    59

               (c) Free Agency if Assignment Not Made .................    59

        (3) Retraction by Player.......................................    59

        (4) Waiver by Player ..........................................    60

        (5) Repeater Rights ...........................................    60

     D. Outright Assignment to National Association Club ..............    61

        (1) Election of Free Agency-3-Year Player .....................    61

        (2) Election of Free Agency-Second
                Outright Assignment....................................    61

        (3) Effect of Free Agency Election ............................    61

        (4) Procedure .................................................    62

     E. Individual Nature of Rights....................................    62

ARTICLE XXI-Credited Major League Service .............................    64

     A. Definition.....................................................    64

     B. Optional Assignments ..........................................    65

ARTICLE XXII-Management Rights.........................................    65

ARTICLE XXIII-Luxury Tax...............................................    65

     A. General Definitions............................................    65

     B. Determination of Luxury Tax ...................................    66

        (1) Calculation of Tax ........................................    66

        (2) Initial Thresholds ........................................    67

        (3) Threshold Adjustment Mechanism ............................    67

                                                                          Page
                                                                          ----

        (4) Additional 1997 Threshold Adjustment ......................    67

        (5) Tax Rate ..................................................    68

        (6) Collection of Luxury Tax Proceeds .........................    68

     C. Determination of Actual Club Payroll ..........................    68

        (1) Definition of Actual Club Payroll..........................    68

        (2) Rules for Allocation of Salary ............................    69

               (a) General Rule........................................    69

               (b) Assignment of Contract..............................    69

               (c) Salary Increase Upon Assignment.....................    69

               (d) Contract Signed After Opening Day...................    69

               (e) Termination of Contract.............................    70

               (f) Split Contracts.....................................    70

               (g) Outright Assignment to
                   National Association ...............................    70

     D. Benefits or Player Benefit Costs...............................    71

        (1) Definition.................................................    71

        (2) Limitation on Annual Increase .............................    72

     E. Determination of Salary........................................    72

        (1) General Rule...............................................    72

        (2) Average Annual Value of
                Guaranteed Multi-Year Contracts .......................    72

        (3) Signing Bonuses ...........................................    73

        (4) Performance, Award and Other Bonuses ......................    73

        (5) Option Contracts ..........................................    73

        (6) Deferred Compensation .....................................    77

        (7) Loans to Players ..........................................    78

     F. Association's Rights ..........................................    79

        (1) Actual Club Payroll Information............................    79

        (2) Association's Rights to Challenge .........................    80

     G. Other Undertakings.............................................    82

     H. Uses Of Luxury Tax Proceeds ...................................    83

ARTICLE XXIV-Payroll Tax...............................................    84

     A. Purpose........................................................    84

                                                                          Page
                                                                          ----


     B. Total Payment .................................................    84

     C. Modifications to Definition of Final Actual Club
             Payroll for Contract Years 1996 and 1997 .................    84

     D. Calculation of Total Payment ..................................    85

     E. Date of Payment and Uses ......................................    86

ARTICLE XXV-The Revenue Sharing Plan...................................    86

     A. Definitions....................................................    86

     B. General Principles ............................................    88

        (1) Intent of the Plan.........................................    88

        (2) Other Sharing .............................................    89

        (3) Accounting Rules ..........................................    89

        (4) Interests of the Association ..............................    90

        (5) Other Undertakings ........................................    90

     C. Operation......................................................    91

        (1) 1996 ......................................................    91

        (2) 1997 ......................................................    92

        (3) 1998 ......................................................    92

        (4) 1999 ......................................................    94

        (5) 2000 ......................................................    95

        (6) 2001 (If Association Option Exercised) ....................    95

     D. Administration.................................................    95

        (1) Responsibility.............................................    95

        (2) Duties of Administrator ...................................    95

        (3) Specific Prohibition ......................................    97

     E. Participation of the Association...............................    98

        (1) Consultation...............................................    98

        (2) Right to Information ......................................    99

        (3) Right to Audit ............................................   100

        (4) Confidentiality ...........................................   101

ARTICLE XXVI-The Industry Growth Fund..................................   102

     A. Objective and Purposes.........................................   102

     B. Joint Activities ..............................................   102

                                                                          Page
                                                                          ----


     C. Administration ................................................   102

        (1) Board of Directors.........................................   102

        (2) Co-Operating Officers .....................................   103

     D. Dispute Resolution.............................................   103

        (1) Disputes Concerning Joint Activities ......................   103

        (2) Disputes Subject to Resolution by the
                Independent Member.....................................   104

        (3) Other Disputes ............................................   104

     E. Funding........................................................   104

        (1) Initial Funding............................................   104

        (2) Luxury Tax Proceeds .......................................   105

        (3) Payroll Tax Proceeds ......................................   105

        (4) Additional Voluntary Contributions ........................   105

     F. Option Exercise................................................   105

     G. Continuation of IGF After the
             Termination of the Basic Agreement .......................   105

ARTICLE XXVII-Term.....................................................   106

     A. Duration of the Contract.......................................   106

     B. Association Option to Extend Through the
             2001 Season...............................................   106

     C. Events Affected by the Option to Extend .......................   106

        (1) Division Series Pool.......................................   106

        (2) Creation of the Fictional Option Pool Account .............   106

        (3) Events That Occur if the Association Exercises
                its Option.............................................   107

        (4) Events That Occur if the Association Does Not
                Exercise its Option.................... ...............   107

ARTICLE XXVIII-Antitrust...............................................   107

ARTICLE XXIX-Comprehensive Agreement...................................   107

ARTICLE XXX-Execution of this Agreement................................   108

ATTACHMENT 1-Delivery and Availability of
  Player Contracts.....................................................   110

                                                                          Page
                                                                          ----


ATTACHMENT 2-Interleague Play..........................................   110

ATTACHMENT 3-Division Series Play......................................   112

ATTACHMENT 4-Article VII(B)(5)(b)-Disabled Players
  Who Do Not Travel with Club..........................................   118

ATTACHMENT 5-Commissioner's Letter on
  Grievance Procedure..................................................   118

ATTACHMENT 6-Interest Awards...........................................   119

ATTACHMENT 7-Safe and Healthful Working Conditions ....................   119

ATTACHMENT 8-Standard Form of Diagnosis................................   120

ATTACHMENT 9-Translated Notices........................................   121

ATTACHMENT 10-Major League Expansion Rules
  and Procedures.......................................................   121

ATTACHMENT 11-Disabled Player Not on Disabled
  List-Assignment to National Association..............................   126

ATTACHMENT 12-Article XX(A)-Exercise of Free

Agency Rights by Player on Restricted, Suspended,
  Disqualified, Ineligible, Voluntarily Retired or
  Military Lists.......................................................   126

ATTACHMENT 13-Article XX(A)-Clubs' Obligations to
  Tender and Renew Contracts of Players on Restricted,
  Suspended, Disqualified, Ineligible, Voluntarily
  Retired or Military Lists............................................   127

ATTACHMENT 14-Article XX(A)-National Association
  Player with No Existing Major League Contract .......................   128

ATTACHMENT 15-Information Bank.........................................   128

ATTACHMENT 16-Supplemental Pool-Growth Increases ......................   129

ATTACHMENT 17-Confidentiality Agreement................................   130

ATTACHMENT 18-Sale of Club.............................................   132

ATTACHMENT 19-Scheduling of Games......................................   132

                                                                          Page
                                                                          ----

ATTACHMENT 20-Family Security..........................................   133

ATTACHMENT 21-Player Development Issues................................   134

ATTACHMENT 22-Strike Settlement........................................   135

     EXHIBIT 1-1994 Major League Service...............................   143

     EXHIBIT 2-1994 Major League Service ..............................   146

     EXHIBIT 3-1994 Major League Service ..............................   147

     EXHIBIT 4-Service Issues..........................................   148

     EXHIBIT 5-Benefit Plan Documents..................................   150

     EXHIBIT 6-Contributions to Benefit Plans .........................   155

SCHEDULE A-Uniform Player's Contract...................................   159
          -Regulations.................................................   169

APPENDIX A-Rules of Procedure-Grievance
           Arbitration Hearings .......................................   172

                        1997-2000 (2001) BASIC AGREEMENT

This Agreement, dated as of the 7th of December 1996, is between the Clubs comprising The National League of Professional Baseball Clubs and the Clubs comprising The American League of Professional Baseball Clubs (hereinafter referred to as the "Clubs"), and the Major League Baseball Players Association (hereinafter referred to as the "Players Association" or the "Association").

The provisions of this Agreement shall be effective January 1, 1997, unless a provision herein provides otherwise.

In making this Agreement the Association represents that it contracts for and on behalf of the Major League Baseball Players and individuals who may become Major League Baseball Players during the term of this Agreement, and the Clubs represent that they contract for and on behalf of themselves, any additional Clubs which may become members of the Major Leagues and the successors thereof.

ARTICLE I-INTENT AND PURPOSE

The intent and purpose of the Clubs and the Association (hereinafter "the Parties") in entering into this Agreement is to set forth their agreement on certain terms and conditions of employment of all Major League Baseball Players for the duration of this Agreement. Each of the Parties acknowledges the rights and responsibilities of the other Party and agrees to discharge its responsibilities under this Agreement.

ARTICLE II-RECOGNITION

The Clubs recognize the Association as the sole and exclusive collective bargaining agent for all Major League Players, and individuals who may become Major League Players during the term of this Agreement, with regard to all terms and conditions of employment, provided that an individual Player shall be entitled to negotiate in accordance with the provisions set forth in this Agreement (1) an individual salary over and above the minimum requirements established by this Agreement and (2) Special Covenants to be included in an individual Uniform Player's Contract, which actually or potentially provide additional benefits to the Player.

ARTICLE III-UNIFORM PLAYER'S CONTRACT

The form of the Uniform Player's Contract between a Club and a Player is attached hereto as Schedule A which is incorporated herein by reference and made a part hereof.

During the term of this Agreement, no other form of Uniform Player's Contract will be utilized. Should the provisions of any Contract between any individual Player and any of the Clubs be inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern. Subject to the limitations set forth in Article IV below, nothing herein contained shall limit the right of any Club and Player to enter into Special Covenants in the space provided in a manner not inconsistent with the provisions of this Agreement. The termination of this Agreement shall not impair, limit or terminate the rights and duties of any Club or Player under any Contract between any individual Player and any of the Clubs.

ARTICLE IV-NEGOTIATION AND APPROVAL OF CONTRACTS

A Player, if he so desires, may designate an agent to conduct on his behalf, or to assist him in, the negotiation of an individual salary and or Special Covenants to be included in his Uniform Player's Contract with any Club, provided such agent has been certified to the Clubs by the Association as authorized to act as a Player Agent for such purposes.

A Club may require a Player's physical presence only once during contract negotiations. This limitation shall not apply to telephone conference calls, at reasonable times, with a Player and his certified Player Agent. A Player required to be physically present during negotiations shall be entitled to be paid by the Club for round-trip first-class transportation and first-class hotel costs.

Upon execution of a Uniform Player's Contract by the Club and Player, the Club promptly shall submit the Contract, in duplicate, to the Commissioner (or his designee) who, after review, shall forward it to the appropriate League President for approval. Within 20 days of receipt by the Commissioner, the League President shall approve or disapprove the Contract (with notice to the Association), or provide the Association with a written explanation of why the Contract has not been approved. This period is extended to 30 days if a Contract is received by the Commissioner between February 15 and April 15. Within ten days after the League President is to provide an explanation of why a Contract has not been approved, the League President shall approve or disapprove the Contract. (See Attachment 1.) Any Grievance challenging the Commissioner's or the League President's conduct under this Article shall be handled by the Parties on an expedited basis with documents being exchanged within 10 days of the filing of the Grievance, a hearing commencing within 15 days of the filing of the Grievance and the Panel issuing an Award (with an opinion to follow, if necessary) no later than 15 days following the commencement of the hearing.

ARTICLE V-SCHEDULING

A. LENGTH OF SEASON

During the term of this Agreement, each Club shall be scheduled to play 162 games during each championship season. (See Attachment 2 (Interleague Play).) A championship season will not be scheduled over a period of less than 178 days or more than 183 days. (See also Article VI(C), below.) Following completion of each championship season, eight Clubs shall engage in best of five (seven if the Division Series is expanded) Division Series. (See Attachment 3.) The winners of the Division Series in each League shall then engage in a best of seven League Championship Series, and the winners of the two League Championship Series shall engage in a best of seven World Series. If during the term of this Agreement the format of the Division Series, the League Championship Series or the World Series is proposed to be changed, the Clubs shall give the Association notice thereof and shall negotiate the proposed change with the Association; provided, however, that if during the term of this Agreement the Division Series is proposed to be changed to the best of seven games, the Clubs shall give the Association notice thereof and shall negotiate with the Association but the Clubs shall not be required to negotiate with the Association over contributions to the Players' pool beyond those specified in Article X. Any failure to play the Division Series, the League Championship Series or the World Series, in whole or in part, by reason of causes beyond the control of the Clubs, shall not constitute a change in the format of such Series or a breach of this Agreement.

During any negotiations between the Parties on the subject of a renewal of or successor to this Agreement, the Clubs agree that any proposal made by the Association to reduce the number of championship season games shall not be resisted on the ground of commitments made by the Clubs in local television and radio contracts. However, nothing herein shall interfere with or limit the right of the Clubs to resist such proposal on any other ground or the right of either Party to take any other position in future negotiations on this or any other proper subject for collective bargaining.

B. CHAMPIONSHIP SCHEDULES

On or before July 1st of each year, copies of the tentative championship schedules of the Major Leagues for the next ensuing season shall be submitted to the Association for review. The Association shall complete its review not later than October 15th.

C. ADDITIONAL SCHEDULING AGREEMENTS

     (1) Split doubleheaders shall not be scheduled in the original schedule. Provided that neither of the Clubs involved in the proposed rescheduled game already has played or has been rescheduled to play a total of two split doubleheaders in that championship season:

         (a) each Club shall have the right to reschedule any postponed game as a split doubleheader when ticket sales for the game at the time of postponement exceed, in any respect, the number of comparable tickets available to be exchanged by the Club for the balance of the championship season, and both the postponed and rescheduled game occur in the last regularly scheduled series between the two Clubs at the Club's park; and

         (b) when there is no practical alternative to doing so, the Boston Red Sox and Chicago Cubs shall have the right to reschedule a postponed game as a split doubleheader to be played in, respectively, Fenway Park and Wrigley Field, even if the criteria set out in subparagraph (a) above are not met. Scheduling a postponed game as part of a conventional doubleheader will not be considered a practical alternative.

     The Association shall have the exclusive right to approve the additional rescheduling of postponed games as split doubleheaders in circumstances that are not automatically permitted by subparagraph (a) or (b) above.

     (2) One-day stands will not be scheduled except as "openers" or doubleheaders to be followed by an open day. A game will not be rescheduled as a one-game stand except as required to complete the championship schedule.

     (3) Not more than one exhibition game shall be played by any Club during the championship season, unless the Club is permitted one additional exhibition game by its League President from a quota of four additional exhibition games each League President may distribute in his League, excluding the All-Star Game and the Hall of Fame Game. No Club may play more than two exhibition games during a championship season. The scheduling and rescheduling of exhibition games shall be in accordance with the scheduling and rescheduling rules set forth in this Article V with respect to championship season games, except that paragraph (2) above prohibiting one-day stands shall not apply. For purposes of this paragraph (3), an exhibition game that is scheduled to commence at least three hours before the scheduled start of the first championship season game shall not be considered played "dur-ing the championship season." No exhibition game shall be scheduled to commence within three (3) hours before the scheduled start of the first championship season game of any year.

     (4) The following shall apply to the scheduling or rescheduling of games prior to day doubleheaders:

         (a) a game will not be scheduled to start after 5 P.M. if either Club is scheduled to play a day doubleheader the next day;

         (b) a game will not be rescheduled to start after 5 P.M. if either Club is scheduled to play a day doubleheader the next day unless such rescheduling is necessary to complete the championship schedule.

     (5) Day games shall not be scheduled or (unless necessary to complete the championship schedule) rescheduled to start before 1 P.M., except as provided in paragraph (6) below, and except that such games may be scheduled or rescheduled to start between Noon and 1 P.M., if each Club meets one of the following two conditions:

         (a) if an off-day occurred the previous day; or

         (b) if a game were played in the same city within the previous 24 hours.

   Day games may be scheduled or rescheduled to start between Noon and 1 P.M. on holidays if each Club meets one of the above conditions or if an afternoon game starting not later than 5 P.M. or a doubleheader starting not later than 1:30 P.M. was played in another city the previous day and the travel time required in-flight is 1 1/2 hours or less.

     (6) With the approval of the League President, not more than 4 games per League per year may be scheduled or rescheduled to start between 10:30 A.M. and Noon, if, with respect to both Clubs, the conditions stated in paragraph
   (5) above with respect to scheduling and rescheduling of day games between Noon and 1 P.M. are met.

     (7) Games shall not be scheduled or rescheduled to start later than 5 P.M. on a getaway day if either Club is required to travel for a day game, scheduled the next day, between cities in which the in-flight time is more than 1 1/2 hours. Each championship season the Clubs may utilize six exceptions to the foregoing rule provided that the exceptions must be utilized by a Club traveling to Chicago to play the Cubs and the in-flight time cannot exceed 2 1/2 hours.

     (8) To the extent reasonably practicable, open days shall be non-travel days, except as permitted in paragraph (9) below.

     (9) An open day shall be scheduled for or following travel from cities in the Pacific time zone to cities in the Eastern time zone except that, each League may schedule not more than seven (7) games per championship season with a starting time after 7 P.M. in the Eastern time zone which include a Club that the day before played a game scheduled to start prior to 5 P.M. in the Pacific time zone. In any championship season, however, no Club may be scheduled to play more than one (1) game in the Eastern time zone the day after it has played a game in the Pacific time zone.

     (10) No Club shall be scheduled, or rescheduled if practicable, to play more than 20 consecutive dates without an open day, or 21 consecutive dates if necessary to accommodate the Hall of Fame Game. A rained-out game may be rescheduled to an open date in the same series, or to an open date at the end of the same series, if (a) the open date is a road off-day for the visiting Club, and (b) the rescheduling does not result in the home team playing more than 20 consecutive dates without an open day, or 21 consecutive dates if necessary to accommodate the Hall of Fame Game.

     (11) Commencing with its second scheduled championship season game, a Club shall not be scheduled for more than two open days in any seven-day period. For each violation of this provision, the number of exhibition games which have been or may be scheduled at any time for the Club under paragraph (3) above, shall be reduced by one. Any other appropriate remedy may be imposed for a violation of this provision if a Club has already played the maximum permitted number of exhibition games.

     (12) Home games which are scheduled or rescheduled away from the park of the home Club shall be considered road games for the purposes of Players' meal and tip allowances, hotel accommodations and transportation.

     (13) Doubleheaders shall not be scheduled on consecutive dates in the original schedule.

     (14) Twi-night doubleheaders will be limited in the original schedule to three per home Club per season. A twi-night doubleheader will not be scheduled on a getaway day.

     (15) Only postponed, suspended and tied games shall be rescheduled, except as may be required to accommodate network television commitments or to comply with stadium leases, in any of which events the rescheduling rules set forth in this Article V shall apply; provided, however, that any game may be rescheduled for any reason if as rescheduled it conforms to the rules governing the original schedule.

     (16) Club championship or exhibition games shall not be played during the All-Star break. Further, any workout scheduled by a Club for the day following the All-Star Game shall be voluntary.

     (17) With respect to the rescheduling of any game, except for games rescheduled as split doubleheaders as set forth in Section C(1), any scheduling or rescheduling rule set forth in this Article V may be waived by the secret ballot vote of a majority of the Players on the Club(s) that would be in violation of the rule. Separate votes shall be required with regard to each game for which a waiver is sought. A waiver granted pursuant to this provision, as well as a waiver granted by the Association pursuant to Section C(1), shall not constitute a precedent with regard to future waiver requests. With respect to the rescheduling of any such game, and all games rescheduled pursuant to Section C(1), the Club(s) shall consult with the Association concerning the actual date and time of such rescheduled game. The Club(s) shall use best efforts to notify the Association in advance of notifying the Players on the Club(s) affected.

ARTICLE VI-SALARIES

Individual Player salaries shall be those as agreed upon between a Player and a Club, as evidenced by the execution of a Uniform Player's Contract, subject to the following:

A. DEFINITION OF SALARY

The term "salary" for the purposes of interpretation and application of the maximum salary cut, contract tender, signing and renewal rules shall be determined by applying the following principles:

     (1) Multi-year contract providing for current salary only (no up-front payment or deferred compensation).

         (a) If the annual salary payment schedule satisfies the maximum salary cut rule, the salary specified for the last year of the contract shall be the base for applying the maximum salary cut rule to the year following the expiration of the contract.

         (b) If the annual salary payment schedule does not satisfy the maximum salary cut rule, that rule shall not be applicable during the term of the contract and the aggregate salary payment provided by the contract shall be averaged and the average annual salary shall be the base for applying the maximum salary cut rule to the year following the contract's expiration.

     (2) Multi-year contract including up-front payments and/or deferred compensation which are specifically allocated to one or more years of the contract.

            Treat as in (1) above with the allocated up-front or deferred amounts included as specified as part of the salary for each year.

     (3) Multi-year contract including up-front payments and/or deferred compensation which are not specifically allocated to certain years of the contract.

            Average the aggregate of such payments, include the annual average as part of the salary for each year, and then treat as in (1) above.

     (4) Deferred Compensation.

            If any deferred compensation is included in the base determined as described above, it may be payable as deferred on the same terms, or the Club and Player may elect to substitute the discounted present value of such deferred amount.

     (5) Performance Bonuses.

            Regardless of whether or not any portion of a performance bonus is earned, the Club has the option of either: (a) including the entire bonus (both earned and unearned portions) in the salary base or (b) excluding it from the base but repeating the performance bonus on the same terms.

     (6) Other Forms of Additional Compensation.

            All other forms of compensation, including but not limited to the following, are not addressed herein and are to be determined according to the facts in each situation:

            (a) payments for performing services for a Club in addition to skilled services as a baseball player;

            (b) cash, lump sum, payments made in accordance with agreed upon special covenants to compensate for trading a Player, releasing a Player, etc.;

     (c) the value of individual property rights granted to a Player by a Club;

     (d) any compensation for post-active Major League Baseball playing career employment;

     (e) other payments not specifically made for performance as a Major League Baseball Player;

   provided that any amounts payable upon the occurrence of a specific event or events shall not be included in the definition of "salary" if such event or events fail to occur within the specified period.

   (7) Disputes.

     In the event of a dispute regarding a contract tender, signing or renewal with respect to any form of additional compensation referred to in paragraph
   (6) above, either the Player or Club may file a Grievance in order to obtain a determination with respect thereto as the exclusive means of resolving such dispute, and both parties shall be bound by the resulting decision. The contract tender, signing or renewal shall be altered as necessary to conform to the decision, and such tender, signing or renewal shall remain valid.

B. MINIMUM SALARY

   (1) The minimum rate of payment to a Player for each day of service on a Major League Club shall be as follows:

     1996-at the rate per season of $109,000 from the beginning of the championship season up to and including July 30, 1996, and at the rate per season of $150,000 beginning on July 31, 1996 up to and including the end of the 1996 championship season;

     1997-at the rate per season of $150,000;

     1998-at the rate per season of $170,000;

     1999-at the rate per season of $200,000;

     2000-at the rate per season of $200,000, if the Association exercises its option to extend this Agreement under Article XXVII. If the Association does not exercise its option, the minimum salary shall be at the rate per season of $200,000 plus a cost of living adjustment, rounded to the nearest $500, provided that the cost of living adjustment shall not reduce the minimum salary below $200,000. Any adjusted minimum salary shall apply for the entire championship season and retroactive payments, if required, shall be made no later than 15 days from the date the Association does not exercise its option;

     2001-at the rate per season of $200,000, if the Association exercises its option to extend this Agreement under Article XXVII. If the Association does not exercise its option, the minimum salary shall be at the rate per season equal to the adjusted rate for the 2000 season plus a cost of living adjustment, rounded to the nearest $500, provided that the cost of living adjustment shall not reduce the minimum salary below the adjusted 2000 rate.

   (2) For all Players (a) signing a second Major League contract (not covering the same season as any such Player's initial Major League contract) or a subsequent Major League contract, or (b) having at least one day of Major League service, the minimum salary shall be as follows:

     (i) for Major League service-at a rate not less than the Major League minimum salary;

     (ii) for National Association service-at a rate not less than the following:

         1996-$28,900 per season;

         1997-at the rate per season of $37,000;

         1998-at the rate per season of $37,000;

         1999-at the rate per season equal to $37,000 plus a cost of living adjustment, rounded to the nearest $100, provided that the cost of living adjustment shall not reduce the minimum salary below $37,000;

         2000-at the 1999 rate per season, if the Association exercises its option to extend this Agreement under Article XXVII. If the Association does not exercise its option, the minimum salary shall be at the rate per season equal to the rate for the 1999 season plus a cost of living adjustment, rounded to the nearest $100, provided that the cost of living adjustment shall not reduce the minimum salary below the 1999 rate. Any adjusted minimum salary shall apply for the entire championship season and retroactive payments, if necessary, shall be made no later than 15 days from the date the Association does not exercise its option;

         2001-if the Association exercises its option to extend this Agreement under Article XXVII, at the rate per season equal to the rate for the 1999 season plus a cost of living adjustment, rounded to the nearest $100, provided that the cost of living adjustment shall not reduce the minimum salary below the 1999 rate. If the Association does not exercise its option, the minimum salary shall be at the rate per season equal to the adjusted rate for the 2000 season plus a cost of living adjustment, rounded to the nearest $100, provided that the cost of living adjustment shall not reduce the minimum salary below the adjusted 2000 rate.

   (3) (a) Cost of living adjustments for the Major League minimum salary described above in paragraph (1) shall be computed as follows, if required:

         to determine the 2000 salary rate, $200,000 shall be multiplied by a fraction, the numerator of which is the Consumer Price Index for Urban Wage Earners and Clerical Workers published by the Bureau of Labor Statistics
     (CPIW) for November 1999 and the denominator of which is the CPIW for November 1998;

         to determine the 2001 salary rate, the adjusted 2000 rate shall be multiplied by a fraction, the numerator of which is the CPIW for November 2000 and the denominator of which is the CPIW for November 1999.

     (b) Cost of living adjustments for the split minimum salary for National Association service described above in paragraph (2) shall be computed as follows:

         to determine the 1999 salary rate, $37,000 shall be multiplied by a fraction, the numerator of which is the CPIW for November 1998 and the denominator of which is the CPIW for November 1996;

         to determine the 2000 salary rate, if required, the 1999 salary rate shall be multiplied by a fraction, the numerator of which is the CPIW for November 1999 and the denominator of which is the CPIW for November 1998;

         to determine the 2001 salary rate, if the Association exercises its option to extend this Agreement under Article XXVII, the salary rate for the 2000 season shall be multiplied by a fraction, the numerator of which is the CPIW for Novem-ber 2000 and the denominator of which is the CPIW for November 1998;

         to determine the 2001 salary rate, if the Association does not exercise its option, the adjusted salary rate for 2000 shall be multiplied by a fraction, the numerator of which is the CPIW for November 2000 and the denominator of which is the CPIW for November 1999.

C. STANDARD LENGTH OF SEASON

For the purpose of calculating a Player's daily rate of pay, a champion-ship season shall be deemed to commence on the date of the first regularly scheduled championship season game and to conclude on the date of the last regularly scheduled championship season game. This rule shall apply uniformly to all Players and all Clubs notwithstanding differences in a particular Club's schedule.

D. MAXIMUM SALARY REDUCTION

     (1) No Player's contract shall be renewed pursuant to paragraph 10(a) of the Uniform Player's Contract in any year for a salary which constitutes a reduction in excess of 20% of his previous year's salary or in excess of 30% of his salary two years previous. For the purposes of this section, the "salary" of a Player with a salary stipulated in paragraph 2 of his Major League contract of less than the then applicable Major League minimum salary shall be deemed to be the greater of either (a) the total amount of his actual baseball salary earnings from Major League Clubs (and from National Association clubs if any) in that season or (b) the amount stipulated in paragraph 2 of his Major League contract for that season.

     (2) The term "salary" shall include any salary amounts which were not paid to a Player for the season by reason of any fine or suspension which may have been imposed on the Player, or by reason of any other deduction from salary.

     (3) In tendering a contract to a Player pursuant to paragraph 10(a) of the Uniform Player's Contract, no Major League Club shall offer a salary which constitutes a reduction in excess of 20% of the Player's previous year's salary or in excess of 30% of his salary two years previous.

E. SALARY CONTINUATION-MILITARY ENCAMPMENT

Payment of Player salaries shall be continued throughout any period in which a Player is required to attend a regularly scheduled military encampment of the Reserve of the Armed Forces or of the National Guard during the Club's playing season.

F. SALARY ARBITRATION

The following salary arbitration procedure shall be applicable:

     (1) Eligibility. The issue of a Player's salary may be submitted to final and binding arbitration by any Player or his Club, provided the other party to the arbitration consents thereto. Any Club, or any Player with a total of three or more years of Major League service, however accumulated, but with less than six years of Major League service, may submit the issue of the Player's salary to final and binding arbitration without the consent of the other party, subject to the provisions of paragraph (4) below.

     In addition, a Player with at least two but less than three years of Major League service shall be eligible for salary arbitration if: (a) he has accumulated at least 86 days of service during the immediately preceding season; and (b) he ranks in the top seventeen percent (17%) (rounded to the nearest whole number) in total service in the class of Players who have at least two but less than three years of Major League service, however accumulated, but with at least 86 days of service accumulated during the immediately preceding season. If two or more Players are tied in ranking, ties shall be broken consecutively based on the number of days of service accumulated in each of the immediately preceding seasons. If the Players remain tied, the final tie breaker will be by lot.

     (2) Trade Demand-Club Consent to Arbitration. Any Player whose Club has offered to proceed to salary arbitration pursuant to Article XX(C)(5) may elect salary arbitration in the same manner and at the same time as other Players.

     (3) Notice of Submission.

         (a) PLAYER SUBMISSION. Election of submission shall be communicated by telephone or any other method of communication by the Player to the Association. Written notice of submission shall then be given, within the specified time limits, by the Association on behalf of the Player to the designated representative of the Major League Baseball Player Relations Committee, Inc. ("PRC").

         Within three days after the notice of submission has been given, the Association and the PRC shall exchange salary figures. It shall be the responsibility of the Association during this three-day period to obtain the salary figure from the Player, and the PRC shall have a similar responsibility to obtain the Club's figure.

         (b) CLUB SUBMISSION. Written notice of submission by the Club shall be communicated to the Player by registered letter mailed between January 2 and January 12 (both inclusive) to the last address the Player has supplied to the Club, with copies to the Association and the PRC. The submission shall be deemed to be made on the third day following the date of mailing by the Club. Salary figures shall be exchanged by the Association and the PRC as soon as practicable thereafter.

         (c) SPECIAL EXCEPTIONS TO MAXIMUM SALARY REDUCTION RULES.

             (i) A Club may submit a salary figure for salary arbitration that is at least 80% of the Player's previous year's salary and earned performance bonuses (and at least 70% of his salary and earned performance bonuses two years previous), the provisions of Section A(5) above notwithstanding. This exception shall not be used by any party, or considered by any salary arbitrator, in support of, or in opposition to, any argument regarding the evaluation of Player contracts.

             (ii) A Club may submit a salary arbitration figure without regard to the provisions of Section D above if the figure submitted is with respect to a Player who, in the immediately preceding year, won a salary arbitration which increased the Player's prior year's salary by in excess of 50%.

     The above exceptions to the maximum salary reduction rules do not alter the obligations of the Clubs to comply with Articles VI(D) and XX(A) of this Agreement and paragraph 10(a) of the Uniform Player's Contract for the purposes of contract tender and renewal.

     (4) Withdrawal from Arbitration. In the event the Club submits the matter to arbitration, the Player may within 7 days after receipt of the Club's salary arbitration figure notify the Club that he does not wish to arbitrate and the matter shall be deemed withdrawn from arbitration. In such event, or in the event that neither the Club nor the Player submits to arbitration, the rights and obligations of the Club and Player shall be as they would have been had the salary arbitration procedure never been invoked. In the event the Club and Player reach agreement on salary before the arbitrator or arbitration panel reaches a decision, the matter shall be deemed withdrawn from arbitration.

     (5) Timetable and Decision. Submission may be made at any time between January 5 and January 15. In the event the offer of the Club is reduced on or subsequent to January 15, the Player's right to submit to arbitration shall be reinstated for a period of 7 days. Arbitration hearings shall be held as soon as possible after submission and, to the extent practicable, shall be scheduled to be held from February 1 to February 20. The arbitrator or arbitration panel may render the decision on the day of the hearing, and shall make every effort to do so not later than 24 hours following the close of the hearing. The arbitrator or arbitration panel shall be limited to awarding only one or the other of the two figures submitted. There shall be no opinion. There shall be no release of the arbitration award by the arbitrator or arbitration panel except to the Club, the Player, the Association and the PRC. In each case involving an arbitration panel, the panel chair shall initially inform the Association and the PRC of the award only and not how the panel members voted. The panel chair shall disclose to the Association and the PRC the individual votes of the panel members on the June 15 following the February 1998 hearings and each March 15 following the February 1999, 2000 and 2001 (if the Association exercises its option to extend this Agreement under Article XXVII) hearings. The arbitrator or arbitration panel chair shall insert the figure awarded in paragraph 2 of the duplicate Uniform Player's Contracts delivered at the hearing and shall forward both copies to the League office of the Player and Club concerned.

     (6) Form of Submission. The Player and the Club shall exchange with each other in advance of the hearing single salary figures for the coming season (which need not be figures offered during the prior negotiations) and then shall submit such figures to the arbitrator or arbitration panel. At the hearing, the Player and Club shall deliver to the arbitrator or arbitration panel a Uniform Player's Contract executed in duplicate, complete except for the salary figure to be inserted in paragraph 2. Upon submission of the salary issue to arbitration by either Player or Club, the Player shall be regarded as a signed Player (unless the Player withdraws from arbitration as provided in paragraph (4) above).

     (7) Selection of Arbitrators. The Association and the PRC shall annually select the arbitrators. In the event they are unable to agree by January 1 in any year, they jointly shall request that the American Arbitration Association furnish them lists of prominent, professional arbitrators. Upon receipt of such lists, the arbitrators shall be selected by alternately striking names from the lists. In 1997, all cases shall be assigned to single arbitrators, unless the Player and the Club jointly request assignment to a three-arbitrator panel. In 1998, 50% of the cases shall be assigned to three-arbitrator panels and 50% of the cases shall be assigned to single arbitrators. In 1999, 75% of the cases shall be assigned to three-arbitrator panels and 25% of the cases shall be assigned to single arbitrators. In 2000 and 2001 (if the Association exercises its option to extend this Agreement under Article XXVII), all cases shall be assigned to three-arbitrator panels. In 1998 and 1999, the Association and the PRC shall use an agreed-upon method of random selection to determine which cases are to be assigned to three-arbitrator panels and which cases are to be assigned to single arbitrators. Further, in each case involving a three-arbitrator panel, the Association and the PRC shall designate one arbitrator to serve as the panel chair.

     (8) Location of Hearings. The single hearing site for each year will be agreed upon by the parties with preference being given to either Los Angeles, Tampa/Orlando, or Phoenix.

     (9) Conduct of Hearings. The hearings shall be conducted on a private and confidential basis. Each of the parties to a case shall be limited to one hour for initial presentation and one-half hour for rebuttal and summation. The aforesaid time limitations may be extended by the arbitrator or arbitration panel in the event of lengthy cross-examination of witnesses, or for other good cause.

     (10) Continuances, Adjournments or Postponements. There shall be no continuances or adjournments of a hearing, but the commencement of a hearing may be postponed by the arbitrator or arbitration panel upon the application of either the Player or Club based upon a showing of substantial cause. Any request for the postponement of a scheduled hearing shall be made to the arbitrator or arbitration panel chair in writing, with copies to the Association and the PRC. Disclosure of individual votes by panel members shall be in accordance with paragraph (5) above.

     (11) Hearing Costs. The Player and Club shall divide equally the costs of the hearing, and each shall be responsible for his own expenses and those of his counsel or other representatives.

     (12) Criteria.

         (a) The criteria will be the quality of the Player's contribution to his Club during the past season (including but not limited to his overall performance, special qualities of leadership and public appeal), the length and consistency of his career contribution, the record of the Player's past compensation, comparative baseball salaries (see paragraph (13) below for confidential salary data), the existence of any physical or mental defects on the part of the Player, and the recent performance record of the Club including but not limited to its League standing and attendance as an indication of public acceptance (subject to the exclusion stated in subparagraph (b)(i) below). Any evidence may be submitted which is relevant to the above criteria, and the arbitrator or arbitration panel shall assign such weight to the evidence as shall appear appropriate under the circumstances. The arbitrator or arbitration panel shall, except for a Player with five or more years of Major League service, give particular attention, for comparative salary purposes, to the contracts of Players with Major League service not exceeding one annual service group above the Player's annual service group. This shall not limit the ability of a Player or his representative, because of special accomplishment, to argue the equal relevance of salaries of Players without regard to service, and the arbitrator or arbitration panel shall give whatever weight to such argument as is deemed appropriate.

         (b) Evidence of the following shall not be admissible:

             (i) The financial position of the Player and the Club;

             (ii) Press comments, testimonials or similar material bearing on the performance of either the Player or the Club, except that recognized annual Player awards for playing excellence shall not be excluded;

             (iii) Offers made by either Player or Club prior to arbitration;

             (iv) The cost to the parties of their representatives, attorneys, etc.;

             (v) Salaries in other sports or occupations.

     (13) Confidential Major League Salary Data. For his or its confidential use, as background information, the arbitrator or arbitration panel will be given a tabulation showing the minimum salary in the Major Leagues and salaries for the preceding season of all players on Major League rosters as of August 31, broken down by years of Major League service. The names and Clubs of the Players concerned will appear on the tabulation. In utilizing the salary tabulation, the arbitrator or arbitration panel shall consider the salaries of all comparable Players and not merely the salary of a single Player or group of Players.

     (14) Prohibition Regarding Luxury Tax. No participant in a salary arbitration shall refer in any fashion, either orally or in writing, to any of the provisions in Article XXIII (Luxury Tax). No salary arbitrator or arbitration panel shall consider in any fashion any of the provisions in
   Article XXIII (Luxury Tax).

ARTICLE VII-EXPENSES AND EXPENSE ALLOWANCES

A. TRANSPORTATION AND TRAVEL EXPENSES

Each Club shall pay the following expenses of Players:

     (1) All proper and necessary traveling expenses of Players while "abroad," or traveling with the Club in other cities, including board, and first-class jet air and hotel accommodations, if practicable.

     Each Club shall give written notice to the team's Player Representative and the Association, prior to February 1 of each year, of the in-season hotels the Club intends to utilize during the next succeeding season.

     On regularly scheduled commercial flights, when first-class accommodations cannot practicably be provided and Players travel in the coach section, the Club shall provide three seats for each two Players and first-class meals.

     (2) First-class jet air fare and meals en route, of Players to their homes at the end of the season, regardless of where the Club finished its season. If the Club finishes its season "abroad" and appropriate transportation is not provided back to the Club's home city, any Player who elects to return home via the Club's home city shall be paid an amount equal to the first-class jet air fare and meals en route back to the Club's home city plus the first-class jet air fare and meals en route from the Club's home city to the Player's home. A Player who has more than one home shall receive payment based on the home to which he actually travels.

     (3) All necessary traveling expenses, including first-class jet air fare and meals en route, of Players from their homes to the spring training place of the Club, whether they are ordered to go there directly or by way of the home city of the Club. A Player who has more than one home shall receive payment based on the home from which he actually travels.

     (4) In the case of assignment of a Player's contract during the championship season or during spring training, all traveling expenses, including first-class jet air fare and meals en route, of the Player as may be necessary to enable him to report to the assignee Club. The Club shall also reimburse the Player for all travel expenses, including first-class jet air fare and meals en route, for the Player's wife for one assignment during the championship season. Such expenses may not be claimed by the Player as part of his moving expenses under Article VIII(C), unless not paid under this provision. A Club may offset such expenses against any moving allowance provided pursuant to Article VIII(A).

     (5) In the case of termination by the Club of a Player's contract during the championship season or during spring training, reasonable traveling expenses, including first-class jet air fare and meals en route, to the Player's home city.

     (6) In the event a Player is required to attend a regularly scheduled military encampment of the Reserve of the Armed Forces or of the National Guard during the championship season or during spring training, the Player's air fare to and from the encampment.

B. IN-SEASON MEAL AND TIP ALLOWANCE

     (1) During the championship season, each Player shall receive a daily meal and tip allowance for each date a Club is on the road and for each traveling day. No deductions will be made for meals served on an airplane.

     (2) If, when a Club departs from the home city, departure is scheduled prior to 12:00 Noon, Players will receive the full daily allowance for that date; if departure is after 12:00 Noon, Players will receive one-half of the daily allowance for that date. Returning to the home city, if arrival is later than 6:00 P.M., Players will receive the full daily allowance; if arrival is prior to 6:00 P.M., Players will receive one-half of the daily allowance. The Club may require the Player to sign checks for meals at a hotel in lieu of the cash meal allowance.

     (3) During the 1996 championship season, the daily allowance was $60.50. During the 1997 championship season, the daily allowance shall be $67.00. During the 1998, 1999 and 2000 championship seasons, and the 2001 championship season, if the Association exercises its option to extend this Agreement under Article XXVII, the daily allowance shall be a base of $67.00 plus a cost of living adjustment to the nearest $.50, provided, however, that the cost of living adjustment shall not reduce the daily allowance below $67.00.

     (4) Cost of living adjustments shall be computed as follows.

         (a) To determine the allowance figure effective for the 1998 season, the 1997 base allowance figure provided by this Agreement shall be multiplied by a fraction, the numerator of which is the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPIW) published by the Bureau of Labor

     Statistics for November, 1997 and the denominator of which is the CPIW for the month of November, 1996.

         (b) To determine the allowance figure effective for the 1999 season, the allowance figure for the 1998 season, as adjusted, shall be multiplied by a fraction, the numerator of which is the CPIW for November, 1998 and the denominator of which is the CPIW for the month of November, 1997.

         (c) To determine the allowance figure effective for the 2000 season, the allowance figure for the 1999 season, as adjusted, shall be multiplied by a fraction, the numerator of which is the CPIW for November, 1999 and the denominator of which is the CPIW for the month of November, 1998.

         (d) In the event that the Association exercises its option to extend this Agreement under Article XXVII, the allowance figure effective for the 2001 season shall be the allowance figure for the 2000 season, as adjusted, multiplied by a fraction, the numerator of which is the CPIW for November, 2000 and the denominator of which is the CPIW for the month of November, 1999.

     (5) A disabled Player who is not traveling with his Club on the road shall receive:

         (a) the full allowance if he is residing at a hotel or motel in either the metropolitan area of the Club, or one to which the Player has gone at the request of the Club;

         (b) no allowance if he is residing at his in-season residence or permanent residence in the metropolitan area of the Club, which residence is not a hotel or motel; and

         (c) no allowance if he is in a hospital or is residing at his permanent residence located outside the metropolitan area of the Club.

(See Attachment 4.)

     (6) To the maximum extent possible, each Club shall provide the daily allowance pursuant to an accountable plan whereby to the maximum extent possible the daily allowance will be excluded from a Player's gross income.

C. SPRING TRAINING ALLOWANCES

     (1) During the 1996 spring training season, each Player received a weekly allowance of $188.50, payable in advance, to cover training camp expenses. In addition, each Player living away from the Club's spring training headquarters received a supplemental weekly allowance of $34.00. During the 1997 spring training season, the weekly allowance shall be $211.00 and the supplemental weekly allowance shall be $38.00. In 1998, 1999 and 2000 and, if the Association exercises its option to extend this Agreement -under Article XXVII, 2001, there shall be added to both allowances a cost of living adjustment to the nearest $.50, provided, however, that the cost of living adjustment shall not reduce the weekly allowances below $211.00 and $38.00, respectively.

     (2) A Player living away from the Club's spring training headquarters shall receive the following daily meal and tip allowance (except that Players who make an overnight trip shall receive for the day following the night on the road the daily championship season meal and tip allowance in lieu of the daily allowance provided in this paragraph). No deduction shall be made for lunch or sandwiches served at the ballpark. In 1996, the daily allowance was $53.50. In 1997, the daily allowance shall be $60.00. In 1998, 1999 and 2000 and, if the Association exercises its option to extend this Agreement under
   Article XXVII, 2001, there shall be added to the daily allowance a cost of living adjustment to the nearest $.50, provided, however, that the cost of living adjustment shall not reduce the daily allowance below $60.00.

     Players living at the Club's spring training headquarters also shall receive the daily meal and tip allowance if the Club does not otherwise provide meals. Except where the Club owns facilities (such as Los Angeles), no Player shall be required to sign meal checks or take his meals in lieu of receiving the daily meal and tip allowance.

     A Player whose Major League Uniform Player's Contract has been optionally assigned but who is in uniform for a Major League spring training game shall receive the daily allowance for each such game.

     (3) A Player living away from the Club's spring training headquarters shall receive a room allowance of $25.00 per day. Where the Club owns facilities which are considered the equivalent of first-class hotel accommodations (such as Los Angeles), the Club shall pay a daily room allowance of $15.00.

     (4) Cost of living adjustments shall be computed as set forth in Section B(4) above.

     (5) To the maximum extent possible, each Club shall provide spring training allowances pursuant to an accountable plan whereby to the maximum extent possible such allowances will be excluded from a Player's gross income.

D. SINGLE ROOMS ON THE ROAD

Each Player on a Club's Active List (including disabled Players who travel with the Club) shall have single rooms in the Club's hotels on all road trips during the Club's championship season and post-season. Nothing herein shall prohibit the Clubs from making or continuing agreements with individual Players which provide more favorable arrangements for such Players.

E. ALL-STAR GAME

A Player who is a member of his League's All-Star team shall, in addition to being reimbursed in accordance with past practice, be reimbursed by the League for the first-class jet air fare to and from the site of the All-Star Game for one guest from the guest's place of residence, and for hotel accommodations for a maximum of three days for such guest.

F. IN-SEASON SUPPLEMENTAL ALLOWANCES

     (1) A Player shall be entitled to receive the "in-season supplemental allowance" provided by this Section F if:

         (a) his contract is assigned by a National Association club to a Major League Club,

         (b) he had no Major League service (or his entire Major League service is only after the preceding August 31) and is on a Major League Club's opening day roster, or

         (c) his contract is assigned by a Major League Club to another Major League Club during the championship season or after the sixteenth day prior to the start of the championship season.

     (2) A Player entitled to receive the in-season supplemental allowance shall be treated by the assignee Club as if he were on the road for each of the first seven days of the assignment in the assignee Club's home city, to include the assignee Club providing the Player with first-class hotel accommodations and the full daily meal and tip allowance described in paragraphs (3) and (4) of Section B for this period. If this entitlement arises under paragraph (1)(a) or (b) above, first-class hotel accommodations shall be provided at the Club's expense or an allowance for housing expenses, not to exceed the first-class hotel accommodations rate, shall be provided to the Player in advance on a daily basis, as long as the Player incurs actual housing expenses.

         (3) This in-season supplemental allowance shall be provided automatically to such a Player in advance (a) at the time of the assignment for assignments between Major League Clubs, and (b) on a daily basis if the entitlement arises under paragraph 1(a) or (b) above.

         (4) This Section F shall apply to each such assignment made during a championship season. For a covered assignment from a National Association club to a Major League Club made during the off-season, the Player shall be entitled to the benefits provided by this Section F only for the days he serves on a Major League Club's active roster before his contract is reassigned to a National Association club.

ARTICLE VIII-MOVING ALLOWANCES

A. If a Player's contract is assigned by a Major League Club to another Major League Club during the championship season, the assignee Club shall pay the Player, for all moving and other expenses resulting from such assignment, the sum of $850 if the distance between the home ballparks of the assignor and assignee Clubs is 1,000 air miles or less; the sum of $1,150 if the distance between the home ballparks of the assignor and assignee Clubs is greater than 1,000 but less than 2,000 air miles; and the sum of $1,450 if the distance between the home ballparks of the assignor and assignee Clubs is equal to, or greater than 2,000 air miles.

This allowance will be paid to the Player automatically at the time of the assignment.

This advance payment will be credited against the reimbursement for reasonable and actual moving expenses should the Player elect to claim such expenses in accordance with the provisions of Section C below.

B. If a Player is assigned to another Major League Club located within 50 miles of the assignor Club's home city, the Player shall not receive any moving allowance under Section A above, subject to the following exception. If a Player is assigned to another Major League Club and moves from a residence located further than 25 miles from the assignee Club's home ballpark to a residence located closer to, and within 50 miles of, such ballpark, the Player shall receive the moving allowance in accordance with Section A above.

C. A Player may elect, within two years after the date of the assignment of his contract, regardless of when his contract is assigned or whether the assignment is between Major League Clubs or a Major League Club and a National Association club, to be reimbursed for

(1) the reasonable and actual moving expenses of the Player and his immediate family resulting therefrom, including first-class jet air transportation for the Player and his immediate family, provided that, if the Player relocates more than one year from the date of the assignment, the Player must relocate in the assignee Club's home city and the Player must still be playing for the assignee Club at the time he incurs such expenses and (2) all rental payments for living quarters in the city from which he is transferred (and/or spring training location, if applicable), for which he is legally obligated after the date of assignment and for which he is not otherwise reimbursed. Such rental payments shall not include any period beyond the end of a season or prior to the start of spring training. The Club paying reimbursement for rent shall have use and/or the right to rent such living quarters for the period covered by the rental reimbursement.

In the event a Player is required to report to a Major League Club from a National Association club in any year on or after September 1, the foregoing paragraph shall not apply.

Reimbursement shall be made by the assignee Club, except, should a Player's Contract be assigned from a Major League Club to a National Association club, reimbursement shall be made by the assignor Major League Club.

ARTICLE IX-TERMINATION PAY

A. OFF-SEASON

A Player who is tendered a Major League contract which is subsequently terminated by a Club during the period between the end of the championship season and prior to the beginning of the next succeeding spring training under paragraph 7(b)(2) of the Uniform Player's Contract for failure to exhibit sufficient skill or competitive ability, shall be entitled to receive termination pay from the Club in an amount equal to thirty (30) days' payment at the rate stipulated in paragraph 2 of (1) his Contract for the next succeeding championship season, or (2) if he has no Contract for the next succeeding championship season, in an amount equal to thirty (30) days' payment at the rate stipulated in paragraph 2 of the Contract tendered to him by his Club for the next succeeding championship season.

B. SPRING TRAINING

A Player whose Contract is terminated by a Club under paragraph 7(b)(2) of the Uniform Player's Contract for failure to exhibit sufficient skill or competitive ability, shall be entitled to receive termina-tion pay from the Club in an amount equal to thirty (30) days' payment at the rate stipulated in paragraph 2 of his Contract, if the termination occurs during spring training but on or before the 16th day prior to the start of the championship season. If the termination occurs during spring training, but subsequent to the 16th day prior to the start of the championship season, the Player's termination pay shall be in an amount equal to forty-five (45) days' payment at the rate stipulated in paragraph 2 of his Contract.

C. IN-SEASON

A Player whose Contract is terminated by a Club during the championship season under paragraph 7(b)(2) of the Uniform Player's Contract for failure to exhibit sufficient skill or competitive ability, shall be entitled to receive termination pay from the Club in an amount equal to the unpaid balance of the full salary stipulated in paragraph 2 of his Contract for that season.

D. SPLIT CONTRACTS

In the case of a Player who signs a Major League Contract which sets forth a separate rate of pay for National Association service, the rate of pay to be utilized in calculating termination pay under the preceding Sections A, B and C shall be:

     (1) The National Association rate, if the termination occurs in the off-season;

     (2) The National Association rate, if the termination occurs during spring training, but on or before the 16th day prior to the start of the championship season;

     (3) The Major League rate, if the termination occurs during spring training, but subsequent to the 16th day prior to the start of the championship season;

     (4) The National Association rate, if the termination occurs during the season and the Player is, at the time of termination, in the National Association; and the Major League rate, if the termination occurs during the season and the Player is, at the time of termination, in the Major Leagues. In the application of this paragraph (4), a Player's Contract may not be assigned to the National Association for the purpose of reducing the Player's termination pay.

Notwithstanding the above, a Player whose Contract is not assignable to the National Association without his consent, or a Player selected by a Major League Club in the immediately preceding Rule 5 draft, shall be entitled to receive termination pay at the Major League rate unless terminated during the championship season at a time when his Contract is under assignment to the National Association.

E. INJURY

If a Player's Contract is terminated by a Club by reason of the Player's failure to render his services due to a disability resulting directly from injury sustained in the course and within the scope of his employment under the Contract, and notice is received by the Club in accordance with Regulation 2 of the Uniform Player's Contract, the Player shall be entitled to receive from the Club the unpaid balance of the full salary for the year in which the injury was sustained, less all workmen's compensation payments received by the Player as compensation for loss of income for the specific period for which the Club is compensating him in full.

F. NON-DUPLICATION

The foregoing provisions of this Article IX shall be applied regardless of the number of times a Player may be released during a year, subject to the following limitations:

     (1) The maximum amount of termination pay which a Player shall be entitled to receive for any year shall not exceed the amount by which:

         (a) the salary stipulated in the Player's original Contract for such year exceeds

         (b) the aggregate amount which the Player earns during that year from any Club or Clubs, including any amounts deferred to later years, calculated at present value, and bonuses.

     (2) In the event a released Player refuses to accept a reasonable Major League Contract offered by a Club other than the Club which released him, such Player shall forfeit that portion of the termination pay which would not have been payable if such Contract had been accepted.

ARTICLE X-WORLD SERIES, LEAGUE CHAMPIONSHIP SERIES AND DIVISION SERIES PLAYERS' POOL

A. CREATION OF POOL

One Players' pool shall be created from the World Series, the two League Championship Series and the four Division Series. Contributions shall be made into the pool as follows:

     (1) 60% of the total gate receipts from the first 4 World Series games;

     (2) 60% of the total gate receipts from the first 4 games of each League Championship Series; and

     (3) 60% of the total gate receipts from the first 3 games (4 if the Division Series is expanded to the best of 7 games) of each Division Series.

B. DISTRIBUTION OF POOL

The Players' pool shall be distributed to the Players, by Club, as follows:

     World Series Winner............................................     36%

     World Series Loser.............................................     24%

     League Championship Series Losers (2) .........................     24%

     Division Series Losers (4).....................................     12%

     Non-Wild Card Second Place Teams (4) ..........................      4%

Distribution of the Players' pool shall be made to the Players within 30 days after the completion of the World Series, unless for good cause the Parties agree to extend the period.

C. DIVISION OF PLAYERS' POOL

The division of the Players' pool shall be made by a vote of the Players, in a meeting chaired by the Player Representative, at which attendance shall be limited to Players, except that the field manager, prior to being excused from such meeting, shall be given first the opportunity to express his views as to the division of the pool. At the invitation of the Player Representative, the field manager may be present during the remainder of the meeting, or any part thereof. The vote of the Players shall not be subject to alteration, except as may be required to conform to the Major League Rules.

Non-uniformed personnel of a Club shall not be eligible to receive a percentage share of the Players' pool, but shall be eligible to receive cash awards of defined dollar value, provided that no cash award may exceed the value of a full share.

D. GUARANTEE OF POOL

     (1) To the extent, if any, that the Players' pool provides a total of less than $2,416,450 for the World Series winner, the amount to be distributed to such winner shall be increased to $2,416,450. To the extent, if any, that the Players' pool provides a total of less than $1,611,000 for the World Series loser, the amount to be distributed to such loser shall be increased to $1,611,000.

     (2) To the extent, if any, that the Players' pool provides a total of less than $1,611,000 for both League Championship Series losers ($850,500 each), the amount to be distributed to such losers shall be increased to $1,611,000 ($850,500 each).

     (3) To the extent, if any, that the Players' pool provides a total of less than $644,400 for the Division Series losers, the total amount to be distributed to such Division Series losers shall be increased to $644,400.

     (4) To the extent, if any, that the Players' pool provides a total of less than $161,100 for the non-Wild Card second place teams in each division, the total amount to be distributed to such non-Wild Card second place teams shall be increased to $161,100.

     (5) If, during the term of this Agreement, the Clubs raise World Series ticket prices, the guarantees set forth in the above paragraphs (1), (2), (3) and (4) shall be increased a pro rata amount, such amount established by averaging the percentage increase of a box seat ticket and the percentage increase of a reserved seat ticket and increasing each guarantee by such percentage.

ARTICLE XI-GRIEVANCE PROCEDURE

For the purpose of providing an orderly and expeditious procedure for the handling and resolving of certain grievances and complaints, as hereinafter provided, the following shall apply as the exclusive remedy of the Parties.

A. DEFINITIONS

As used herein, the following terms shall have the meanings indicated:

     (1) (a) "Grievance" shall mean a complaint which involves the existence or interpretation of, or compliance with, any agreement, or any provision of any agreement, between the Association and the Clubs or any of them, or between a Player and a Club, except that disputes relating to the following agreements between the Association and the Clubs shall not be subject to the Grievance Procedure set forth herein:

         (i) The Major League Baseball Players Benefit Plan;

         (ii) The Agreement Re Major League Baseball Players Benefit Plan;

         (iii) The Agreement regarding dues check-off.

Any procedures or remedies available to the Parties for the resolution of disputes arising under said agreements which were available as of their respective execution dates, shall continue to be available and not be altered or abridged in any way as a result of this Basic Agreement between the Association and the Clubs.

     (b) Notwithstanding the definition of "Grievance" set forth in subparagraph
   (a) above, "Grievance" shall not mean a complaint which involves action taken with respect to a Player or Players by the Commissioner involving the preservation of the integrity of, or the maintenance of public confidence in, the game of baseball. Within 30 days of the date of the action taken, such complaint shall be presented to the Commissioner who promptly shall conduct a hearing in accordance with the Rules of Procedure attached hereto as Appendix
   A. The Commissioner shall render a written decision as soon as practicable following the conclusion of such hearing. The Commissioner's decision shall constitute full, final and complete disposition of such complaint, and shall have the same effect as a Grievance decision of the Arbitration Panel. In the event a matter filed as a Grievance in accordance with the procedure hereinafter provided in Section B gives rise to issues involving the integrity of, or public confidence in, the game of baseball, the Commissioner may, at any stage of its processing, order that the matter be withdrawn from such procedure and thereafter be processed in accordance with the procedure provided above in this subparagraph (b). The order of the Commissioner withdrawing such matter shall constitute a final determination of the procedure to be followed for the exclusive and complete disposition of such matter, and such order shall have the same effect as a Grievance decision of the Arbitration Panel. (See also Attachment 5.)

   The Association may reopen this Agreement, with reference solely to Section A(1)(b) and Section C of this Article, upon the giving of 10 days' written notice at any time, based upon experience under the aforesaid Sections which, in its opinion, is unsatisfactory.

   Any reopening notice served by the Association, in accordance with the foregoing, will be based only on actual experience with the operation of such Sections in the processing of grievances or complaints and such reopening cannot occur unless there is actual experience under such Sections.

   Also, in the event either of the incumbent League Presidents leaves that Office, the Association may reopen this Agreement, with reference solely to Section C of this Article as it affects the role of the League Presidents, upon the giving of 10 days' written notice.

     (c) Notwithstanding the definition of "Grievance" set forth in subparagraph
   (a) above, "Grievance" shall not mean a complaint or dispute which involves the interpretation or application of, or compliance with the provisions of the first sentence of paragraph 3(c) of the Uniform Player's Contract. However, nothing herein shall alter or abridge the rights of the Parties, or any of them, to resort to a court of law for the resolution of such complaint or dispute.

   Anything in the Grievance Procedure provided for in the Basic Agreement to the contrary notwithstanding, complaints or disputes as to any rights of the Players or the Clubs with respect to the sale or proceeds of sale of radio or television broadcasting rights in any baseball games by any kind or method of transmission, dissemination or reception shall not be subject to said Grievance Procedure. However, nothing herein or in the Grievance Procedure shall alter or abridge the rights of the Parties, or any of them, to resort to a court of law for the resolution of such complaint or dispute.

   The reference herein to the above types of complaints or disputes shall not be deemed to define exclusively the types of complaints or disputes which are not subject to said Grievance Procedure.

   (2) "League" shall mean The American League of Professional Baseball Clubs or The National League of Professional Baseball Clubs.

   (3) "Commissioner" shall mean the person holding the office of Commissioner of Baseball as defined in the Major League Agreement.

   (4) "Player" or "Players" shall mean a Player or Players on the active roster of a Major League Club or on a disabled, restricted, disqualified, ineligible, suspended or military list of a Major League Club. The term "Player" shall also include a former

Player or Players who have a grievance or complaint arising by reason of their former status as a Player as defined in the preceding sentence.

   (5) "Club" or "Clubs" shall mean a Club or Clubs with membership in a League.

   (6) "Association" shall mean the Major League Baseball Players Association.

   (7) "Player Relations Committee" or "PRC" shall mean the Major League Baseball Player Relations Committee established by the Clubs or any department of the Commissioner's Office which assumes on behalf of the Commissioner the responsibilities formerly held by the Major League Baseball Player Relations Committee.

   (8) "Grievant" shall mean a party who initiates or appeals a Grievance.

   (9) "Arbitration Panel" shall mean the impartial arbitrator or, where either Party so elects, a tripartite panel so empowered and composed of the impartial arbitrator and two party arbitrators, one appointed by the Association, the other appointed by the PRC. The impartial arbitrator, who shall in all instances be designated as the Panel Chairman, shall be appointed by agreement of the Association and the PRC. In the event the Association and the PRC are unable to agree upon the appointment of the impartial arbitrator, they jointly shall request that the American Arbitration Association furnish them a list of prominent, professional arbitrators. Upon receipt of said list, they shall alternate in striking names from the list until only one remains. The arbitrator whose name remains shall be deemed appointed as the impartial arbitrator.

At any time during the term of this Agreement either the Association or the PRC may terminate the appointment of the impartial arbitrator by serving written notice upon him and the other Party; provided that no such termination shall in any way impair the authority of the impartial arbitrator to render awards with respect to matters fully submitted to him. Within 30 days of any such termination, the Association and PRC shall either agree upon a successor impartial arbitrator or select a successor from an American Arbitration Association list, as set forth above.

Decisions of the Arbitration Panel shall be made by the impartial arbitrator or, where the panel is tripartite, by majority vote.

B. PROCEDURE

STEP 1. Any Player who believes that he has a justifiable Grievance shall first discuss the matter with a representative of his Club designated to handle such matters, in an attempt to settle it. If the matter is not resolved as a result of such discussions, a written notice of the Grievance shall be presented to the Club's designated representative, provided, however, that for a Grievance to be considered beyond Step 1, such written notice shall be presented within (a) 45 days from the date of the occurrence upon which the Grievance is based, or (b) 45 days from the date on which the facts of the matter became known or reasonably should have become known to the Player, whichever is later. Within 10 days following receipt of such written notice (within 2 days if disciplinary suspension or a grievance involving Player safety and health), the Club's designated representative shall advise the Player in writing of his decision and shall furnish a copy to the Association. If the decision of the Club is not appealed further within 15 days of its receipt, the Grievance shall be considered settled on the basis of that decision and shall not be eligible for further appeal.

STEP 2. A Grievance, to be considered in Step 2, shall be appealed in writing by the Grievant or by the Association to a designated representative of the PRC within 15 days following receipt of the Club's written decision. The Grievance shall be discussed within 10 days thereafter (within 2 days if disciplinary suspension or a grievance involving Player safety and health) between representatives of the PRC and representatives of the Association in an attempt to settle it. Within 10 days following such discussion (within 2 days if disciplinary suspension or a grievance involving Player safety and health), the designated representative of the PRC shall advise the Grievant in writing of his decision and shall furnish a copy to the Association. If the decision of the PRC representative is not appealed further within 15 days of its receipt, the Grievance shall be considered settled on the basis of that decision and shall not be eligible for further appeal. Grievances which involve (a) more than one Club, or (b) a Player who is not under contract to a Club which is party to the Grievance, may be filed initially in Step 2, provided that written notice of the Grievance shall be presented to the designated representative of the PRC within
(a) 30 days from the date of the occurrence upon which the Grievance is based, or (b) 30 days from the date on which the facts of the matter became known or reasonably should have become known to the Player, whichever is later

ARBITRATION. Within 15 days following receipt of the Step 2 decision, the Grievant or the Association may appeal the Grievance in writing to the Panel Chairman for impartial arbitration. Upon receipt of the notice of appeal, the Chairman of the Arbitration Panel shall set a time, date and place for hearing the appeal, which hearing shall be commenced as soon as practicable but no later than 20 days following receipt of the notice of appeal (5 days if disciplinary suspension or a grievance involving Player safety and health). Such hearing shall be conducted in accordance with the Rules of Procedure attached hereto as Appendix A. The Arbitration Panel shall render a written decision as soon as practicable following the conclusion of such hearing (within 5 days if disciplinary suspension or a grievance involving Player safety and health), and may affirm, modify or reverse the decision from which the appeal is taken. The decision of the Arbitration Panel shall constitute full, final and complete disposition of the Grievance appealed to it.

With regard to the arbitration of Grievances, the Arbitration Panel shall have jurisdiction and authority only to determine the existence of or compliance with, or to interpret or apply agreements or provisions of agreements between the Association and the Clubs or any of them, or between individual Players and Clubs. The Arbitration Panel shall not have jurisdiction or authority to add to, detract from, or alter in any way the provisions of such agreements.

All costs of arbitration, including the fees and expenses of the impartial arbitrator, shall be borne equally by the parties, provided that each of the parties shall bear the cost of its own party arbitrator, witnesses, counsel and the like.

C. SPECIAL PROCEDURE WITH REGARD TO CERTAIN DISCIPLINARY ACTION

Complaints involving a fine or suspension imposed upon a Player by a League or by the Commissioner for conduct on the playing field or in the ballpark shall be subject exclusively to this Section C, as follows:

     (1) Any Player who believes that he has a justifiable complaint regarding such discipline may, within 7 days of his receipt of written notification of the discipline, appeal in writing to the League President if the discipline was imposed by him, or to the Commissioner, if the discipline was imposed by him, for a hearing. Upon receipt of the notice of appeal, the League President or Commissioner, as the case may be, shall designate a time and place for hearing the appeal, which hearing shall be commenced within 10 days from the date of receipt of the appeal. Such hearing shall be conducted in accordance with the Rules of Procedure attached hereto as Appendix A. The League President or Com-missioner, as the case may be, shall render a written decision as soon as practicable following the conclusion of such hearing, and may affirm, modify, or revoke the disciplinary action originally imposed. The decision of the League President or Commissioner, as the case may be, shall constitute full, final and complete disposition of the complaint and shall have the same effect as a Grievance decision of the Arbitration Panel.

     (2) Notwithstanding the provisions of paragraph (1) above, if any such discipline imposed upon a Player by a League involves a fine in an amount which exceeds $500 or a suspension exceeding 10 days, any complaint relating thereto shall be appealable from the decision of the League President to the Commissioner for determination in the same manner and with the same effect as provided in paragraph 1(b) of Section A hereof.

D. GRIEVANCES INITIATED OR APPEALED BY A CLUB

STEP 1. Any Club which believes it has a justifiable Grievance shall present a written notice of the Grievance to the Player with a copy to the Association, provided, however, that for a Grievance to be considered beyond Step 1, such written notice shall be presented within (a) 45 days from the date of the occurrence upon which the Grievance is based, or (b) 45 days from the date on which the facts of the matter became known or reasonably should have become known to the Club, whichever is later. Within 10 days following receipt of such written notice, the Player shall advise the Club in writing of his decision and shall furnish a copy to the PRC. If the decision of the Player is not appealed further within 15 days of its receipt, the Grievance shall be considered settled on the basis of that decision and shall not be eligible for further appeal.

STEP 2. A Grievance, to be considered in Step 2, shall be appealed in writing by the Club or the PRC to the Association within 15 days following receipt of the Player's written decision. The Grievance shall be discussed within 10 days thereafter between representatives of the PRC and representatives of the Association in an attempt to settle it. Within 10 days following such discussion, the Association shall advise the PRC in writing of its decision. If the decision of the Association is not appealed further within 15 days of its receipt, the Grievance shall be considered settled on the basis of that decision and shall not be eligible for further appeal.

Grievances which involve (a) more than one Club, (b) more than one Player, or
(c) a Player who is not under contract to a Club which is party to the Grievance, may be filed initially in Step 2, provided that written notice of the Grievance shall be presented to the Association within (a) 30 days from the date of the occurrence upon which the Grievance is based, or
(b) 30 days from the date on which the facts of the matter became known or reasonably should have become known to the Club, whichever is later.

ARBITRATION. Within 15 days following receipt of the Step 2 decision of the Association, the PRC may appeal the Grievance in writing to the Panel Chairman for impartial arbitration. The procedures to be followed in arbitration and the jurisdiction of the Arbitration Panel shall be as set forth in Section B above.

Nothing contained in this Section D shall be deemed to limit or impair the right of any Club to impose discipline upon a Player or Players or to take any other action not inconsistent with the Uniform Player's Contract or any agreement with the Association to which the Club is a Party. Any complaint or dispute which may be a subject for discipline shall not constitute a proper basis for a Club Grievance under this Section D.

E. GRIEVANCES INITIATED OR APPEALED BY THE ASSOCIATION

     (1) The Association may on its own motion appeal Grievances or complaints on behalf of a Player or Players as provided in this Grievance Procedure, except that the Association will not appeal a Grievance or complaint involving player discipline without the approval of the Player or Players concerned.

     (2) The Association may on its own motion initiate Grievances or complaints on behalf of a Player or Players on all matters not involving player discipline. Nothing herein shall interfere with the right of a Player who initiates a disciplinary Grievance or complaint to be represented by the Association at any Step of the Grievance Procedure.

F. MISCELLANEOUS

     (1) Each of the time limits set forth herein may be extended by mutual agreement of the parties involved.

     (2) If any Grievance is not processed in accordance with the prescribed time limits in any Step, unless an extension of time has been mutually agreed upon, either party, after notifying the other party of its intent in writing, may appeal to the next Step.

     (3) Any decision which is appealable under this Grievance Procedure but which is not appealed within the time allowed or within any time mutually agreed upon by the parties shall constitute a full, final and complete disposition of the Grievance involved.

     (4) In any discussion or hearing provided for in the Grievance Procedure, a Player may be accompanied by a representative of the Association who may participate in such discussion or hearing and represent the Player. In any such discussion or hearing, any other party may be accompanied by a representative who may participate in such discussion or hearing and represent such party.

G. SURVIVAL FOLLOWING TERMINATION OF BASIC AGREEMENT

Unless eliminated or modified following an impasse in bargaining, Article XI shall remain in full force and effect after termination of this Agreement; provided, however, that disputes arising after the termination of this Agreement related to the legality or validity of unilateral changes of terms and conditions of employment following an impasse in bargaining and any other self-help conduct of the Parties, including but not limited to, unilateral changes in nonmandatory subjects of bargaining, shall not be subject to Article XI.

ARTICLE XII-DISCIPLINE

A. JUST CAUSE

The Parties recognize that a Player may be subjected to disciplinary action for just cause by his Club, League or the Commissioner. Therefore, in Grievances regarding discipline, the issue to be resolved shall be whether there has been just cause for the penalty imposed.

If discipline imposed upon a Player is determined to be improper by reason of a final decision under this Grievance Procedure, the Player shall promptly be made whole.

The term "make whole" means:

     (1) if a fine is found to have been imposed improperly, the fine will be promptly repaid;

     (2) any salary loss as a result of an improper suspension will be promptly paid; and

     (3) in the application of items (1) and (2) above, interest will also be paid at the rate per annum set forth in Article XV(J) below.

B. NOTICE

Written notice of discipline of a Player (a fine, or suspension, or both) imposed by the Commissioner of Baseball, a League President or a Club (except for actions arising from participation in the Winter Leagues) and the reason therefore shall in every case be given to the Player and the Association.

With respect to discipline imposed upon a Player by a League or the Commissioner, the League or the Commissioner shall immediately give to the Association notice by mail of fines, and facsimile notice of suspension and of an appeal for a hearing.

C. DISCOVERY

A Player who is disciplined shall have the right to discover, in timely fashion, all documents and evidence adduced during any investigation of the charges involved.

D. COMPLIANCE

     (1) Nothing contained in this Grievance Procedure shall excuse a Player from prompt compliance with any discipline imposed upon him.

     (2) Payment of Fines

         (a) CLUB FINES. A fine imposed by a Club pursuant to Regulation 5 of the Uniform Player's Contract in excess of $250 may not be deducted from the Player's salary until such fine is finally upheld in the Grievance Procedure or the time in which to file a Grievance has expired.

         (b) FINES IMPOSED BY LEAGUE OR COMMISSIONER. A fine imposed by either League or the Commissioner in an amount of $500 or less shall continue to be payable when imposed. Fines in an amount greater than $500 shall be payable only when such fine becomes final. When a fine imposed by either League or by the Commissioner becomes final, the Player's employing Club is authorized, at the request of the League involved, or the Commissioner in the case of a fine imposed by the Commissioner, to deduct the amount of the fine from the Player's salary and transmit such sum to the League involved, or to the Commissioner, as the case may be.

E. INVESTIGATIONS

   Except where circumstances require expeditious handling, the Player and the Association shall receive reasonable advance notice of any investigatory interview with a Player. Where circumstances requiring expeditious handling are present, the Player and the Association shall receive as much advance notice as is possible, but in no event shall the Association receive less notice than the Player. All parties recognize the right of the Player to be represented at such interview by the Association and counsel of his choice.

F. MAJOR LEAGUE RULES 15 AND 16

The following time limit provisions set forth in Major League Rules 15 and 16 shall be inapplicable in disciplinary matters:

     (1) the prohibition in Rule 16(a) against reinstatement of a Player on the Restricted, Disqualified and Ineligible Lists in the period August 1 to October 31, inclusive;

     (2) the prohibition in Rules 15(c)(1) and 16(c) against application for reinstatement from the Ineligible List until after the lapse of one year from the date of placement on such list; and

     (3) the requirement of Rule 16(a) that the Player's Club shall be entitled to 30 days' written notice prior to his reinstatement from the Disqualified or Ineligible Lists, if application for such reinstatement is filed after February 1 of any year.

ARTICLE XIII-SAFETY AND HEALTH

A. SAFETY AND HEALTH ADVISORY COMMITTEE

   (1) Safety and Health Advisory Committee

         The Parties shall establish and maintain a bipartisan Safety and Health Advisory Committee which shall be comprised of an equal number of members representing the Association and representing the Clubs. The purpose of the Committee shall be

             (a) to deal with emergency safety and health problems as they arise, and attempt to find solutions, and

             (b) to engage in review of, planning for and maintenance of safe and healthful working conditions for Players.

   (2) Committee Meetings

     A meeting of the Safety and Health Advisory Committee may be called by any member thereof who believes that an emergency safety and health problem exists and requires immediate attention, and a meeting shall be held as soon as practicable thereafter. In addition, the Committee shall hold at least one regular meeting annually for purposes of review and planning.

   (3) Power and Authority of Committee

     The Safety and Health Advisory Committee shall make recommendations to the Parties as to the solution of problems and the establishment of policies. The Committee shall use its best efforts to persuade the Parties to adopt the Committee's recommendations. The Committee, however, shall only have advisory authority and it shall not have the power to impose its views or recommendations upon the Parties.

   (4) Other Rights and Remedies

     Nothing herein shall diminish or interfere with any other rights and remedies the Players or the Association may pursue under the Grievance Procedure of this Agreement or under the procedures established pursuant to the Occupational Safety and Health Act. It is not a necessary prerequisite to utilization of the Grievance Procedure that the Safety and Health Advisory Committee procedures be instituted or exhausted. (See Attachment 7.)

B. SAFETY COMPLAINTS-RESPONSIBILITY OF LEAGUE PRESIDENT

Notwithstanding the provisions of Section A, when a safety complaint is made by the Association to the Office of the League President, the League President shall promptly designate a representative to investigate and to attempt to resolve the problem. The League President shall promptly notify the Association of the results of the investigation and of all attempts to resolve the problem.

C. DISABLED LIST

Application by a Club to the League President to place a Player on the Disabled List shall be accompanied by a Standard Form of Diagnosis. (See Attachment 8.) This Standard Form of Diagnosis shall be completed by the Club physician and shall include, as a separate item, an estimated time period for recovery. A copy of the completed Standard Form will be given to the Player. The Club physician will also complete and submit the Standard Form of Diagnosis for recertification of a Player on the Disabled List at the date when he first becomes eligible for reinstatement to active status and then every fifteen days following the date upon which the Player first became eligible for reinstatement (except for Players placed upon the Emergency Disabled List).

D. SECOND MEDICAL OPINION

Within 20 days following the execution of this Agreement, the Clubs will provide an updated, accepted listing of medical specialists, by specialty and by geographic regions, to whom Players may upon their request go for diagnosis and a second medical evaluation of an employment related illness or injury being treated by the Club physician. At least two physicians will be designated for each specialty in each region. Further, the Association and the Clubs shall promptly agree on appropriate procedures by which this listing of medical specialists will be updated annually. A Player may seek a "second evaluation" from a medical specialist on the accepted listing who is located outside of the geographic region within which the Player's Club is located, provided that the Player is not absent from the Club for an unreasonable period of time.

If a Player uses the services of a medical specialist who is on the accepted listing and is located within the geographic region within which the Player's Club is located, then the Club shall pay the cost of the "second evaluation," including transportation and hotel costs.

If a Player uses the services of a medical specialist who is on the accepted listing but is not located within the geographic region within which the Player's Club is located, then the Club shall pay the cost of the "second evaluation." Payment of the Player's transportation and hotel costs shall be the responsibility of the Player.

Expenses for "second evaluations" by medical specialists who are not on the accepted listing will be authorized and paid only by prior mutual agreement between the Player and the Club.

E. TRAINERS

Each Club shall employ two trainers on a full-time basis. Both trainers will travel with the Club on the road; provided, that one trainer may remain in the Club's home city if necessary for the Club to fulfill its obligations, as expressed in Attachment 4, to disabled players who do not travel with the Club.

Individuals newly appointed as trainers shall be certified by the National Athletic Trainers Association (NATA) or the Canadian Athletic Therapists Association (CATA), or shall be physical therapists licensed by an appropriate state authority.

F. LOCKER ROOM EQUIPMENT

Each visiting locker room shall be equipped with the following equipment, all in good working order, and of a size and capacity adequate for the treatment of professional baseball players: whirlpool, hydroculator, ultrasound machine and examining table.

G. MEDICAL RECORDS

If a Player on a visiting Club receives medical treatment from the home Club's doctor, a copy of any written medical evaluation prepared by the home Club's doctor shall, when authorized by the Player, be provided to the Player and his Club doctor.

ARTICLE XIV-SPRING TRAINING CONDITIONS

A. REPORTING

No Player shall be required to report for spring training workouts more than thirty-three (33) days prior to the start of the championship season, provided that:

     (1) injured Players, pitchers and catchers may be invited to attend spring training workouts no earlier than forty-five (45) days prior to the start of the championship season; and

     (2) all other Players may be invited to attend spring training workouts no earlier than forty (40) days prior to the start of the championship season.

B. LIVING AWAY FROM CLUB HEADQUARTERS

Any Major League Player may live away from the Club's spring training headquarters, unless the Club can demonstrate good cause for not permitting him to do so.

C. MEETINGS WITH PLAYERS

The Association shall have the right to hold one team meeting during the Players' normal working hours, with the Players on each Club in the Club's spring training clubhouse, provided the Association gives the Club involved as much advance notice as possible, but in no event less than 10 days; such meeting to be approximately 60 minutes but not more than 90 minutes in duration starting with the normal reporting time of Players on each Club but not earlier than 9:30 A.M. No "B" games shall be scheduled to conflict with such meetings.

ARTICLE XV-MISCELLANEOUS

A. NO DISCRIMINATION

The Clubs will not interfere with, restrain or coerce Players because of membership in or lawful activity on behalf of the Association, nor will they discriminate because of Association activity in regard to hire, tenure or employment or any term or condition of employment.

The provisions of this Agreement shall be applied to all Players covered by this Agreement without regard to race, color, religion or national origin.

B. PARKING FACILITIES

Each Club shall provide or arrange for appropriate automobile parking spaces for Players and, to the extent practicable, van and small truck parking spaces for Players, at its home ballpark on game or practice days, without cost to the Players.

C. WINTER LEAGUE PLAY

No Major League Player shall be required to play in the Winter Leagues, provided that this provision shall not bar a Club from recommending the advisability of such activity to any Player.

D. COLLEGE SCHOLARSHIP PLAN

A Major League Player for whom there is in effect on or after January 1, 1973 a valid and unexpired scholarship under the College Scholarship Plan may commence or resume his studies under the Plan at any time within two years after his last day of Major League service. If his college studies have not commenced under the Plan within two years after his last day of Major League service, his scholarship shall terminate.

Otherwise, his scholarship shall continue unless he shall fail to attend college for more than two consecutive years after his last day of Major League service, without proper reason as set forth in Major League Rule 3(c) (4)(D). Participation by a Player in Winter League or Instructional League play shall constitute proper reason for tolling the time limitation in the preceding sentence.

E. ACTIVE PLAYER LIMIT

     (1) The active Player limit set forth in Major League Rule 2(c) for the period beginning with opening day of the championship season and ending at midnight, August 31, shall be 25, provided that the minimum number of active Players maintained by each Club throughout the championship season shall be 24. However, if a reduction below 24 occurs as a result of unforeseen circumstances, the Club shall, within 48 hours (plus time necessary for the Player to report), bring its active roster back to a minimum of 24 Players. The utilization or non-utilization of rights under this paragraph (1) is an individual matter to be determined solely by each Club for its own benefit. Clubs shall not act in concert with other Clubs.

     (2) The active Player limit set forth in Major League Rule 2(c) for the period beginning with September 1 and ending with the close of the championship season shall be 40 for the duration of this Agreement.

F. SPANISH TRANSLATIONS AND ESL COURSES

This Agreement and the notices listed in Attachment 9 shall be translated and printed in Spanish and shall be made available to all Spanish-speaking Players. The costs for the translation and printing shall be borne equally by the Association and the Clubs. In the event of any dispute involving the interpretation of, or compliance with, the provisions of this Agreement or these notices, the English version shall govern. Further, during each championship season covered by this Agreement, each Club will make available an English-as-a-second-language course, at its expense, provided that at least one Player on that Club requests such a course.

G. FUTURE EXPANSION

During the term of this Agreement, the Clubs have the right to expand the number of Major League Clubs beyond 28 by adding up to four (4) new Expansion Clubs. Two of these Expansion Clubs will commence play in 1998, one of which will be located in Arizona and the other in Tampa Bay/St. Petersburg. In addition, the Clubs shall have the right to expand by another two (2) Clubs as long as they notify the Association of their intention to so expand by December 31, 1999, and schedule the new expansion Clubs to commence play no later than the 2002 championship season. Notice of a decision to expand beyond the two Clubs scheduled to commence play in 1998 shall promptly be given to the Association and the Association may reopen this Agreement with reference solely to the effect upon the Players of such expansion, upon the giving of 10 days' written notice. (See Attachment 10.)

H. DEFAULT NOTICE

During the term of this Agreement, the right of a Player to terminate his Uniform Player's Contract pursuant to the provisions of the first sentence of paragraph 7(a) of such Contract shall be limited to defaults or failures to perform which are material in nature; and any notice of alleged default filed by a Player under paragraph 7(a) of the Uniform Player's Contract must be filed with the Club (with a copy to the PRC) by the Association, in writing, plainly labeled as a default notice. Should such a material breach on the part of a Club be alleged, the Club, the Player involved, the PRC and the Association will cooperate in scheduling the handling of any Grievance brought with respect to such alleged breach so that such Grievance may be submitted to arbitration on an expedited basis.

I. INTERNATIONAL PLAY

   (1) Definition

     International play is defined as any game or series of games played by a Club or Clubs (or a group or groups of Players, such as All-Star squads)

         (a) outside the United States and Canada; or

         (b) within or without the United States or Canada against a foreign club or clubs.

     Championship season, All-Star, Division Series, League Championship Series and World Series games played in the United States and/or Canada shall not be considered international play.

   (2) Possible Expansion

     Notwithstanding the foregoing definition of international play, if a Major League franchise is awarded to a city outside the United States and Canada, then championship season, All-Star, Division Series, League Championship Series and World Series games played in that city by such franchise shall not be considered international play.

   (3) Prior Agreement Required

     The Clubs agree that there will be no international play conducted anywhere in the world at any time without the prior consent of the Association, except for exhibition games during spring training and the championship season against any non-Major League club if such games are played in the United States, Canada or Puerto Rico and are not part of a national or international tour by a foreign club.

   (4) All International Activities Subject to Joint Cooperation

     The Association and the Clubs shall cooperate with each other regarding all international activities, including but not limited to, international play, international events for which Player participation is sought by or on behalf of a Club or Clubs (such as clinics or skill competitions), international competition among nations, such as the Olympic Games, and the exploitation of international rights, such as media and sponsorship contracts. In this regard, the Association and the Clubs shall keep each other informed of contemplated or planned international activities. Further, the Association and the Clubs agree to honor reasonable requests of each other to be present when international activities are discussed with third parties. Moreover, the Association and the Clubs agree that in discussions with third parties regarding international play or international events for which Player participation is sought by or on behalf of a Club or Clubs, third parties will be advised that the Clubs cannot enter into agreements that bind the Players or the Association, and that the Association cannot enter into agreements that bind the Clubs.

   (5) International Play Committee

     In furtherance of joint efforts to develop the sport internationally, the Association and the PRC, on behalf of the Clubs, will designate representatives to constitute an International Play Committee within 30 days from the date of execution of this Agreement. The Executive Director of the Association and the Chief Labor Negotiator of the PRC shall serve as Co-Chairs of the Committee.

     The Committee shall be kept informed by the Parties regarding all contemplated or planned international activities. The Committee shall meet at least once every calendar quarter (and more frequently, if circumstances warrant) to discuss efforts in furtherance of the international development of the sport. At each such meeting, the Association and the Clubs shall report to each other about their respective efforts regarding international activities. Further, no later than September 1 of each calendar year, the Committee shall discuss and decide upon a plan of international activities, if any, that will be jointly executed by Players and Clubs during the following year. In this regard, each of the Co-Chairs of the Committee shall designate a Co-Operating Officer who shall be responsible for carrying out the decisions of the Committee.

   (6) International Play and Events

     The terms and conditions of the participation of Players in any game or games considered to be international play pursuant to paragraphs (1) and (3) above, or in any other international event (such as a clinic or skills competition) for which Player participation is sought by or on behalf of a Club or Clubs, shall be negotiated by the Association and the PRC in advance. For each such project, all direct expenses, including, but not limited to, Player and/or Club compensation, travel costs, fees and/or prizes, shall be funded, to the extent practicable, by revenues or rights fees from third parties. The Association and the PRC shall negotiate and agree upon the budget for direct expenses on a project-by-project basis. For each such project, the Association and the PRC, on behalf of the Clubs, shall each be entitled to direct the distribution of one-half of any of the remaining revenues or rights fees from third parties after payment of direct expenses. This paragraph (6) does not address any licensing issues.

J. INTEREST RATE

A uniform annual interest rate, equal to the total of the prime interest rate in effect at The Chase Manhattan Bank on the immediately preceding November 1, plus one percent, rounded to the nearest full percentage point, shall be applied with respect to the following matters:

     (1) the calculation of the "discounted present value" referred to in
   Article VI(A)(4) above, unless the Club and Player mutually agree otherwise;

     (2) the calculation of the "present value" referred to in Article IX(F)(1)(b) above;

     (3) the calculation of the interest referred to in Article XII(A)(3) above;

     (4) the calculation of the "present value" referred to in Article XVI below.

K. PLAYERS ASSOCIATION TICKETS

The Association shall have the right to purchase 12 tickets for the All-Star Game, the Division Series, the League Championship Series and the World Series which tickets shall not be used for commercial purposes. Such tickets will be for seats located between first base and home plate or home plate and third base on field level or the first level above field level, except the Clubs will not require the holders of full regular season ticket plans to be relocated.

L. FAMILY AND MEDICAL LEAVE ACT

The Clubs will comply with the requirements of the Family and Medical Leave Act (29 U.S.C. 2601 et seq.)

ARTICLE XVI-DEFERRED COMPENSATION

There shall be no limitations on either the amount of deferred compensation or the percentage of total compensation attributable to deferred compensation for which a Uniform Player's Contract may provide.

Deferred compensation obligations incurred in Contracts executed after December 31, 1985 must be fully funded, in an amount equal to the present value of the total deferred compensation obligation, within four calendar years of the year in which the deferred compensation is earned. The year in which the deferred compensation is earned shall be considered a calendar year for such purposes.

Notwithstanding the above funding requirement, each Club shall be entitled to a deductible amount of deferred compensation which need not be funded. Such amount, for the term of this Agreement, shall be $2,000,000 of the present value of the aggregate deferred compensation owed by the Club pursuant to Uniform Player's Contracts executed after December 7, 1996. Unless the Uniform Player's Contract provides otherwise, a Club may fund deferred compensation obligations in such manner as it elects; provided that each Club shall certify to the PRC and the Association, by January 31 of each year, the manner in which deferred compensation obligations have been funded during the preceding calendar year. Club records relating to deferred compensation funding arrangements shall be made available upon request to the PRC and/or to the Association in the event a question arises concerning a Club's funding of deferred compensation.

ARTICLE XVII-EXISTING AGREEMENTS

The Parties recognize that there are existing agreements between a Major League Club or Clubs and the Players or the Association, and between either of the Major Leagues separately and the Players or the Association. The Parties reaffirm such agreements and incorporate them as part of this Agreement insofar as they are not inconsistent with this Agreement. Such agreements shall be considered agreements between the Association and the Clubs or any of them for the purpose of the Grievance Procedure provided for in Article XI hereof.

The following three agreements between the Clubs and the Association shall not be incorporated as part of this Agreement and shall not be affected by the adoption of this Agreement:

     (a) The Major League Baseball Players Benefit Plan;

     (b) The Agreement Re Major League Baseball Players Benefit Plan; and

     (c) The Agreement regarding dues check-off.

ARTICLE XVIII-RULE CHANGES

If during the term of this Agreement any Major League rule, or rule or regulation of the American or National Leagues is proposed to be changed, the Clubs agree that they shall give the Association notice thereof, and shall negotiate the proposed change with the Association, provided that the obligation to negotiate with the Association provided by this Article XVIII shall apply only to (a) a change in a Player benefit under an existing rule or regulation and (b) the adoption of a rule or regulation which would change a Player benefit under an existing rule or regulation or impose an obligation upon the Players which had not previously existed. Except as specifically provided in this
Article XVIII, the right of the Clubs to make any rule change whatsoever shall not be impaired or limited in any way, provided that the Clubs shall not make any change which is inconsistent with the provisions of any then existing agreement between the Clubs and the Association.

Notwithstanding the foregoing paragraph, if during the term of this Agreement any playing or scoring rule is proposed to be changed, the Clubs agree that they shall give the Association notice thereof, and shall negotiate the proposed change with the Association, provided that the obligation to negotiate with the Association shall apply only to changes which significantly affect terms and conditions of employment. Such proposals to change playing or scoring rules shall normally be made only during the off-season. If the Clubs and the Association fail to reach agreement on a proposed change which is subject to negotiation, the proposed change shall not be put into effect until the completion of the next complete succeeding season (including the Division Series, League Championship Series and World Series) following the date the change was proposed.

ARTICLE XIX-ASSIGNMENT OF PLAYER CONTRACTS

A. CONSENT TO ASSIGNMENT

     (1) The contract of a Player with ten or more years of Major League service, the last five of which have been with one Club, shall not be assignable to another Major League Club without the Player's written consent. No consent from a Player shall be considered effective until twenty-four hours from the Club's request to the Player for such consent.

     (2) (a) The contract of a Player with five or more years of Major League service, not including service while on the Military List (or seven or more years of Major League service, including service while on the Military
     List), shall not be assigned otherwise than to another Major League Club, without the Player's written consent.

         (b) Not earlier than 4 days prior to the contemplated date of an assignment requiring the Player's consent under sub-paragraph (a) above, or 8 days, if the Player has no options remaining or if the assignment is during the period from the close of the championship season to the opening of spring training, the Club shall give written notice to the Player, with a copy to the Association, which shall advise the Player that he may (i) consent to the assignment, (ii) refuse the assignment or (iii) elect to become a free agent. Additionally, the notice shall advise that in the event that the Player consents to the assignment, he may elect free agency between the end of the then current Major League season and the next following October 15, unless he is returned to a Major League roster prior to making such election.

         The Player shall also be informed in the notice that, within the 3 days after the date of the notice, or 8 days, if during the period from the close of the championship season to the opening of spring training, he must advise the Club in writing as to his decision to consent to the assignment or to elect to become a free agent. A failure on the part of the Player to respond to the notice shall constitute a refusal of the assignment. No response from the Player shall be considered effective until twenty-four hours from his receipt of the Club's notice.

         (c) A Player who elects to become a free agent under this paragraph (2) shall immediately be eligible to negotiate and contract with any Club without any restrictions or qualifications. Such Player shall not be entitled to receive termination pay. Such a free agent shall receive transportation and travel expenses in the same manner as he would if he had been unconditionally released except that he shall be limited to receiving travel expenses to his new club if he reports to it directly, provided such expenses are less than to his home city.

     (3) Any Player who has a right to refuse the assignment of his contract under paragraph (2)(a) above may consent to an assignment of his contract in advance of any specific contemplated assignment if such consent (a) is granted not more than ten (10) days prior to the start of the championship season for which the consent is given, (b) is in writing, (c) designates the assignee club and (d) requires that the assignment take place within 45 days from the start of the championship season or the date on which the consent is granted, whichever is later. The Club shall provide a copy of the Player's consent to the Association contemporaneously upon the Club's receipt of such consent.

B. ASSIGNMENT TO NATIONAL ASSOCIATION CLUB

When a Player's contract is assigned from a Major League Club to a National Association club, the rights and benefits of such Player that do, and do not, follow him to the National Association shall be in accordance with past practices. Additionally, such a Player shall retain the right, if any, to become a free agent, or to require the assignment of his contract, which he possessed under his then current Major League contract as provided in Article XX hereof, which right shall not be diminished or interfered with as a result of such assignment or the signing by the Player of a National Association contract, provided that such right shall terminate if and when such Player signs a National Association contract following the time when his free agency rights arise under Article XX.

C. DISABLED LIST-ASSIGNMENT TO NATIONAL ASSOCIATION CLUB

     (1) There shall be no assignment of a Player by a Major League Club to a National Association club while such Player is on a Major League Disabled List; provided, however, that with the Player's written consent, a copy of which shall be forwarded to the Association, and with the approval of the League President, a Player on the Disabled List may be assigned to a National Association club for up to a maximum of twenty days (thirty days for pitchers) for each injury, or reoccurrence of an injury, for the purpose of rehabilitation. (See Attachment 11.) Separate consent shall be required for a rehabilitation assignment for a new injury or a reoccurrence of an injury. No consent shall be effective for longer than twenty days (thirty days for pitchers).

     Notwithstanding the foregoing, a Player who is injured may be assigned to a National Association club, provided that (a) the Player has less than 3 years of Major League service, and (b) the contemplated assignment would not be the Player's second (or subsequent) career outright assignment since March 19, 1990, and (c) the Player had no Major League service the prior championship season, and (d) the Player was not selected by the assignor Major League Club in the immediately preceding Rule 5 Draft, and (e) the assignment is not made in the period commencing with the 16th day prior to the start of a championship season and ending with the close of that championship season.

     (2) Any service with a National Association club while on rehabilitation assignment shall be deemed to be Major League service as defined in Article
   XXI. A Player so assigned shall continue to receive his Major League salary and the other rights and benefits of such Player shall be in accordance with past practices relating to assignments to National Association clubs, provided, however, that all such players shall be treated as if they were Major League Players on the road for purposes of hotel accommodations and the daily meal and tip allowance. Such assignment shall not be counted as an optional assignment under Major League Rule 11 or for any other purpose, and waivers shall not be required.

D. FOREIGN ASSIGNMENTS

Except for the return of conditional assignments from outside the United States and Canada, the contract of a Player shall not be assigned otherwise than within the United States and Canada, without the Player's written consent.

E. OPTIONAL ASSIGNMENTS

If a Player is optioned for a total of less than 20 days in one season, as determined by the dates of the optional assignments and recalls, respectively, such optional assignments shall not count as an optional transfer in connection with the limitation upon optional assignments provided for in Major League Rule 11(c). (See Article XXI(B).)

F. WAIVERS

Any assignment of a Player contract must conform to the rules regarding waivers contained in Major League Rule 10.

In addition, each Friday, not later than 3 P.M. E.D.T., the Leagues shall notify the Association, by facsimile transmission, of all waiver requests and their disposition. Notification shall include:

     (1) the date on which the waiver request was made;

     (2) the date of expiration of the waiver period;

     (3) if the waiver period has expired, whether or not claims were filed;

     (4) if claims are not filed, the period for which waivers have been granted; and

     (5) if claims were filed, whether or not the Club requesting waivers has withdrawn its request. In the event claims were filed and the Club requesting waivers has withdrawn its request, the Leagues need not identify the claiming Club or Clubs.

G. DESIGNATED PLAYER

A Player who is in the status of a "designated player" under Major League Rule 2(k) shall, during the period he is in such status, be

     (1) paid at the rate of his Major League salary and

     (2) credited with Major League service.

A Club that desires to unconditionally release a Player who is in the status of a "designated player" under Major League Rule 2(k) shall request the necessary waivers by 2:00 P.M. on the seventh day following such designation; provided, however, that if the seventh day falls on a non-business day, the Club shall request such waivers not later than 2:00 P.M. on the next business day.

H. UNCONDITIONAL RELEASE

Notwithstanding the provisions of Major League Rule 8 and paragraph 7(d) of the Uniform Player's Contract, the following procedure may be used to give notice to a Player in connection with his unconditional release.

At the same time the Club advises a Player in writing that the Club has requested waivers for the purpose of unconditional release, and the date on which the waiver request will expire, the Player shall advise the Club in writing of the address and telephone number to which the Club should telephone or telegraph notice of termination to the Player upon the expiration of the waiver period. If the Player fails to supply a telephone number or address, the Club may use the most recent address or telephone number the Player has supplied the Club.

Upon the expiration of the waiver period, the Club shall either give notice to the Player by telephone or by sending a telegraph notice of termination to the Player. In addition, the Player may make a collect telephone call to the Club to determine whether his contract has been claimed.

ARTICLE XX-RESERVE SYSTEM

A. RESERVATION RIGHTS OF CLUBS

Subject to the rights of Players as set forth in this Agreement, each Club may have title to and reserve up to 40 Player contracts. A Club shall retain title to a contract and reservation rights until one of the following occurs:

     (1) The Player becomes a free agent, as set forth in this Agreement;

     (2) The Player becomes a free agent as a result of

         (a) termination of the contract by the Club pursuant to paragraph 7(b) thereof,

         (b) termination of the contract by the Player pursuant to paragraph 7(a) thereof,

         (c) failure by the Club to tender to the Player a new contract within the time period specified in paragraph 10(a) of the contract, or

         (d) failure by the Club to exercise its right to renew the contract within the time period specified in paragraph 10(a) thereof; or

     (3) The contract is assigned outright by the Club.

With the exception of an untimely tender or renewal, any inadvertent error in the tendering or renewal of a contract shall result in free agency under paragraph (2)(c) or (2)(d) above, whichever is applicable, only if the Player has first given the Club written notice that the tendered or renewed contract does not conform to the requirements of Article VI of this Agreement and the Club has not retendered or reexercised a renewal in conformance with all applicable rules within seven (7) days after receipt by the Club of written notice of such defect. In the event of an untimely tender or renewal, the Player shall immediately become a free agent under paragraph (2)(c) or (2)(d) above, whichever is applicable, and the Club shall have no right to cure such a tender or renewal. (But see Article VI(A)(7).)

A Club may also reserve, under separate headings on a Reserve List, Players who properly have been placed on the Voluntarily

Retired List, the Military List, the Suspended List, the Restricted List, the Disqualified List or the Ineligible List. (See Attachments 12, 13 and 14.)

B. FREE AGENCY

   (1) Eligibility

     Following the completion of the term of his Uniform Player's Contract, any Player with 6 or more years of Major League service who has not executed a contract for the next succeeding season shall be eligible to become a free agent, subject to and in accordance with the provisions of this Section B.

   (2) Procedure

     The procedure set forth in this paragraph (2) shall apply to Players eligible to become free agents pursuant to paragraph (1) above. Players who otherwise become free agents under this Agreement shall be eligible to negotiate and contract with any Club without any restrictions or qualifications and the Clubs signing such free agents shall do so without regard to the compensation and quota provisions of this Section B.

         (a) A Player eligible to become a free agent under paragraph (1) above may give notice of his election of free agency within the 15 day period beginning on October 15 (or the day following the last game of the World Series, whichever is later). Election of free agency shall be communicated by telephone or any other method of communication by the Player to the Association. Written notice of such election shall then be given within the specified time limits by the Association, on behalf of the Player, to a designated representative of the PRC and, effective upon receipt, the Player shall become a free agent.

         (b) During the period beginning on the day the Player becomes a free agent and ending on the expiration of the free agency election period as defined above in subparagraph (a), any Club representative and any free agent or his representative may talk with each other and discuss the merits of the free agent contracting, when eligible therefor, with the Club, provided, however, that the Club and the free agent shall not negotiate terms or contract with each other. The following subjects are among those which may properly be discussed between any Club and such Player:

             (i) the Player's interest in playing for the Club, and the Club's interest in having the Player play for it;

             (ii) the Club's plans about how it intends to utilize the Player's services (as a starting pitcher or reliever, as a designated hitter or not, platooning, etc.);

             (iii) the advantages and disadvantages of playing for the Club including the nature of the organization, the climate of the city, availability of suitable housing, etc.;

             (iv) length of contract;

             (v) guarantee provisions;

             (vi) no-trade or limited no-trade provisions.

         Notwithstanding the foregoing, the free agent and his former Club may engage in negotiations and enter into a contract during said period. Should they enter into a contract during said period, the Club shall be deemed not to have signed a free agent for purposes of paragraph (5) of this Section B.

         (c) Players who become free agents pursuant to this Section B shall, upon compliance with the notice provisions of the above subparagraph (a) and the expiration of the free agency election period, be eligible to negotiate and contract with any Club, subject to the provisions of this Section B.

   (3) Rights of Former Club to Sign Free Agent

     The following provision shall apply only to those Players who become free agents under this Section B.

     The former Club of a free agent, no later than by the December 7 following the free agency election period, may offer to proceed with the Player to salary arbitration under Article VI of this Agreement, for the next following season. The Club's offer shall be communicated to the PRC, which shall notify the Association in writing. Said offer shall be effective upon receipt by the Association and the Club will not be permitted to retract the offer. If the former Club of the free agent does not so offer, it shall not be entitled and shall lose all rights to negotiate with, and sign, the free agent, until the succeeding May 1.

     On or before December 19, the Player may accept the Club's offer to arbitrate. The Player's acceptance shall be communicated to the Association, which shall notify the PRC. The Player's failure to accept the Club's offer on or before December 19 shall be deemed to constitute rejection of the offer.

     If the Player accepts the offer to arbitrate, he shall be a signed player for the next season and the parties will conduct a salary arbitration proceeding under Article VI, provided, however, that the rules concerning maximum salary reduction set forth in Article VI shall be inapplicable and the parties shall be required to exchange figures on the last day established for the exchange of salary arbitration figures under Article VI. The Club shall be deemed not to have signed a free agent for purposes of paragraph (5) of this Section B when a Player accepts salary arbitration pursuant to this paragraph
(3).

     If the Player does not accept the former Club's offer to proceed to salary arbitration as provided above, the former Club, after the succeeding January 8, shall not be entitled and shall lose all rights to negotiate with or sign the Player, until the succeeding May 1.

   (4) Compensation

     (a) The former Club of a Player who: (i) became a free agent under this Section B; and (ii) ranks as a Type A, B or C Player as defined below, shall be entitled to receive compensation subject to the provisions of subparagraph
   (c) below. Such compensation shall consist solely of the amateur draft choices described in subparagraph (c) below and shall be awarded in the Major League Rule 4 Draft succeeding the Player's election of free agency.

     (b) A Type A, B or C Player shall be a Player who became a free agent under this Section and who ranks as a Type A, B or C Player under the statistical system of ranking Players set forth in the document entitled "A Statistical System for the Ranking of Players," using statistics based on a two-year average for each respective position group.

     Type A Players: A Type A Player shall be a Player who ranks in the upper thirty percent (30%) of his respective position group.

     Type B Players: A Type B Player shall be a Player who ranks in the upper fifty percent (50%) but not in the upper thirty percent (30%) of his respective position group.

     Type C Players: A Type C Player shall be a Player who ranks in the upper sixty percent (60%) but not in the upper fifty percent (50%) of his respective position group.

     (c) A Type A, B or C Player shall be subject to compensation only if (i) he is offered salary arbitration by his former Club on or before December 7 pursuant to Section B(3) of this Article

   XX and signs a contract with another Club; or (ii) he signs a contract with another Club prior to December 7. Further, a Type C Player shall not be subject to compensation if he (iii) has not signed a Uniform Player's Contract or reached agreement on terms as of the March 1 succeeding his election of free agency; or (iv) has previously elected free agency under this Section B (or under Article XVII(B)(2) of the 1976 Basic Agreement, or under Article XVIII(B)(2) of the 1980 Basic Agreement as amended or under
   Article XX(B)(2) of the 1990 Basic Agreement); or (v) has 12 or more years of credited Major League service.

     For such Type A Players, compensation to the Player's former Club shall be an amateur draft choice ("Regular Draft Choice") of the signing Club and an added amateur draft choice ("Special Draft Choice") in the Major League Rule 4 Draft. For such Type B Players, compensation to the Player's former Club shall be a Regular Draft Choice of the signing Club in the Major League Rule 4 Draft. For such Type C Players, compensation to the Player's former Club shall be a Special Draft Choice in the Major League Rule 4 Draft.

     (d) The Regular Draft Choice of the signing Club described in subparagraph
   (c) above shall be assigned as follows. If the signing Club is among the first half of selecting Clubs, then the choice to be assigned for the highest ranking free agent Player signed by such Club shall be its second choice, with choices in the next following rounds to be assigned as compensation for the signing of the other Players in descending order of ranking. If the signing Club is among the second half of selecting Clubs, then such compensation shall begin with the Club's first choice.

     The Special Draft Choices described in subparagraph (c) above to be awarded to the former Club shall be made as follows. If the Club has lost a Type A Player, it shall be awarded an additional draft choice to be made immediately following the first complete round of the draft and preceding the commencement of the second round. Clubs which have lost Type A Players shall make their choices in the reverse order of their won-lost percentage in the preceding season. Ties shall be broken by lot. If the Club has lost a Type C Player, it shall be awarded a draft choice to be made immediately following the second complete round of the draft and preceding the commencement of the third round. Clubs which have lost Type C Players shall make their choices in the reverse order of their won-lost percentage in the preceding season. Ties shall be broken by lot.

   (5) Quota

     (a) Clubs shall be limited in the number of Type A and B Players they may subsequently sign to contracts. The number of signings permitted shall be related to the number of Players electing free agency under this Section B. If there are 14 or less such Players, no Club may sign more than one Type A or B Player. If there are from 15 to 38 such Players, no Club may sign more than two Type A or B Players. If there are from 39 to 62 such Players, no Club may sign more than three Type A or B Players. If there are more than 62 such Players, the Club quotas shall be increased accordingly. There shall be no restrictions on the number of Type C or unranked Players which a Club may sign to contracts.

     (b) Irrespective of the provisions of subparagraph (a) above, a Club shall be eligible to sign at least as many Type A and B Players as it may have lost through Players having become free agents under this Section at the close of the season just concluded.

   (6) Miscellaneous

     (a) Any Club signing a contract after the expiration of the election period with a Player under this Section B may not assign his contract until after the next June 15. However, notwithstanding the foregoing, such contract may be assigned for other Player contracts and/or cash consideration of $50,000 or less prior to the next June 16 if the Player gives written consent to such transaction.

     (b) There shall be no restriction or interference with the right of a free agent to negotiate or contract with any baseball club outside the structure of organized baseball, nor shall there be any compensation paid for the loss of a free agent except as provided for in this Section B.

C. RIGHT TO REQUIRE ASSIGNMENT OF CONTRACT

   (1) Eligibility

     Any Player who has 5 or more years of Major League service at the time of the assignment of his contract and whose contract covers the next succeeding season, may elect, at the conclusion of the season following the assignment, to require that his contract be assigned to another Club. If the Player, however, subsequently signs a contract with the assignee Club, the Player shall not be eligible to require that Club to assign his contract if the contract executed with the assignee Club covers the next succeeding season. A Player who requires the assignment of his contract pur-suant to this Section C shall not be entitled to receive a Moving Allowance.

   (2) Procedure

     (a) NOTICE. A Player may exercise his right to require the assignment of his contract by giving notice as hereinafter provided within the 15 day period beginning on October 15 (or the day following the last game of the World Series, whichever is later). Election to require the assignment of his contract shall be communicated by telephone or any other method of communication by the Player to the Association. Written notice thereof shall then be given within the specified time limits by the Association, on behalf of the Player, to a designated representative of the PRC, and shall become effective upon receipt.

     (b) PLAYER VETO RIGHTS. At the time notice is given as provided in subparagraph (a) above, the Player may also designate not more than 6 Clubs which he will not accept as assignee of his contract, and the Player's Club shall be bound to assign his contract thereafter to a Club not on such list.

     (c) FREE AGENCY IF ASSIGNMENT NOT MADE. If the Player's Club fails to assign his contract, as set forth in this Section C, on or before March 15, the Player shall become a free agent immediately eligible to negotiate a contract with any Club without any restrictions or qualifications. The Player shall not be deemed to have exercised his right to demand a trade, for purposes of paragraph (5) below, and the Club signing such a free agent shall do so without regard to the compensation and quota provisions of Section B. A Player who becomes a free agent pursuant to this subparagraph shall not be entitled to receive termination pay. Such a free agent shall receive transportation and travel expenses in the same manner as he would have if he had been unconditionally released except he shall be limited to receiving travel expenses to his new Club if he reports to it directly, provided such expenses are less than to his home city.

   (3) Retraction by Player

     A Player who has elected to exercise his right to require an assignment of his contract may retract such election on or before March 15, by providing, by hand or by facsimile transmission, written notice to his Club, provided that such written notice must be provided prior to the time written notice is provided, by hand or by facsimile transmission, to him (or to his certified agent and to the Association in the event facsimile transmission is used) by his Club notifying him that his contract has been assigned. If such a Player has 10 or more years of Major League service, the last 5 of which have been with one Club, he shall, upon such retraction, be deemed to relinquish his right to approve any assignment of his contract to another Major League Club which is completed within 60 days after such retraction or until March 15, whichever is later. A Player who retracts his election shall be deemed not to have exercised his right to require an assignment for purposes of paragraph
   (5) below.

   (4) Waiver by Player

     At his sole election, a Player may, at the time he signs a multi-year contract with a Club, waive the right to require the assignment of his contract under this Section C, provided that the Player's contract with the signing Club contains a no-trade provision which limits the signing Club's right to assign the Player's contract to no more than sixteen (16) Clubs designated or subsequently to be designated by the Player.

   (5) Repeater Rights

     Any Player whose contract is assigned as a result of a trade required pursuant to this Section C, until he has completed an additional 3 years of Major League service, shall not subsequently be eligible to exercise his right to (i) require the assignment of his contract or (ii) become a free agent, subject to subparagraphs (a) through (c) below.

         (a) Any Club that retains reservation rights to a Player for a succeeding championship season by virtue of the provisions of this paragraph (5) shall notify such Player, at any time within the first five
     (5) days of the free agency election period described in Section B(2) of this Article XX, whether the Club offers to proceed with the Player to salary arbitration for the succeeding season. The Club's offer shall be communicated to the PRC, which shall notify the Association in writing. Said offer shall be effective upon receipt by the Association and the Club will not be permitted to retract the offer.

         (b) In the event the Club notifies the Player of such a salary arbitration offer, the Club shall be required to tender a contract to the Player for the succeeding season and the Player may elect salary arbitration in the same manner and at the same time as other Players, as provided in Article VI(F). If a Player who is offered salary arbitration is released pursuant to paragraph 7(b)(2) of the Uniform Player's Contract prior to the date he is actually tendered a Contract, he shall receive termination pay in accordance with the provisions of Article IX(A), computed at a rate not less than his previous year's salary.

         (c) In the event the Club fails to notify the Player in writing of a salary arbitration offer within the first five (5) days of the free agency election period described in Section B(2) of this Article XX, the Player thereafter may elect free agency pursuant to Section B of this Article XX without any restrictions or qualifications. The Club signing the Player shall do so without regard to the compensation and quota provisions of Section B of this Article XX.

D. OUTRIGHT ASSIGNMENT TO NATIONAL ASSOCIATION CLUB

   (1) Election of Free Agency-3-Year Player

     Any Player who has at least 3 years of Major League service and whose contract is assigned outright to a National Association club may elect, in lieu of accepting such assignment, to become a free agent. In the event that such Player does not elect free agency in lieu of accepting such assignment, he may elect free agency between the end of the then current Major League season and the next following October 15, unless such Player is returned to a Major League roster prior to making such election.

   (2) Election of Free Agency-Second Outright Assignment

     Any Player whose contract is assigned outright to a National Association club for the second time or any subsequent time in his career may elect, in lieu of accepting such assignment, to become a free agent. In the event that such Player does not elect free agency in lieu of accepting such assignment, he may elect free agency between the end of the then current Major League season and the next following October 15, unless such Player is returned to a Major League roster prior to making such election.

   (3) Effect of Free Agency Election

     A Player who becomes a free agent under this Section D shall immediately be eligible to negotiate and contract with any Club without any restrictions or qualifications. Such Player shall not be entitled to receive termination pay. Such a free agent shall receive transportation and travel expenses in the same manner as he would if he had been unconditionally released except he shall be limited to receiving travel expenses to his new club if he reports to it directly, provided such expenses are less than to his home city.

   (4) Procedure

     Not earlier than 4 days prior to the contemplated date of an outright assignment, or 8 days, if the Player has no options remaining or if the assignment is during the period from the close of the championship season to the opening of spring training, the Club shall give written notice to the Player, with a copy to the Association, which shall advise the Player that he may either (a) accept the assignment or (b) elect to become a free agent, and that in the event he accepts the assignment, he may elect free agency between the end of the then current Major League season and the next following October 15, unless he is returned to a Major League roster prior to making such election. The Player shall also be informed in the notice that, within 3 days after the date of the notice, or 8 days, if during the period from the close of the championship season to the opening of spring training, he must advise the Club in writing as to his decision whether to accept the assignment. No such decision from a Player shall be considered effective until twenty-four hours from his receipt of the Club's notice.

     If the Club fails to give written notice, as set forth herein, to the Player prior to the date of such assignment, the Player may, at any time, elect to become a free agent pursuant to this Section D, provided, however, that if the Club subsequently gives such written notice to the Player, he shall, within 3 days thereafter, or 10 days, if during the period from the close of the championship season to the opening of spring training, advise the Club in writing as to his decision. No such decision from a Player shall be considered effective until twenty-four hours from his receipt of the Club's notice.

E. INDIVIDUAL NATURE OF RIGHTS

     (1) The utilization or non-utilization of rights under Article XIX(A)(2) and Article XX is an individual matter to be determined solely by each Player and each Club for his or its own benefit. Players shall not act in concert with other Players and Clubs shall not act in concert with other Clubs.

     (2) Upon any finding of a violation of Section E(1) of this -Article XX by two or more Clubs, any injured Player (or Players) shall be entitled to recover in monetary damages three (3) times the lost baseball income, he (or they) would have had but for the violation. Such lost baseball income shall be limited to lost salary and other lost contractual terms, including lost additional contract years, lost signing bonuses, lost trade restriction provisions, lost option buy-out provisions, and lost incentive bonuses (e.g., performance, awards, attendance and weight bonuses). Damages (and fees and interest) may be recovered only from the Clubs found to have violated Section E(1) of this
   Article XX.

     (3) Notwithstanding any other provision of this Basic Agreement, the Arbitration Panel shall further order payment by the Clubs found to have violated Section E(1) of this Article XX of all reasonable attorneys' fees and expenses, expert witness fees and expenses and prejudgment interest on the single damage calculation of the lost baseball income pursuant to paragraph (2).

     (4) Any injured Player (or Players or the Association) shall not be entitled to recover any monetary damages pursuant to this Article XX(E) other than those enumerated in paragraphs (2) and (3). However, nothing in paragraphs (2) and (3) is intended to reflect any agreement between the parties on mitigation issues.

     (5) In addition, upon any finding by the Arbitration Panel of a violation by five (5) Clubs or more of Section E(1) of this Article XX, the Association shall have the right to reopen this Agreement upon sixty (60) days written notice to the PRC.

     (6) Upon any finding by the Arbitration Panel of a violation of Section E(1) of this Article XX by two (2) or more Clubs, any injured free agent Player will have the right to terminate his existing contract (or reserve status) at his option immediately following the issuance of the finding by the Arbitration Panel. However, no such termination shall take effect during the period beginning on February 15 and ending with the conclusion of the World Series. If the finding of the Arbitration Panel is issued at any time on or after January 15, but before February 15, the Player shall have the right to terminate his existing contract (or reserve status) at his option either (a) immediately; or (b) within the fifteen (15) day period following the conclusion of the next succeeding World Series. At the time any contract (or reserve status) is terminated pursuant to this paragraph (6), such free agent Player shall immediately have the right to negotiate with and enter into a contract with any Club, without any restrictions or qualifications. If the contract (or reserve status) is terminated, the free agent Player may choose to reinstate his contract (or reserve status) at any time up until the March 15 succeeding such termination.

     (7) If a Player does not exercise his right pursuant to paragraph (6) to reinstate his contract (or reserve status), all obligations of the Player and of the Club under said contract (or reserve status) shall cease as of the end of the period in which the Player has the right to reinstate his contract (or reserve status), except the obligation of the Club to pay the Player's compensation to that date. If at the end of the period the Player has not signed a new contract and has not exercised his right to reinstate his existing contract (or reserve status), at that point, the Player shall be considered an unrestricted free agent.

     (8) Utilization or non-utilization of the procedures set forth in paragraph
   (6) above shall be without prejudice to any injured free agent Player. However, the experience of each Player who utilizes such procedures shall be considered by the Arbitration Panel in determining such further relief, if any, to which he may be entitled.

     (9) It is understood that in the event of a violation of Section E(1) of this Article XX, the Arbitration Panel shall have the authority to order such other and further non-monetary (e.g., injunctive) relief as may be necessary to give full force and effect to the purposes of and to the rights and benefits afforded to Players under this Article XX.

ARTICLE XXI-CREDITED MAJOR LEAGUE SERVICE

A. DEFINITION

Those Player rights expressly set forth in the Basic Agreement for which a Player's eligibility is dependent upon credited Major League service will be determined as follows:

     (1) One full day of Major League service will be credited for each day of the championship season a Player is on a Major League Club's Active List. A total of 172 days of Major League credited service will constitute one full year of credited service. A Player may not be credited with more than one year of credited service, 172 days, in one championship season. Major League service will be computed commencing with the date of the first regularly scheduled championship season game, through and including the date of the last regularly scheduled championship season game. This rule shall apply uniformly to all Players and all Clubs notwithstanding differences in a particular Club's schedule.

     (2) For purposes of calculating credited service, a Player will be considered to be on a Club's Active List if:

         (a) placed on a disciplinary suspension by a Club, the League President or the Commissioner, or on the Disabled List;

         (b) called to active military duty for up to two years or if called to emergency duty by the National Guard for a period of up to thirty days.

B. OPTIONAL ASSIGNMENTS

In the event a Player is optionally assigned to a National Association club in any championship season for a total period of less than twenty (20) days, as determined by the dates of the assignments and recalls respectively, the Player shall be credited with Major League service during the period of such optional assignments. (See Article XIX(E).)

ARTICLE XXII-MANAGEMENT RIGHTS

Nothing in this Agreement shall be construed to restrict the rights of the Clubs to manage and direct their operations in any manner whatsoever except as specifically limited by the terms of this Agreement.

ARTICLE XXIII-LUXURY TAX

A. GENERAL DEFINITIONS

The following definitions shall apply only to this Article XXIII, unless expressly adopted for use in another Article of this Agreement.

     (1) "Contract Year" shall mean the period from December 20 of one year through and including December 19 of the following year, or such other one-year period to which the PRC and the Association may agree. To the extent that a Contract Year is referenced by a number in connection with a particular calculation, the reference shall be to the calendar year of the championship season that falls in that Contract Year.

     (2) "Uniform Player's Contract" shall mean a National League or American League Uniform Player's Contract. (See Schedule A.)

     (3) "Split Contract" shall mean a Uniform Player's Contract which sets out separate rates of pay for service with a minor league club and service with a Major League Club.

     (4) "Imputed Loan Interest Rate" for each Contract Year shall mean the annual "Federal mid-term rate" as defined in Section 1274(d) of the Internal Revenue Code for the October preceding that Contract Year.

     (5) "Performance Bonus" shall mean a payment to a Player conditioned upon the Player having achieved certain specified levels of activity, provided that such bonuses must be consistent with Major League Rule 3(b).

     (6) "Award Bonus" shall mean a payment to a Player conditioned upon the Player having achieved a particular status in connection with a recognized or agreed-upon award or honor.

     (7) "Base Salary" shall mean the amount set out in paragraph 2 of a Uniform Player's Contract for a given championship season or any amount included in a Special Covenant in lieu of inclusion in paragraph 2.

     (8) "Guaranteed Year" shall mean any championship season included in a Uniform Player's Contract for which more than 50% of the Player's Base Salary is guaranteed by the Contract in the event of termination under paragraph 7(b)(2).

     (9) "Tax Threshold" and "Applicable Tax Threshold" shall be defined as provided in Section B below.

     (10) "Actual Club Payroll" shall be defined as provided in Section C below. Each Club's final Actual Club Payroll for a Contract Year in which the Luxury Tax is applicable shall be calculated on the December 21 following that Contract Year and shall be the exclusive figure used for the purpose of determining whether a Club has exceeded the Applicable Tax Threshold.

     (11) "Salary" shall be defined as provided in Section E below and shall be attributable to Contract Years as provided in Sections C and E below.

     (12) "Benefits" or "Player Benefit Costs" shall be defined as provided in Section D below.

B. DETERMINATION OF LUXURY TAX

   (1) Calculation of Tax.

     There shall be no Luxury Tax for the 1996 Contract Year. During the 1997, 1998 and 1999 Contract Years, a Club with a final Actual Club Payroll that exceeds the Tax Threshold applicable in that Contract Year ("Applicable Tax Threshold") shall be assessed a Luxury Tax on the difference between its final Actual Club Payroll and the Applicable Tax Threshold. Except as specifically provided in Section B(4) below, a Club with a final Actual Club Payroll at or below the Applicable Tax Threshold shall incur no Luxury Tax for that Contract Year. There shall be no Luxury Tax in the 2000 Contract Year and, if the Association exercises its option to extend this Agreement under Article XXVII, in the 2001 Contract Year.

   (2) Initial Thresholds.

     The Applicable Tax Threshold shall be $51 Million in the 1997 Contract Year, $55 Million in the 1998 Contract Year and $58.9 Million in the 1999 Contract Year, unless adjusted pursuant to Section B(3) below. Under no circumstance shall the Applicable Tax Thresholds for 1997, 1998 and 1999 be less than these initial Thresholds.

   (3) Threshold Adjustment Mechanism.

     (a) The "Midpoint" for a Contract Year shall be the arithmetic mean of the final Actual Club Payrolls of the Clubs with the fifth and sixth highest final Actual Club Payrolls for that Contract Year.

     (b) If the 1997 Midpoint is greater than $51 Million, then

         (i) the Applicable Tax Threshold for the 1997 Contract Year shall be the 1997 Midpoint; and

         (ii) the Tax Threshold for the 1998 Contract Year shall become the 1997 Midpoint multiplied by 1.078.

     (c) If the 1998 Midpoint is greater than $55 Million (or, if applicable, the number calculated by operation of Section B(3)(b)(ii) above), then

         (i) the Applicable Tax Threshold for the 1998 Contract Year shall be the 1998 Midpoint; and

         (ii) the Tax Threshold for the 1999 Contract Year shall become the 1998 Midpoint multiplied by 1.071.

     (d) If the 1999 Midpoint is greater than $58.9 Million (or, if applicable, the number calculated by operation of Section B(3) (c) (ii) above), then the Applicable Tax Threshold for the 1999 Contract Year shall be the 1999 Midpoint.

   (4) Additional 1997 Threshold Adjustment.

     For the 1997 Contract Year only, the amount of Luxury Tax that the Club with the fifth highest final Actual Club Payroll ("Fifth Club") would otherwise have paid shall instead be allocated among and paid by the Fifth Club and any other Club that has a final Actual Club Payroll that is (a) greater than $51 Million and (b) less than but within $500,000 of the Fifth Club's final Actual Club Payroll. If such adjustment is made, the Luxury Tax that the

   Fifth Club would otherwise have paid shall be allocated among the Clubs identified above in proportion to the amount that each Club's final 1997 Actual Club Payroll exceeds $51 Million.

   (5) Tax Rate.

     The Luxury Tax rate shall be 35% in the 1997 and 1998 Contract Years and 34% in the 1999 Contract Year.

   (6) Collection of Luxury Tax Proceeds.

     (a) On the December 21 following each Contract Year, the Commissioner's Office shall notify the Association and all Clubs of any amounts owed by any Clubs under the Luxury Tax. Clubs shall make Luxury Tax payments to the Commissioner's Office on or before January 31 of the next calendar year.

     (b) Any Club that does not remit the full amount of Luxury Tax due by that date shall have its next Major Leagues Central Fund ("Central Fund") distribution and subsequent distributions, each net of any debt service obligation to Fleet Bank, reduced by up to 50% until such obligation is satisfied. For purposes of this subparagraph (b) only, proceeds from expansion beyond 28 Major League Clubs shall not be considered part of a Club's Central Fund distribution. Further, royalty payments from Major League Baseball Properties shall not be considered part of a Club's Central Fund distribution. Beginning with the day following the payment date specified in subparagraph (a) above, interest shall be charged on any unpaid Luxury Tax amounts at the Imputed Loan Interest Rate for the then current Contract Year. Any interest collected pursuant to the preceding sentence shall be for the benefit of and made available to the Industry Growth Fund and used for the purposes set out in Article XXVI.

C. DETERMINATION OF ACTUAL CLUB PAYROLL

   (1) Definition of Actual Club Payroll.

     "Actual Club Payroll" of a Club in a Contract Year shall be the sum of:

         (a) a 1/28th share (and a similar pro rata share following Major League expansion) of Player Benefit Costs, as determined in Section D below;

         (b) the sum of the yearly Salaries (as determined in accordance with Section E below and as allocated among Clubs in accordance with this Section C) attributable to that Contract Year of all Players under a Uniform Player's Contract with the Club for that Contract Year (including optionally assigned contracts); and

         (c) any other amount includible in or deductible from Actual Club Payroll as a result of the operation of Section C(2)(g) below or as a result of any Club, any Player and/or either of the Parties hereto having engaged in a transaction contrary to Section G(1) below or as a result of an award by the Arbitration Panel under Article XI and/or Section F below.

   (2) Rules for Allocation of Salary.

     (a) GENERAL RULE.

         If a Player remains on a Major League Club's Active List (as defined in
     Article XXI) for an entire championship season, then all of the Salary attributable to the Contract Year in which that championship season falls shall be allocated to the Club's Actual Club Payroll in that Contract
     Year.

     (b) ASSIGNMENT OF CONTRACT.

         If a Uniform Player's Contract is assigned by any means to another Major League Club, the assignor Club shall be allocated Salary through the date of the assignment and Salary shall begin being allocated to the assignee Club on the following day, regardless of the Player's reporting date.

     (c) SALARY INCREASE UPON ASSIGNMENT.

         If a Uniform Player's Contract provides for an increase in Salary upon its assignment to another Major League Club, such increase shall be included in a Player's Salary upon assignment and attributed to the Contract Year (or Years) in which it is to be paid. Any such increase in Salary attributable to the Contract Year during which the assignment occurred shall be allocated to the Actual Club Payrolls of the assignor and assignee Clubs pursuant to Section C(2)(b) above. Any such increase in Salary attributable to a later Contract Year shall be allocated exclusively to the assignee Club.

     (d) CONTRACT SIGNED AFTER OPENING DAY.

         If a Player first enters into a Uniform Player's Contract with a Club after opening day of the championship season and has a Base Salary payable over a full championship season, the Club shall include in Actual Club Payroll such pro rata portion of the

     Base Salary attributable to that Contract Year as the number of days that the Player was on the Club's Active List (as defined in Article XXI) bears to the number of days in the championship season. If such a Player has a Base Salary expressly payable only over the portion of the championship season that the Player is on the Club's Active List, the Club shall include in Actual Club Payroll the entire Base Salary attributable to that Contract Year.

     (e) TERMINATION OF CONTRACT.

         (i) If a Club terminates a Uniform Player's Contract that covers a single championship season, the Club shall include in its Actual Club Payroll for the Contract Year in which that season falls any Salary paid to that Player, either under this Agreement or a Special Covenant to the Contract (subject to any offset called for by this Agreement or a Special Covenant).

         (ii) If a Club terminates a multi-year Uniform Player's Contract while it remains obligated to pay Salary under either this Agreement or a Special Covenant to the Contract, Salary shall be allocated to that Club for each Contract Year during which its obligation continues. Salary shall be attributed to each such Contract Year pursuant to this Article XXIII (subject to any offset called for by this Agreement or a Special Covenant). This attribution shall apply even if the Club pays the Salary in advance.

         (iii) Any Salary owed by a Club pursuant to a Uniform Player's Contract terminated before December 7, 1996, shall not be included in any Club's final Actual Club Payroll.

     (f) SPLIT CONTRACTS.

         A Player signatory to a Split Contract shall be included in Actual Club Payroll at the total amount of his actual baseball earnings under that Contract from Major League Clubs (and from National Association clubs, if any) for that Contract Year, subject to subparagraph (g) below.

     (g) OUTRIGHT ASSIGNMENT TO NATIONAL ASSOCIATION.

         If a Uniform Player's Contract is assigned outright to a National Association club, the Club shall exclude from its Actual Club Payroll such pro rata portion of the Salary attributable to that Contract Year as the number of days during the championship season that the Player was off the Major League Club's 40-man roster bears to the number of days in the championship season; provided, however, that the above exclusion shall not apply to the Salary of any Player whose Contract has been assigned outright to a National Association Club for the purpose of defeating or circumventing the intention of the Parties as reflected by this Article XXIII.

D. BENEFITS OR PLAYER BENEFIT COSTS

   (1) Definition.

     The Clubs' Benefits or Player Benefit Costs for a particular Contract Year shall include the sums paid (or to be paid on a proper accrual basis for that Contract Year) by or on behalf of the Clubs for, to, or on behalf of present Players (and former Players when expressly noted) for:

         (a) Contributions to the Major League Baseball Players Benefit Plan, in the full amounts called for by paragraph 5 of the Agreement Re: Major League Baseball Players Benefit Plan (including contributions made on behalf of former Players and others); provided, however, that any additional contribution allocated to the 1996 Plan year shall not be included in 1997 Benefits;

         (b) Workers' compensation premiums, payroll, unemployment compensation and social security taxes (including payments made on behalf of a Player released from a Contract that covers that Contract Year, provided that the Player's Salary is included in a Club's final Actual Club Payroll for that Contract Year);

         (c) Spring training allowances (as described in Article VII(C)), championship season meal and tip allowances (as described in Article VII(B)), All-Star Game expenses (as adescribed in Article VII(E)) and "in-season supplemental allowances" (as described in Article VII(F));

         (d) Moving and traveling expenses (as described in Article VIII), including payments made to former Players in connection with relocations resulting from assignments while they were active Players;

         (e) Contributions (in their entirety) to the post-season Players' pool as described in Article X;

         (f) The College Scholarship Plan (including payments made on behalf of former players); and

         (g) Player medical costs (I.E., fees to doctors, hospitals, and other health care providers, and the drugs and other medical supplies for the treatment of Player injuries), but not including salaries of trainers or other Club personnel, or the costs of Club medical or training equipment, or any costs reimbursed or paid for through workers' compensation or any other medical insurance. Notwithstanding the foregoing, the amount of Player medical costs included in "Benefits" may not increase by more than ten percent (10%) each Contract Year beginning with the increase from the 1996 to the 1997 Contract Year.

   (2) Limitation on Annual Increase.

     Notwithstanding the foregoing, beginning with the increase from the 1996 to the 1997 Contract Year, the annual rate of increase for Player Benefit Costs in any Contract Year may not exceed the annual rate of increase over that year in the combined "sum of the yearly Salaries" (described in Section C(1)(b) above) for all Clubs.

E. DETERMINATION OF SALARY

The determination of a Player's Salary for a particular Contract Year for the purposes of interpretation and application of this Article XXIII only shall be in accordance with the following rules.

   (1) General Rule.

     "Salary" shall mean the value of the total compensation (cash or otherwise) paid to a Player pursuant to the terms of a Uniform Player's Contract, including any guarantee by the Club of payments by third parties, for a particular championship season. Consistent with the rules set out below, all compensation paid to a Player pursuant to the terms of a Uniform Player's Contract shall be attributable to the Contract Year(s) in which the Player is required under the Contract to render services to a Club as a baseball player, regardless of how the compensation is characterized under the Contract.

   (2) Average Annual Value of Guaranteed Multi-Year Contracts.

     A Uniform Player's Contract with a term of more than one (1) championship season ("Multi-Year Contract") shall be deemed to have a Salary in each Guaranteed Year equal to the "Average Annual Value" of the Contract (plus any bonuses subsequently included by operation of Section E(4) below). "Average Annual Value" shall be calculated as follows: the sum of (a) the Base Salary in each Guaranteed Year plus (b) any portion of a Signing

   Bonus (or any other payment that this Article deems to be a Signing Bonus) attributed to a Guaranteed Year in accordance with Section E(3) below plus
   (c) any deferred compensation or annuity compensation costs attributed to a Guaranteed Year in accordance with Section E(6) below shall be divided by the number of Guaranteed Years.

   (3) Signing Bonuses.

     (a) Any Signing Bonus in a Uniform Player's Contract (and any other payment this Article deems to be a Signing Bonus) shall be attributed, pro rata, over the Guaranteed Years of the Contract. If a Contract contains no Guaranteed Years, the Signing Bonus shall be attributed in full to the first year of the Contract.

   (4) Performance, Award and Other Bonuses.

     (a) Any amounts that are actually earned by a Player as Performance Bonuses, Award Bonuses or any other bonuses properly included in a Uniform Player's Contract shall be included as part of the Player's Salary in the Contract Year in which the service or performance giving rise to the Bonus was provided. Potential bonuses shall not be included in the Average Annual Value calculation made pursuant to Section E(2) above.

     (b) A Special Covenant in a Uniform Player's Contract that provides that Player performance or achievement in one year of the Contract will increase the Base Salary in other year(s) of the Contract shall not be considered in the determination of Salary until the triggering event occurs (other than, if applicable, as a "potential bonus"), unless it is determined by the Arbitration Panel that the Special Covenant was designed to defeat or circumvent the intention of the Parties as reflected in this Article XXIII. As long as such a finding is not made, the additional Base Salary triggered by the Special Covenant shall count as part of the Player's Salary in the Contract Year(s) to which it is attributed by the Contract once the triggering event has occurred. Multi-Year Contracts shall not be recalculated on an Average Annual Value basis once the triggering event has occurred; the additional Base Salary shall be added to the Salary as originally calculated for the Contract Year in question.

   (5) Option Contracts.

     (a) DEFINITIONS.

         (i) A "Club Option Year" shall mean a championship season covered by a Uniform Player's Contract in which the amount payable pursuant to paragraph 2 of the Contract becomes due or guaranteed at the election of the Club or by reason of specified performance by a Player. Club Option Years shall not be considered "Guaranteed Years." In addition, any other championship season covered by a Uniform Player's Contract that is not a Guaranteed Year shall be treated as a Club Option Year.

         (ii) A "Player Option Year" shall mean a championship season covered by a Uniform Player's Contract: (A) in which the amount payable pursuant to paragraph 2 of the Contract becomes due or guaranteed at the election of the Player; or (B) that can be nullified by a Player for a reason other than those set forth in paragraph 7 of the Contract. A Player Option Year shall be considered a "Guaranteed Year" if, pursuant to the Player's right to elect or subject to his right to nullify, the terms of that year are guaranteed within the definition in Section A(8).

         (iii) The Parties recognize that Uniform Player's Contracts have covered and may cover championship seasons that could be characterized under the above definitions as both "Club Option Years" and "Player Option Years" (hereinafter referred to as a "Mutual Option Year"). Salaries under any such Contract that cannot extend beyond the 1999 Contract Year shall be calculated as if the Mutual Option Year is a Player Option Year. Salaries under any such Contract that can extend into the 2000 Contract Year (or beyond) shall be calculated as if the Mutual Option Year is a Player Option Year unless, pursuant to subparagraph (c)(ii) below, the "Club Option Year Value" exceeds 122.5% of the "Highest Guaranteed Year Value" prior to the Mutual Option Year, or its substitute. In the latter event, Salaries under the Contract shall be calculated as if the Mutual Option Year is a Club Option Year and the calculation called for in subparagraph (c)(ii)(B) below shall be made and the entire Signing Bonus shall be allocated over the Guaranteed Years prior to the Mutual Option Year.

     (b) OPTION BUYOUTS.

         (i) GENERAL RULE.

             (A) If a Uniform Player's Contract contains a Club Option Year and the Player is to receive consideration upon the non-exercise of that option ("Option Buyout"), then such Option Buyout shall be deemed a Signing Bonus.

             (B) If a Contract contains more than one Option Buyout, then only the Option Buyout that relates to the earliest Club

         Option Year in the Contract shall be deemed a Signing Bonus. If, however, the Player ultimately receives an Option Buyout that relates to a Club Option Year other than the earliest Club Option Year, that Option Buyout shall be included in Salary in the Contract Year covered by the option that was not exercised.

         (ii) POTENTIAL ADJUSTMENT TO PAYROLL OR TAX REFUND.

         Notwithstanding subparagraph (b)(i) above, if the Player ultimately does not receive the Option Buyout, then for the Contract Year covered by that option, no portion of the Buyout shall be included in any Club's final Actual Club Payroll. In addition, any Club whose final Actual Club Payroll in a previous Contract Year had included that Buyout (or a portion thereof) may elect to:

             (A) receive a deduction (in the full amount of the Buyout included in previous Contract Years) in its final Actual Club Payroll in the Contract Year covered by that option; or

             (B) receive a distribution from the Luxury Tax proceeds described in Section H(4) below in the amount of any Luxury Tax paid by that Club for any Contract Year as a result of the previous inclusion of the Buyout in the Club's final Actual Club Payroll.

     (c) CLUB OPTION YEARS.

         (i) GENERAL RULE. If a Uniform Player's Contract covers one or more seasons that are Club Option Years, the Player's Salary for the championship seasons that are Club Option Years, if exercised, shall be the total of the Base Salary and any bonuses included by operation of Section E(4) above.

         (ii) CONTRACTS EXTENDING INTO 2000 OR BEYOND. This subparagraph (ii) shall apply only to a Uniform Player's Contract agreed to after December 7, 1996 that includes one or more Club Option Years that fall in the 2000 Contract Year or later.

             (A) SPECIAL DEFINITIONS. For the purposes of this subparagraph (ii) only, the following definitions shall apply:

             "Club Option Year Value" shall be the Salary attributed to a Club Option Year under subparagraph (i) above, plus any potential bonuses (other than Award Bonuses) attributable to that Year, minus any Option Buyout that relates to that Club Option Year.

             "Highest Guaranteed Year Value" shall be the sum of the Base Salary plus any attributed Signing Bonus, deferred compensation or annuity costs, plus any potential bonuses (other than Award Bonuses) in the Guaranteed Year of the Contract with the highest such sum; provided, however, that if the Highest Guaranteed Year Value is itself greater than 127.5% of the Average Annual Value of the Contract, then 127.5% of the Average Annual Value of the Contract shall be substituted for the Highest Guaranteed Year Value in the calculation called for by subparagraph (c)(ii)(B) below.

             (B) RULE. If the Club Option Year Value exceeds 122.5% of the Highest Guaranteed Year Value, then the difference between the Club Option Year Value and 122.5% of the Highest Guaranteed Year Value shall be treated as a Signing Bonus in the calculation of the Contract's Average Annual Value.

             (C) POTENTIAL TAX REFUND. If a Club Option Year in a Uniform Player's Contract subject to subparagraph (ii) is not exercised, any Club (including a Club to which the Contract was assigned) that paid Luxury Tax in a Contract Year in which that Club's final Actual Club Payroll included an amount attributed under subparagraph (ii) shall receive a distribution from the Luxury Tax proceeds described in Section H(4) below in the amount of any Luxury Tax paid as a result of that attribution.

     (d) PLAYER OPTION YEARS.

         (i) If a Player fails to exercise or chooses to nullify a Player Option Year that falls before the 2000 Contract Year, the difference between the amount paid to the Player under his Contract and the amount that has been attributed to Actual Club Payroll of a Club shall be added to (or subtracted from) Actual Club Payroll in the Contract Year in which the Player Option Year falls. If the Contract has been assigned, the adjustment called for in the preceding sentence shall be made to the Actual Club Payroll(s) of the Club(s) to which Salary under that Contract had been attributed in any Contract Year.

         (ii) If a Player Option Year falls in the 2000 Contract Year or later, and the Base Salary (plus any attributed Signing Bonus, deferred compensation or annuity costs) ("Player Option Year Value") is less than 80% of the Base Salary (plus any attributed Signing Bonus, deferred compensation or annuity costs) in the Guaranteed Year with the smallest such figure before the first such Player Option Year (80% Figure), then the difference between the 80% Figure and the Player Option Year Value shall be allocated pro rata across the Guaranteed Years preceding the first such Player Option Year; provided, however, that if the 80% Figure is itself less than 75% of the Average Annual Value of the Contract (calculated as if the Player Option Year was not a Guaranteed Year), then the 80% Figure shall instead be 75% of the Average Annual Value calculation set out immediately above.

         (iii) POTENTIAL TAX REFUND. If a Player exercises or chooses not to nullify a Player Option Year subject to subparagraph (ii) above, any Club (including a Club to which the Contract was assigned) that paid Luxury Tax in any Contract Year in which that Club's final Actual Club Payroll included an amount attributed under subparagraph (ii) above shall receive a distribution from the Luxury Tax proceeds described in Section H(4) below in the amount of any Luxury Tax paid as a result of that attribution.

   (6) Deferred Compensation.

     (a) DEFINITION.

     "Deferred Compensation" shall mean any Salary payable to a Player pursuant to a Uniform Player's Contract in a Contract Year after the last championship season for which the Contract requires services as a baseball player to be rendered.

     (b) ATTRIBUTION.

         (i) Deferred Compensation shall be included in a Player's Salary as if paid in the championship season to which it is attributed under a Uniform Player's Contract. If a Contract does not attribute Deferred Compensation, the Contract shall be treated as if the Deferred Compensation was attributed equally to each of the Guaranteed Years in the Contract.

         (ii) If the Deferred Compensation is to be paid with interest at an effective rate that is within one and one-half percentage points of the Imputed Loan Interest Rate for the first Contract Year covered by the Contract, then the Deferred Compensation shall be included at its stated value. Otherwise, the Deferred Compensation shall be included at its present value in the season to which it is attributed, said present value to be calculated by increasing any such payments by the Contract's stated interest rate, if any, and then reducing such payments back to their present value by applying as a discount rate the Imputed Loan Interest Rate for the first Contract Year covered by the Contract. If the terms of a Contract are confirmed by the Association and the PRC before the Imputed Loan Interest Rate for the first Contract Year covered by the contract is available, the Imputed Loan Interest Rate shall be the annual "Federal mid-term rate" as defined in section 1274(d) of the Internal Revenue Code for the month preceding the month in which terms are confirmed. If a Uniform Player's Contract uses the date or year in which a Player retires as a triggering event for the commencement of payment of the Deferred Compensation, it will be assumed for purposes of calculating Salary under this Article only that the Player retires on the day that he reaches age 40 or at the end of the Contract, whichever is later.

     (c) An "Annuity Compensation Arrangement" is an agreement in a Uniform Player's Contract whereby the Club promises to purchase an annuity to pay the Player after he is no longer required to render services as a baseball player under such Uniform Player's Contract.

         (i) The portion of the cost of the annuity to be paid by the Club while the Player is required to render services as a baseball player under the Contract shall be included as Salary for the Contract Year in which such cost is to be paid.

         (ii) The portion of the cost of the annuity instrument to be paid by the Club after the Player is no longer required to render services as a baseball player under such Contract, if any, shall be treated as Deferred Compensation attributable pro rata over the Guaranteed Years of the Contract at its present value as calculated pursuant to paragraph (6)(b) above. Any compensation that the Player is scheduled to receive pursuant to such Annuity Compensation Arrangement shall not be considered Salary or Deferred Compensation.

   (7) Loans to Players.

     For purposes of this Article XXIII, the following rules shall apply to any loans made by a Club to or at the direction of a Player.

         (a) If any such loan bears no interest rate or an effective interest rate more than one and one-half percentage points below the Imputed Loan Interest Rate, then an amount of "Imputed Income" as calculated pursuant to subparagraph (b) below shall be included in the Player's Salary for each Contract Year that the loan remains unpaid. For any other loan, there shall be no "Imputed Income" (as defined in subparagraph (b) below) included in the Player's Salary.

         (b) "Imputed Income" for each Contract Year covered by a Uniform Player's Contract shall be calculated by multiplying the difference between the Imputed Loan Interest Rate and the stated rate, if any, by the outstanding balance of the loan.

         (c) If a Club has made a loan to a Player and forgives part or all of the loan, the forgiven loan amount shall be counted as Salary in the Contract Year in which the loan is forgiven; provided, however, that if a loan that is made after December 7, 1996 is forgiven in a Contract Year in which there is no Luxury Tax, whether such Contract Year is during the term of this Agreement or not, and if the Club forgiving the loan would have been assessed a Luxury Tax for any Contract Year had the loan, by itself or in combination with other loans, been considered Salary from the outset, then the forgiveness of the loan shall be presumed to be an action designed to defeat or circumvent the Luxury Tax. Unless the Club that forgave such a loan can rebut the foregoing presumption, the Club shall be required to pay into the Central Fund an amount equal to the Luxury Tax(es) that the Club would have paid (based on the Applicable Tax Thresholds that were in effect when final Actual Club Payrolls were calculated for the Contract Year(s) in which a Luxury Tax would have been paid) had the forgiven loan (or portion thereof) originally been considered Salary.

F. ASSOCIATION'S RIGHTS

   (1) Actual Club Payroll Information.

     (a) On or before opening day of the 1997 championship season, the PRC shall provide the Association with a list for the 1996 Contract Year of each Club's final Actual Club Payroll, broken down by Player, and 1996 Player Benefit Costs.

     (b) In each Contract Year in which the Luxury Tax is operational, the PRC shall provide the Association with two "Preliminary Actual Club Payroll Compilations," the first of which shall be provided within 14 days following opening day of that championship season and the second of which shall be provided within 14 days following that season's All-Star Game. Each Preliminary Actual Club Payroll Compilation shall consist of a list of each Club's Actual Club Payroll, broken down by Player, and an estimate of Player Benefit Costs for that Contract Year, as of opening day and the All-Star game, respectively. In addition to the above, the Association may, from time to time, request the PRC to produce a Preliminary Actual Club Payroll Compilation or any portion thereof (including the PRC's evaluation of any Uniform Player's Contract, the terms of which have been confirmed by the Association and the PRC) and the PRC shall provide such information within 14 days of each such request, provided that the Association will not make an unreasonable number of requests in any Contract Year.

     (c) Upon the presentation of any evidence that a Player and a Club are prepared to agree to a Uniform Player's Contract, either Party to this Agreement (I.E., the Association or PRC) may initiate a process whereby the Parties prepare and exchange evaluations of that prospective Contract for Luxury Tax purposes. The evaluations shall be exchanged within 48 hours of the initiation of the process by either Party.

     (d) The PRC shall provide the Association with a list of the final Actual Club Payrolls, broken down by Player, and Player Benefit Costs for that Contract Year and the Luxury Tax assessed against each Club ("final Actual Club Payroll Compilation"), if any, for the just completed championship season on or before the December 21 following each championship season covered by this Agreement in which the Luxury Tax is applicable.

   (2) Association's Rights to Challenge.

     (a) INFORMATION PROVIDED PURSUANT TO SECTION F(1)(b).

     The Association shall have the right to question any calculation included in any information provided pursuant to Section F(1)(b) above and the PRC shall provide an answer to any such question within 10 days. If thereafter the Association disagrees with any calcu-lation, it may file a challenge in the Grievance Procedure in Article XI at any time before the next November
   30. At the request of either Party, any such Grievance shall be handled on an expedited basis, with documents being exchanged within 10 days of the filing of the Grievance, a hearing commencing within 15 days of the filing of the Grievance and the Panel issuing an Award (with opinion to follow, if necessary) no later than 15 days after the commencement of the hearing. Failure by the Association to challenge any such calculation shall not preclude the Association from challenging that calculation if contained in a final Actual Club Payroll Compilation nor shall such failure be of any relevance in such a challenge.

         (b) INFORMATION PROVIDED PURSUANT TO SECTION F(1)(c).

     The Association shall have the right to question any calculation included in any information exchanged pursuant to Section

   F(1)(c) above and the PRC shall provide an answer to any such question within 24 hours. If thereafter the Association disagrees with the calculation put forward by the PRC, it may file a challenge in the Grievance Procedure in
   Article XI within three business days. Any such Grievance shall be handled on an expedited basis, with documents being exchanged as soon as possible, a hearing commencing within three business days of the filing of the Grievance (or as soon thereafter as is practicable) and the Panel issuing an Award (with opinion to follow, if necessary) no later than three business days after the commencement of the hearing. Failure by the Association to challenge any such calculation shall not preclude the Association from challenging that calculation if contained in a final Actual Club Payroll Compilation, nor shall such failure be of any relevance in such a challenge. Failure by the PRC to raise or pursue with the Arbitration Panel any disagreement with the Association concerning information exchanged pursuant to Section F(1)(c) above shall be irrelevant to any challenge by the Association to any calculation.

     (c) INFORMATION PROVIDED PURSUANT TO SECTION F(1)(d).

     The Association may challenge any calculation included in information provided pursuant to Section F(1)(d) (the final Actual Club Payroll Compilation) by filing a Grievance pursuant to Article XI. If the Association disagrees with any calculation that affects the Luxury Taxes assessed for that Contract Year, it shall file a Grievance within 45 days after it has received that Year's final Actual Club Payroll Compilation and the notice of assessed Luxury Taxes (see Section B(6)(a)). Failure by the Association to challenge any calculation included in a final Actual Club Payroll Compilation shall not preclude the Association from challenging that calculation if contained in a final Actual Club Payroll Compilation for a later Contract Year, nor shall such failure be of any relevance in such a challenge. Such a challenge, however, will not result in changes to Luxury Tax amounts assessed for prior Contract Years.

     Any Grievance challenging a final Actual Club Payroll Compilation shall be handled by the Parties on an expedited basis with documents being exchanged within 10 days of the filing of the Grievance, a hearing commencing within 15 days of the filing of the Grievance and the Panel issuing an Award (with opinion to follow, if necessary) no later than 15 days after the commencement of the hearing. The filing of a Grievance by the Association shall not preclude the PRC from assessing and collecting the Luxury Tax in accordance with Section B and using Luxury Tax proceeds in accordance with Section H, unless the Chairman of the Arbitration Panel, upon application by the Association, provides otherwise. Unless the Chairman provides otherwise, any adjustments to the Luxury Tax assessments and distributions made pursuant to Section F above necessitated by the resolution of an Association Grievance shall be made by the PRC once the Grievance is finally resolved.

     (d) RELATIONSHIP TO GRIEVANCE PROCEDURE.

         (i) Nothing in this Section F is intended to affect the application of the Grievance Procedure to any other complaint involving the existence or interpretation of, or compliance with, this Article XXIII or any provision therein. Moreover, unless specifically modified by this Section F, it is intended that the provisions of Article XI will govern the resolution of disputes under this Article XXIII.

         (ii) It is agreed that the existence of the expedited procedures in this Section F will not prohibit either Party from arguing that another dispute subject to Article XI should be heard prior to any dispute related to this Article XXIII.

G. OTHER UNDERTAKINGS

     (1) Neither the Parties hereto nor any Club or any Player shall enter into any agreement, Uniform Player's Contract or other transaction, that includes any terms designed to defeat or circumvent the intention of the Parties as reflected by this Article XXIII.

     (2) At the time a Club and a Player enter into any Uniform Player's Contract, or at the time of the assignment of any Uniform Player's Contract, there shall be no unreported understandings or agreements of any kind between the Player and the Club. No other understandings or agreements, whether made before or after the signing of the Uniform Player's Contract or its assignment, shall be valid, recognizable or of any effect whatsoever, unless expressly set forth in a new or supplemental Uniform Player's Contract executed by the Player and the Club and complying with this Agreement and the Major League Rules. (See "Supplemental Agreements" paragraph of the Uniform Player's Contract.)

     (3) If a Club and a Player currently signatory to a Uniform Player's Contract desire to modify or amend their contractual relationship, they must enter into a new Uniform Player's Contract that covers the then current championship season or, if signed after the championship season has started, the next immediate championship season.

   The Average Annual Value of such new Contract shall be increased or decreased, whichever is applicable, by the figure arrived at by subtracting the amount of Salary that has been attributed under the rules of this Article XXIII to a Club in previous Contract Years under the Contract that is being replaced from the amount that was actually paid to the Player by a Club in those Contract Years. If a new Contract is signed during a championship season to commence with the next championship season, the calculation called for in this paragraph (3) shall be performed at the end of the then current championship season. Except for the limited circumstances described in this paragraph (3), no Player may be signatory to more than one unexpired Uniform Player's Contract at any time.

H. USES OF LUXURY TAX PROCEEDS

Luxury Tax proceeds collected pursuant to Section B(6) above shall be used as follows.

     (1) The first $10 million of the proceeds collected for the 1997 Contract Year shall be used for those purposes described in Article XXV (C)(2).

     (2) The next $7 million of the proceeds collected for the 1997 Contract Year shall be used for the purposes described in Article XXV (C)(1)(b).

     (3) The next $3 million of the proceeds (collected for any Contract Year) shall be used to reimburse any initial funding provided by the Clubs to the Industry Growth Fund under Article XXVI (E)(1), with the balance of the $3 million, if any, being for the benefit of and made available to the Industry Growth Fund.

     (4) The next $2.5 million of the proceeds (collected for any Contract Year) shall be held in reserve for the purposes described in paragraphs (5)(b)(ii),
   (5)(c)(ii)(C) and (5)(d)(iii) of Section E and, if the Parties agree based on experience under such Salary attribution rules, another $2.5 million of proceeds (collected for any Contract Year) shall be held in reserve for such purposes. Any amount held in reserve pursuant to this paragraph (4) (and interest earned on such amounts) shall be for the benefit of and made available to the Industry Growth Fund and used for the purposes set out in
   Article XXVI if and when the Parties agree that there is no longer any need for such reserve.

     (5) The remaining proceeds, if any, shall be for the benefit of and made available to the Industry Growth Fund and used for the purposes set out in
   Article XXVI.

ARTICLE XXIV-PAYROLL TAX

A. PURPOSE

The Association, as part of this Agreement, has agreed to make a contribution on behalf of members to be used to further the growth and development of the Game and the industry on an individual Club and on an aggregate basis with the view toward advancing the interests of both the Clubs and the Players.

B. TOTAL PAYMENT

The total amount of contribution ("the Total Payment") shall be equal to the sum of 2.5% of the final Actual Club Payrolls for all Clubs for Contract Years 1996 and 1997, as defined in Article XXIII, subject to the modifications set forth in Section C below. The Association guarantees that the Total Payment shall be no less than $43,088,692. The Association, in its discretion, shall determine the source or sources of funds from which the Total Payment shall be contributed. Subject to any applicable legal limitations, the Parties agree that the Association, in its discretion, may require the Clubs to deduct and retain a specified percentage of payroll as one of the sources of the Total Payment (or a portion thereof).

C. MODIFICATIONS TO DEFINITION OF FINAL ACTUAL CLUB PAYROLL FOR CONTRACT YEARS 1996 AND 1997

In calculating the Total Payment pursuant to this Article, the definition of final Actual Club Payroll in Article XXIII shall be used subject to the following modifications.

     (1) A Club's final Actual Club Payroll shall not include a pro rata share of Player Benefit Costs, as described in Section C(1)(a) and Section D of
   Article XXIII.

     (2) A Club's final Actual Club Payroll shall include only the Salaries of those Players who are on a Club's 25-man roster or Major League Disabled List pursuant to Major League Rule 2(g) on August 31 of the Contract Year in question.

     (3) The Salary of each Player described in Section C(2) above for a given Contract Year shall be calculated as if the Player spent the entire championship season on the 25-man roster or Major League Disabled List of the Club he was on as of that August 31. No such assumption, however, shall be made for purposes of calculating any bonuses.

     (4) Notwithstanding paragraphs (2) and (3) above, the following amounts shall be deducted from each Club's final Actual Club Payroll:

         (a) for the 1996 Contract Year, $109,000 for each Player identified in Section C(2) above with a Base Salary for 1996 of $150,000 or less; and

         (b) for the 1997 Contract Year, $109,000 for each Player identified in Section C(2) above with a Base Salary for 1997 of $175,000 or less.

     (5) Salary shall be determined in accordance with Section E of Article XXIII, except that:

         (a) Paragraphs (5)(c)(ii) and (5)(d)(ii) of Section E shall not be applied in any circumstance; and

         (b) any Mutual Option year (as defined in Section E(5)(a)(iii)), shall be considered a Player Option Year in all circumstances; the rule applicable to Mutual Option Years extending into the 2000 Contract Year or beyond, as described in Section E(5)(a)(iii), shall not be applied.

D. CALCULATION OF TOTAL PAYMENT

     (1) The Total Payment shall be calculated initially by the PRC. The PRC will provide the Association with an initial calculation of the 2.5% sum for the 1996 Contract Year on or before opening day of the 1997 championship season. The PRC will provide the Association with an initial calculation of the 2.5% sum for the 1997 Contract Year on or before February 1, 1998. Each initial calculation shall include the aggregate amount owed and an explanation therefor, including a Club-by-Club listing of the Salaries used to calculate the aggregate amount.

     (2) Within 45 days after the PRC provides the Association with the initial calculations for the 1996 Contract Year and for the 1997 Contract Year, the PRC and the Association shall meet to discuss the PRC's initial calculation for that Contract Year.

     (3) If there is any dispute as to the initial calculations or as to the Total Payment, either Party shall provide notice to the other of such dispute by filing a Grievance pursuant to Article XI no later than 45 days after the date on which the PRC and the Association meet to discuss the PRC's initial calculation for the 1997 Contract Year. At the request of either Party, any such Grievance shall be handled on an expedited basis. Unless the Chairman of the Arbitration Panel provides otherwise, any adjustments to the Total Payment made pursuant to this paragraph (3) necessitated by the resolution of a Grievance shall be made by the Association once the Grievance is finally resolved.

     (4) Other than as expressly provided in paragraph (3) above, nothing in this Section D is intended to affect the application of the Grievance Procedure to any complaint involving the existence or interpretation of, or compliance with this Article XXIV or any provision herein.

E. DATE OF PAYMENT AND USES

The Total Payment shall be paid and used as follows.

     (1) The first $4,088,692 million shall be paid in accordance with, and be used for the purposes described in, Section I(A)(2) of the Strike Settlement. (See Attachment 22.)

     (2) The next $3 million shall be used to reimburse any initial funding provided by the Association to the Industry Growth Fund under Article XXVI(E)(1), with the balance of the $3 million, if any, being for the benefit of and made available to the Industry Growth Fund.

     (3) The next $36 million shall be used for the purposes described in
   Article XXV(C)(3)(b) and (C)(4)(b).

     (4) The balance of the Total Payment shall be for the benefit of and made available to the Industry Growth Fund and used for the purposes set out in
   Article XXVI.

ARTICLE XXV-THE REVENUE SHARING PLAN

A. DEFINITIONS

     (1) "Financial Information Questionnaire," or "FIQ," shall mean the questionnaire completed by each of the Major League Clubs and submitted, together with audited financial statements, on an annual basis for each revenue sharing year to the Office of the Commissioner. A revenue sharing year is defined as the fiscal year of the championship season that falls in that year (and shall be referred to, for any specific revenue sharing year under this Article, as "1996," "1997," "1998," ETC., or the "1996 revenue sharing year," the "1997 revenue sharing year," ETC.). From time to time, Clubs are also required by the Office of the Commissioner to supplement the FIQ by submitting additional information in a "Supplementary Information Questionnaire" ("SIQ").

     (2) "Defined Gross Revenue" shall mean the aggregate operating revenues from baseball operations received, or to be received on an accrual basis, by each Club on an annual basis as reported in the Club's FIQ. "Baseball Operations" shall mean all activities of a Club that generate revenue, except those wholly unrelated to the business of Major League Baseball. Baseball Operations shall include (by way of example, but not by way of limitation):

         (a) an activity that could be conducted by a non-Club entity but which is conducted by a Club because its affiliation or connection with Major League Baseball increases the activity's appeal; and

         (b) an activity from which revenue or value is received as a result of a decision or agreement to forego what otherwise would be Defined Gross Revenue.

     (3) "Central Revenue" shall mean all of the centrally-generated operating revenues of the Major League Clubs that are administered by the Office of the Commissioner or central baseball including, but not limited to, revenues from national and international broadcasting agreements (television, cable and radio), Major League Baseball Properties, Baseball Television, Inc., Major League Baseball Enterprises, the Copyright Arbitration Royalty Panel, superstation agreements between the Commissioner's Office and the Clubs whose games are transmitted on a distant signal ("Superstation Agreements"), the All-Star Game and national marketing and licensing.

     (4) "Local Revenue" shall mean a Club's Defined Gross Revenue less its share of Central Revenue.

     (5) "Actual Stadium Expenses" shall mean the "Stadium Operating Expenses" of each Club, as reported on an annual basis in the Club's FIQ.

     (6) "Net Local Revenue" shall mean a Club's Local Revenue less its Actual Stadium Expenses.

     (7) The "Participating Clubs" shall be all existing Clubs (even if relocated) for all years of this Agreement, except the Colorado Rockies and the Florida Marlins shall be included as Participating Clubs beginning with 1998. The Tampa Bay Devil Rays and the Arizona Diamondbacks shall be included as Participating Clubs beginning with 2000.

     (8) For the "Straight Pool Plan" operating at full (100%) implementation, the amount of net payment or net receipt for each Participating Club shall be determined as follows: Each Participating Club contributes 39% of its Net Local Revenue to a putative pool; that pool is then divided equally among all Participating Clubs, with the difference between each Club's payment into the putative pool and its receipt therefrom producing the net payment or net receipt for that Club.

     (9) For the "Split Pool Plan" operating at full (100%) implementation, the amount of net payment or net receipt for each Participating Club shall be determined as follows: Each Participating Club contributes 20% of its Net Local Revenue to a putative pool; 75% of that pool is divided equally among all Participating Clubs; the remaining 25% of the pool is divided only among Participating Clubs below the arithmetic mean of Net Local Revenue in proportion to each such Club's distance from said average, with the difference between each Club's payment into the putative pool and its receipt or receipts therefrom producing the net payment or net receipt for that Club.

     (10) The "Hybrid Plan" operates by assigning to each Participating Club the more favorable result to that Club at full (100%) implementation of the Straight Pool Plan or the Split Pool Plan. The operation of the Hybrid Plan will create a "Shortfall," in the sense that payments due from Participating Clubs will be less than the payments due to other Participating Clubs.

     (11) Those Participating Clubs that receive net receipts in a given revenue sharing year under the revenue sharing plan shall be referred to for that year as "Payee Clubs." Those Participating Clubs that make net payments in a given revenue sharing year shall be referred to for that year as "Payor Clubs."

     (12) For 1998 and 1999 only, "Supplemental Pool Payments" shall be made available to certain Participating Clubs from a total of $36 Million produced pursuant to Article XXIV. The Supplemental Pool Payments shall be payable $18 Million in December 1998 and $18 Million in December 1999.

     (13) The "Administrator" shall be the representative (or representatives) responsible, in consultation with the Association, for administration of the revenue sharing plan under this Article. (See Section D, Administration, below.)

B. GENERAL PRINCIPLES

   (1) Intent of the Plan.

     (a) NET TRANSFER VALUE. The intent of the revenue sharing plan is to effect a net transfer of Net Local Revenue among Participating Clubs of $70 Million at 100% implementation of the plan, based on 1994 projections.

     (b) MARGINAL TAX RATE. The maximum marginal tax rate on Payor Clubs under the plan shall not exceed 20% at full (100%) implementation of the plan.

   (2) Other Sharing.

     (a) GATE RECEIPTS AND LOCAL PAY CABLE. Effective with 1996, the Clubs shall cease sharing gate receipt revenues pursuant to Article 7.6 of the American League Constitution and Article Thirteen of the National League Constitution and local pay cable revenues pursuant to the Radio and Television Broadcasting Agreement of the American League Clubs and the National League Television Agreement. Notwithstanding the foregoing, the League Offices shall be funded in a substantially equivalent fashion as they have been in the past.

     (b) CENTRAL REVENUE. Except as specifically provided in paragraphs (1) and
   (2) of Section C below with respect to a total of $32.4 Million in superstation payments attributed to 1994 and 1995, nothing in this Article is intended to alter current agreements among the Clubs pertaining to Central Revenue, including but not limited to, the Major Leagues Central Fund ("Central Fund"), Major League Baseball Properties, Baseball Television, Inc., Major League Baseball Enterprises, the Copyright Arbitration Royalty Panel, Superstation Agreements, the All-Star Game and national marketing and licensing.

   (3) Accounting Rules.

     (a) In calculating net payments and net receipts, the Administrator, on behalf of the Clubs, shall use the definitions contained in the 1995 FIQ, subject to the provisions of Section D below. Although the intention is to follow Generally Accepted Accounting Principles ("the GAAP rules") in the adoption and application of revenue and expense definitions contained in the FIQ and in the accounting conventions, policies and practices reflected in the FIQ (and in any changes to any of the foregoing), it is acknowledged that specific exceptions to the GAAP rules have been and will be warranted to ensure uniformity, consistency and fair treatment among the Clubs, subject to the provisions of Section D below.

     (b) The Association has received copies of two Reports ("the Reports") containing the accounting procedures the Clubs desire the Administrator to utilize in the administration of the revenue sharing plan. The Reports are entitled: "Revenue Sharing Definitions Labor Policy Committee Recommendations Draft 11/5/96";

   and "Revenue Sharing Definitions Subcommittee Review of MLB Accounting Practices August 29, 1996." The Reports recommend that the GAAP rules are an acceptable basis for reporting most financial transactions and therefore should be followed as a general rule in the adoption of revenue and expense definitions contained in the FIQ. The Reports further recommend that the GAAP rules or, in designated situations, federal tax principles, should be the "default" standards in the accounting conventions, policies or practices relating to information contained in the FIQ. The Reports also recommend some departures from the GAAP rules for certain specified transactions. Utilization by the Administrator of the recommendations contained in the Reports is subject to consultation with the Association and the other procedures set out in Section D below.

   (4) Interests of the Association.

     The revenue sharing plan may have a significant impact on the industry globally as well as on individual Clubs. Accordingly, the Parties acknowledge that the Association has a significant interest in any aspect of the revenue sharing plan or its operation materially affecting either: (a) the overall industry-wide net transfer of Net Local Revenue among Participating Clubs; or
   (b) the amounts of net payments made by individual Payor Clubs and the amounts of net receipts received by individual Payee Clubs. The Parties also acknowledge that the Association has a significant interest in the administration and distribution of Supplemental Pool Payments. This paragraph shall not be construed to limit the Association's right to assert that it has other legitimate interests in the operation of the plan.

   (5) Other Undertakings.

     (a) A principal objective of the revenue sharing plan is to promote the growth of the Game and the industry on an individual Club and on an aggregate basis. Accordingly, net receipts and Supplemental Pool Payments received under the revenue sharing plan will be used in furtherance of this objective.

     (b) The Clubs and the Association recognize that the participation of two Clubs is necessary for the production of the on-field competition that the Clubs sell to the public. The net payments and net receipts required by this
   Article XXV reflect a continuation of the amounts paid directly to the visiting Clubs and are in recognition of the fact that visiting Clubs should share, and traditionally have shared, in the economic benefits jointly generated by the Game at another Club's home field.

     (c) The Clubs and the Association agree that the amounts paid as Supplemental Pool Payments are contributions made on behalf of the members of the Association pursuant to Article XXIV to further the growth and development of the Game with the view toward advancing the interests of both the Clubs and the Players. Accordingly, the amounts paid as Supplemental Pool Payments shall be regarded by the Clubs as if such amounts were net receipts produced under the revenue sharing plan.

     (d) None of the Parties hereto shall enter into any agreement, or engage in any transaction or other conduct, designed to defeat or circumvent the intentions of the Parties as reflected in this Article XXV.

C. OPERATION

   (1) 1996.

     (a) For 1996, the Hybrid Plan will be implemented on a 60% basis:
   Participating Clubs will pay or receive (as the case may be) 60% of the net payment or net receipt produced by the Hybrid Plan at full (100%) implementation. Any Shortfall produced shall be funded by superstation payments attributed to 1994 and 1995.

     (b) In addition to the net payments or net receipts produced by the Hybrid Plan in 1996 (as set out in Section C(1)(a)), each of the five (5) American League Clubs that ranks the lowest in Net Local Revenue for 1996 shall be paid an additional $1.4 Million on February 1, 1998. Such payments shall be funded by Luxury Tax proceeds for the 1997 Contract Year pursuant to Article XXIII, to the extent that sufficient proceeds are available for this purpose after up to $10 Million of those proceeds have been used as described in Section C(2) below. If the remaining 1997 Luxury Tax proceeds are insufficient to fund completely all such payments, then the balance of such payments shall be funded by any superstation payments attributed to 1994 and 1995 that may remain following the operation of Section C(1)(a) above and Section C(2) below. If the foregoing sources are insufficient to fund all such payments, then each such payment shall be reduced proportionately as a result of the insufficiency.

     (c) The five (5) American League Clubs described in subparagraph (b) above shall, upon the recommendation of the Administrator after consultation with the Association, be allowed to take advances against the payments described in subparagraph (b) above (or some portion thereof) in June 1997. In making a recommendation to allow advances to be taken in June 1997, the

   Administrator shall consider the following: (i) the first 1997 Preliminary Actual Club Payroll Compilation provided to the Association pursuant to
   Article XXIII F(1)(b), (ii) the amount of Luxury Tax likely to result therefrom, (iii) the amount of superstation payments attributed to 1994 and 1995 remaining after the operation of subparagraph (a) above, and (iv) the amount of 1997 Luxury Tax proceeds and superstation payments attributed to 1994 and 1995 that are likely to be needed to fund the Shortfall created by the operation of Section C(2) below. If the Administrator recommends that advances be allowed in June 1997, those advances shall be funded by superstation payments attributed to 1994 and 1995; provided, however, that if it is ultimately determined that there are 1997 Luxury Tax proceeds available to fund the payments to the five American League Clubs, or any portion thereof, appropriate amounts will be reimbursed to the Central Fund to replace the superstation payments attributed to 1994 and 1995 that were used to fund the advances.

   (2) 1997.

     For 1997, the Hybrid Plan will be implemented on a 60% basis: Participating Clubs will pay or receive (as the case may be) 60% of the net payment or net receipt produced by the Hybrid Plan at full (100%) implementation. Any Shortfall produced shall be funded, up to no more than $10 Million, by Luxury Tax proceeds for the 1997 Contract Year pursuant to Article XXIII. Any excess Shortfall over $10 Million shall be funded only by any superstation payments attributed to 1994 and 1995 remaining after the operation of Section C(1)(a) above. If the foregoing sources are insufficient to fund completely the Shortfall, then those Participating Clubs that benefit from the Straight Pool Plan as opposed to the Split Pool Plan shall receive only a portion of that benefit. The portion of the benefit to be received by a Participating Club in such event shall be calculated by multiplying the total amount available to fund the Shortfall by a fraction, the numerator of which is the value of the benefit the Participating Club would have received in 1997 by operation of the Straight Pool Plan as opposed to the Split Pool Plan and the denominator of which is the total value of the benefit that would have been received in 1997 by all Participating Clubs that would have achieved a more favorable result by operation of the Straight Pool Plan as opposed to the Split Pool Plan.

   (3) 1998.

     (a) For 1998, the Split Pool Plan will be implemented on an 80% basis:
   Participating Clubs will pay or receive (as the case may

   be) 80% of the net payment or net receipt produced by the Split Pool Plan at full (100%) implementation.

     (b) In addition to the net payments or net receipts produced by operation of subparagraph (a) above, Supplemental Pool Payments shall be payable in December 1998 to all Participating Clubs that, had the Hybrid Plan been in effect for 1998 on an 80% basis, would have been assigned the more favorable result under the Straight Pool Plan, as opposed to the Split Pool Plan (see Section A(10) above). Supplemental Pool Payments shall be distributed as follows:

         (i) Nine Million Dollars, to be distributed to the Participating Clubs described above in this subparagraph (b). The amount distributed to each such Participating Club shall be calculated by multiplying $9 Million by a fraction, the numerator of which is the value of the benefit the Participating Club would have received in 1998 by operation of the Straight Pool Plan as opposed to the Split Pool Plan and the denominator of which is the total value of the benefit that would have been received in 1998 by all Participating Clubs that would have achieved a more favorable result by operation of the Straight Pool Plan as opposed to the Split Pool Plan.

         (ii) Four and One-Half Million Dollars, to be distributed among each Participating Club described above in this sub-paragraph (b) that is actually a Payor Club for 1998 pursuant to subparagraph (a) above. To determine the amount due to individual Clubs, the eligible Clubs shall be ranked, from highest to lowest, based on each Club's percentage increase in Net Local Revenue, to be calculated by dividing each Club's Net Local Revenue for 1998 by its Net Local Revenue for 1997. Based on that ranking, each eligible Club will take the applicable amount of the funds available under this subparagraph (ii) in accordance with the schedule set out in Attachment 16.

         (iii) Four and One-Half Million Dollars, to be distributed among each Participating Club described above in this sub-paragraph (b) that is actually a Payee Club for 1998 pursuant to subparagraph (a) above. To determine the amount due to individual Clubs, the eligible Clubs shall be ranked, from highest to lowest, based on each Club's percentage increase in Net Local Revenue, to be calculated by dividing each Club's Net Local Revenue for 1998 by its Net Local Revenue for 1997. Based on that ranking, each eligible Club will take the applicable amount of the funds available under this subparagraph (iii) in accordance with the schedule set out in Attachment 16.

   (4) 1999.

     (a) For 1999, the Split Pool Plan will be implemented on an 85% basis:
   Participating Clubs will pay or receive (as the case may be) 85% of the net payment or net receipt produced by the Split Pool Plan at full (100%) implementation.

     (b) In addition to the net payments or net receipts produced by operation of subparagraph (a) above, Supplemental Pool Payments shall be payable in December 1999 to all Participating Clubs that, had the Hybrid Plan been in effect for 1999 on an 85% basis, would have been assigned the more favorable result under the Straight Pool Plan, as opposed to the Split Pool Plan (see Section A(10) above). Supplemental Pool Payments shall be distributed as follows:

       (i) Nine Million Dollars, to be distributed to the Participating Clubs described above in this subparagraph (b). The amount distributed to each such Participating Club shall be calculated by multiplying $9 Million by a fraction, the numerator of which is the value of the benefit the Participating Club would have received in 1999 by operation of the Straight Pool Plan as opposed to the Split Pool Plan and the denominator of which is the total value of the benefit that would have been received in 1999 by all Participating Clubs that would have achieved a more favorable result by operation of the Straight Pool Plan as opposed to the Split Pool Plan.

       (ii) Four and One-Half Million Dollars, to be distributed among each Participating Club described above in this sub-paragraph (b) that is actually a Payor Club for 1999 pursuant to subparagraph (a) above. To determine the amount due to individual Clubs, the eligible Clubs shall be ranked, from highest to lowest, based on each Club's percentage increase in Net Local Revenue, to be calculated by dividing each Club's Net Local Revenue for 1999 by its Net Local Revenue for 1998. Based on that ranking, each eligible Club will take the applicable amount of the funds available under this subparagraph (ii) in accordance with the schedule set out in Attachment 16.

       (iii) Four and One-Half Million Dollars, to be distributed among each Participating Club described above in this sub-paragraph (b) that is actually a Payee Club for 1999 pursuant to subparagraph (a) above. To determine the amount due to individual Clubs, the eligible Clubs shall be ranked, from highest to lowest, based on each Club's percentage increase in Net Local Revenue, to be calculated by dividing each Club's Net

     Local Revenue for 1999 by its Net Local Revenue for 1998. Based on that ranking, each eligible Club will take the applicable amount of the funds available under this subparagraph (iii) in accordance with the schedule set out in Attachment 16.

   (5) 2000.

     For 2000, the Split Pool Plan will be implemented on a 100% basis:
   Participating Clubs will pay or receive (as the case may be) 100% of the net payment or net receipt produced at full (100%) implementation.

   (6) 2001 (If Association Option Exercised).

     For 2001, if the Association exercises its option to extend this Agreement under Article XXVII, the Split Pool Plan will be implemented on a 100% basis:
   Participating Clubs will pay or receive (as the case may be) 100% of the net payment or net receipt produced by the Split Pool Plan at full (100%) implementation.

D. ADMINISTRATION

   (l) Responsibility.

     The administration of the revenue sharing plan under this Article XXV shall be the responsibility of the Administrator in consultation with the Association. The Administrator shall be a Committee of Clubs and/or representatives designated by the Major League Baseball Executive Council. The Administrator shall be designated within 30 days following the execution of this Agreement.

   (2) Duties of Administrator.

     The Administrator shall have the following duties and responsibilities, to be performed in consultation with the Association:

         (a) CALCULATIONS AND DETERMINATION OF PAYMENT SCHEDULE. The Administrator shall calculate and determine the timing of payment and distribution of net payments and net receipts by (or to) Participating Clubs. In this regard, the Administrator is authorized to require estimated partial payments and distributions during the course of a revenue sharing year and to assess reasonable penalties for intentionally inaccurate estimates by Clubs. The schedule for retroactive payments relating to 1996 shall be in accordance with Section V of the Strike Settlement. Beginning with the payments relating to 1997, unless and until altered by the Administrator in consultation with the Association, the Clubs shall make payments to the Administrator in each year of the revenue sharing plan under the following schedule:

                           -----------------------------------------------------------------------
                             REPORTING        PAYMENT     DISTRIBUTION
                             DATE              DATE           DATE           AMOUNT OF PAYMENT
--------------------------------------------------------------------------------------------------
   Payment 1                May 15            May 25         June 1          33% of Estimated
                                                                             Annual Net Payment
--------------------------------------------------------------------------------------------------
   Payment 2                July 15           July 25        August 1        66% of Estimated
                                                                             Annual Net Payment
                                                                             Less: Payment 1
--------------------------------------------------------------------------------------------------
   Payment 3                September 25      September 30   October 1       100% of Estimated
                                                                             Annual Net Payment
                                                                             Less: Payments 1 and 2
--------------------------------------------------------------------------------------------------
   Payment 4                November 15        November 25   December 1      Post-Season True-Up,
                                                                             Unaudited
--------------------------------------------------------------------------------------------------
   Payment 5                March 31           June 7        June 15         Final Determination of
                                                                             Annual Net Payment
                                                                             Based on Audited
                                                                             Results
--------------------------------------------------------------------------------------------------

             (i) The "Reporting Date" shall be the date on which the Clubs submit their most recent estimate of Net Local Revenues.

             (ii) The "Payment Date" shall be the date on which the Payor Clubs pay estimated amounts to the Administrator based on an updated revenue sharing calculation provided to the Clubs.

             (iii) The "Distribution Date" shall be the date on which the Administrator distributes estimated amounts to Payee Clubs based on the updated revenue sharing calculation.

         In determining whether to alter the foregoing schedule, the Administrator shall accord substantial weight to the cash flow needs under this Agreement of the industry as a whole, as opposed to any specific Club. The Administrator shall also provide the Association with notice of any inter-Club disputes relating to the payment and distribution of net payments and receipts and the resolution of said disputes.

         (b) REVIEW OF ACCOUNTING AND REPORTING PRACTICES. The Administrator shall review the accounting and reporting practices of the Clubs, as reflected in Club financial information submitted in connection with the FIQs, audited financial statements, and any SIQs or supplemental information required by the Administrator to be submitted by Clubs. The Administrator shall also conduct regular full independent audits of the Clubs and of particular significant transactions (E.G., related party transactions). In this regard, the Reports described in Section B(3)(b) recommend that all Clubs should undergo a full compliance audit in the first revenue sharing year and that thereafter, each Club should undergo a full compliance audit at least every other revenue sharing year. (Utilization by the Administrator of the recommendations contained in the Reports is subject to consultation with the Association and the other procedures set out in this Section D.) The Administrator shall advise the Association in advance of the scheduling of all such audits. The Administrator is also authorized to make appropriate changes, in furtherance of the objectives described below in Section D(2)(c), in the definitions, accounting conventions, policies or practices reflected in the FIQ, subject to prior notice to, and consultation with, the Association. The Administrator is also authorized to require more detailed Club submission of line items as set out in the FIQ.

         (c) OBJECTIVES. In performing functions under this paragraph (2), the objectives of the Administrator are: (i) to achieve uniformity and consistency in reporting among Clubs;

             (ii) to achieve uniformity and consistency in reporting from revenue sharing year to revenue sharing year;

             (iii) to accord fair treatment in the calculation of net payments and net receipts;

             (iv) to be fair, impartial and objective in assessing and evaluating new issues that arise in the operation of the plan; and

             (v) to remain faithful to the agreement of the Parties reflected in this Article XXV.

   (3) Specific Prohibition.

     In performing duties and responsibilities in the administration of the revenue sharing plan, the Administrator shall not materi-ally affect the agreement of the Parties as reflected in this Article, including, but not limited to:

         (a) the industry-wide net transfer of Net Local Revenue among Participating Clubs; or

         (b) the amounts of contributions made by individual Payor Clubs and the amounts of payments received by individual Payee Clubs; or

         (c) the distribution of Supplemental Pool Payments.

E. PARTICIPATION OF THE ASSOCIATION

   (1) Consultation.

     (a) Within 30 days following execution of this Agreement, the Administrator shall promptly notify and consult with the Association in advance with regard to proposed actions the Administrator intends to take pursuant to paragraphs
   (1), (2)(a) and (2)(b) of Section D above in connection with the administration of the revenue sharing plan. The Administrator and the Association shall thereafter meet regularly on a monthly basis to facilitate administration of the plan. Further, the Administrator shall regularly notify and consult with the Association with respect to any proposed changes described in Section D(2)(b), or as to any other proposed changes in the administration of the plan, and with respect to preliminary and final estimated partial payment calculations, and preliminary and final calculations regarding net payments or net receipts due under the plan.

     (b) Failure by the Association to challenge at the consultation stage with the Administrator or under the Grievance Procedure in Article XI any such proposed actions, changes, or preliminary estimated partial payment calculations or preliminary calculations regarding net payments or net receipts described above in Section E(1)(a) shall not preclude the Association from challenging under the Grievance Procedure in Article XI any action taken, changes made, or final estimated partial payment calculations or final calculations regarding net payments or net receipts made by the Administrator in connection with the administration of the plan. Further, nothing in this Article, including, but not limited to, the consultation rights accorded the Association, is intended to limit either the substantive rights of the Association under this Article or the application of the Grievance Procedure in Article XI as to any complaint involving the existence or interpretation of, or compliance with, this Article or any provision herein.

     (c) The filing of a Grievance under Article XI by the Association shall not preclude the Administrator from calculating, collecting or redistributing estimated partial payments or receipts or final net payments or receipts in accordance with this Article, unless the Chairman of the Arbitration Panel, upon application by the Association, provides otherwise. Unless the Chairman provides otherwise, any adjustments to the calculation, collection or redistribution of estimated partial payments or receipts or of final net payments or receipts pursuant to this Article necessitated by the resolution of an Association Grievance shall be made by the Administrator once the Grievance is finally resolved.

   (2) Right to Information.

     The Administrator shall provide to the Association, upon request, any relevant information necessary to the Association's performance of its functions under this Article as collective bargaining representative. More specifically, and not by way of limitation, the Administrator shall promptly provide to the Association on a regular basis for each revenue sharing year of this Agreement, copies of the following documents (in hard copy and/or computer readable form, whichever is available) within 10 days following preparation by or receipt by the Administrator of such data, except that copies of documents responsive to subparagraphs (e), (j) and (l) shall be provided within 30 days following preparation of such data by the Clubs (or the Administrator), as the case may be:

         (a) the form FIQ to be submitted by Clubs, together with any form SIQ or other forms requiring the submission of supplemental information to the Administrator by Clubs;

         (b) any proposed changes in the form FIQ, SIQ or other forms to be submitted to the Administrator by the Clubs, together with any explanatory reports, if any, regarding such proposed changes;

         (c) completed FIQs, SIQs or other supplemental information forms submitted to the Administrator by each Club;

         (d) audited financial statements submitted by each Club;

         (e) summaries of local media contracts (and/or of any other individual Club contracts) submitted by each Club to, or maintained under the supervision of, the Office of the Commissioner (or the Administrator);

         (f) any industry-wide compilation of revenue and expense data, whether broken out by individual Club or groups of Clubs;

         (g) any completed forms submitted by the Clubs to the Administrator in connection with the preparation of estimates of net payments or net receipts;

         (h) any preliminary estimated partial payment calculations or preliminary calculations by the Administrator of net payments and net receipts due under the plan;

         (i) any document prepared by or on behalf of the Administrator in connection with a full or partial independent audit of any Club conducted by or on behalf of the Administrator as described in Section D(2)(b) and Section E(3)(a) of this Article;

         (j) upon specific request by the Association, any Club document(s) examined or required to be examined by or on behalf of the Administrator in connection with a full or partial independent audit of any Club conducted by or on behalf of the Administrator as described in Section D(2)(b) and Section E(3)(a) of this Article;

         (k) any final calculations by the Administrator of estimated partial payments, net payments and net receipts due under the plan; and

         (l) upon specific request by the Association, a description of the methodologies, assumptions and procedures used by the Administrator to calculate and/or to reconcile items reported in Club FIQs and Club audited financial statements.

   (3) Right to Audit.

     (a) The Association shall have the right, at any time during this Agreement, to require the Administrator to conduct a full or partial independent audit of any Club for a given revenue sharing year or of any particular transaction, regardless of whether such an audit would have been required by the Administrator under the procedures referred to in Section D(2)(b) above. Further, should the Association require such an audit, the Association shall also have the right to require the Administrator to examine specified transactions, revenue and/or expense items, and/or to require reconciliation of the Club's FIQ and audited financial statements in specified areas. The Association also shall have the right to require the Administrator to examine specified Club document(s). The Administrator shall conduct the audit within a reasonable period of time from the date of a written demand therefor by the Association. To the extent practicable, such audit will be con-ducted under the same procedures and under the same time schedule as other audits conducted by the Administrator in accordance with Section D(2)(b) above. All expenses for such audits shall be borne solely by the Administrator.

     (b) Upon a showing of good cause, the Association shall have the right to conduct its own full or partial independent audit of any such Club or transaction, upon written notice to the Administrator. The Administrator shall promptly arrange the date for the Association's audit, to be conducted within a reasonable period of time from the date of the Association's notice pursuant to this subparagraph.

     (c) Notwithstanding the provisions of Section D(2)(b), Section E(3)(a) and Section E(3)(b) above, and without regard to whether the Administrator has conducted an audit pursuant to Section D(2)(b) or Section E(3)(a) of any Club (or Clubs), the Association, upon written notice to the Administrator, shall have the right to conduct its own full or partial independent audit of six
   (6) Clubs per year for each of the revenue sharing years, 1998, 1999 and 2000. Notwithstanding the foregoing, upon a showing of good cause, the Association shall have the right to conduct its own full or partial independent audit of more than six (6) Clubs for each of the revenue sharing years, 1998, 1999 and 2000. The Administrator shall promptly arrange the date for the Association's audit, to be conducted within a reasonable period of time from the date of the Association's notice pursuant to this subparagraph.

     (d) Any audits conducted by the Association pursuant to subparagraphs (b) or (c) above, may be conducted by representatives of the Association's choice, including accountant(s) employed on the Association's staff, so long as such representatives are working under the supervision of a Certified Public Accountant(s) of the Association's choice.

     (e) The Association shall utilize the rights set forth in this paragraph
   (3) in good faith and only in furtherance of its interest in ensuring compliance with this Agreement. In no event will the Association conduct an unreasonable number of its own audits for any revenue sharing year.

   (4) Confidentiality.

     Any financial information obtained by the Association from the Clubs (or the Administrator) pursuant to this Article shall be subject to the Confidentiality Agreement appended hereto in Attachment 17.

ARTICLE XXVI-THE INDUSTRY GROWTH FUND

A. OBJECTIVE AND PURPOSES

The Parties shall establish the Industry Growth Fund ("IGF") no later than May 1, 1997. The objective of IGF is to promote the growth of baseball in the United States and Canada, as well as throughout the world. To this end, IGF will be operated jointly by Players and Clubs in furtherance of the following purposes:

     (1) to enhance fan interest in the game;

     (2) to increase baseball's popularity; and

     (3) to ensure industry growth into the 21st Century.

B. JOINT ACTIVITIES

In furtherance of the purposes described above in Section A, the Parties shall make funds available to IGF for joint activities supervised by the Association and the Clubs in the following areas:

     (1) licensing, promotional, advertising and marketing projects;

     (2) international development, including Player tours, licensing, media relations and support for baseball federations throughout the world;

     (3) development and use of new media technology;

     (4) community service activities;

     (5) enhancement in popularity and revenue growth among those Clubs that are or have been Payee Clubs under Article XXV during the term of this Agreement, with particular attention to the interests of cities and communities in the retention of Major League Clubs (provided that funds are distributed based on investment criteria and not as automatic supplements to revenue sharing pursuant to Article XXV); and

     (6) any other joint activities deemed by the Parties to be in furtherance of the purposes of IGF.

C. ADMINISTRATION

   (1) Board of Directors.

     (a) Within 30 days of the execution of this Agreement, the Parties shall appoint a Board of Directors of IGF ("the IGF Board"), consisting of seven members. The Executive Director of the Asso-ciation and the Chief Labor Negotiator of the PRC, or their designees, shall serve as Co-Chairs of the IGF Board. The Association and the PRC, on behalf of the Clubs, shall each appoint two additional members ("Association Members" and "Club Members", respectively). One additional member ("Independent Member") shall be appointed jointly by the PRC, on behalf of the Clubs, and the Association. The Independent Member shall not be a current employee, vendor, contractor, partner, member of, or consultant to, any Club, the PRC, the Association or any other centrally-operated Baseball entity. The IGF Board shall consist of the two Co-Chairs, the two Association Members, the two Club Members and the one Independent Member.

     (b) It shall be the responsibility of the IGF Board to oversee the operation and activities of IGF. The IGF Board shall meet in person at least three times each year. The IGF Board may also hold conference calls and receive reports and other information about the activities and operation of IGF.

   (2) Co-Operating Officers.

     Within 30 days from the date of execution of this Agreement, the Association and the PRC, on behalf of the Clubs, shall each appoint one Co-Operating Officer for IGF. The responsibilities of the Co-Operating Officers shall be:

         (a) to work together in the operation and administration of IGF on a day-to-day basis;

         (b) to formulate, plan and agree upon joint activities (including budgets, contractors and/or vendors therefor) as described in Section B above;

         (c) to consult with the IGF Board regarding joint activities (including budgets, contractors and/or vendors therefor) as described in Section B above and as agreed upon by the Co-Operating Officers; and

         (d) to otherwise make regular reports to the IGF Board about current and future IGF activities.

D. DISPUTE RESOLUTION

   (1) Disputes Concerning Joint Activities.

     Any dispute concerning a decision whether or not to participate in a joint activity, including disputes over budgets, the selection of contractors and/or vendors therefor, shall be resolved by the Co-Chairs of the IGF Board and, absent resolution by them, such joint activity shall not be undertaken. Decisions by the Co-Chairs with respect to this type of dispute shall be final and binding upon the Parties.

   (2) Disputes Subject to Resolution by the Independent Member.

     Any dispute regarding the day-to-day operations of IGF (other than the disputes described in paragraph (1) above) shall be subject to resolution by the Independent Member. Either of the Co-Operating Officers shall have the right to bring such a dispute to the attention of the Independent Member by written notice within seven (7) business days from the date such dispute arises, with a copy simultaneously to the other Co-Operating Officer. The Independent Member, within five (5) business days from receipt of such written notice, shall render a decision resolving the dispute. In reaching the decision, the Independent Member shall accord paramount consideration to the objective and purposes of IGF, as described in Section A above, as well as to the funding available to IGF, as described in Section E below. The Independent Member's decision resolving the dispute shall be in writing with a brief explanation of the reasons therefor. The decision of the Independent Member shall be final and binding upon the Parties.

   (3) Other Disputes.

     Except for disputes subject to paragraph (1) or (2) above, nothing in this
   Article XXVI is intended to affect either the substantive rights of the Parties under this Article XXVI or the application of the Grievance Procedure in Article XI to any other complaint involving the existence or interpretation of, or compliance with this Article or any provision herein.

E. FUNDING

   (1) Initial Funding.

     Until such time as there is adequate funding for IGF activities as a result of the operation of paragraphs (2) through (4) below, the Clubs and the Association shall each make available to IGF up to $3 million for use in the activities described in Section B above. Funding under this paragraph (1) shall be made available by the Clubs and the Association in equal amounts based upon a request by the Co-Operating Officers.

   (2) Luxury Tax Proceeds.

     All Luxury Tax proceeds remaining after the operation of Article XXV, paragraphs C(2) and C(1)(b) and Article XXIII(H) (including any interest collected pursuant to Article XXIII(B)(6)) shall be made available to IGF for use in the activities described in Section B above.

   (3) Payroll Tax Proceeds.

     All Payroll Tax proceeds remaining after deduction of the amounts called for in the Strike Settlement, the operation of Article XXV(C)(3)(b) and C(4)(b) and the operation of Article XXIV(E) shall be made available to IGF for use in the activities described in Section B above.

   (4) Additional Voluntary Contributions.

     In addition to the funding otherwise called for by this Section E, either the Association, in its discretion, or the Clubs, in their discretion, may contribute additional amounts to IGF for use in the activities described in Section B above.

F. OPTION EXERCISE

Notwithstanding any other provision of this Article XXVI, and only if the Association exercises its option under Article XXVII to extend this Agreement, the following provisions shall apply with respect to 50 percent of the Luxury Tax proceeds available in IGF as of the date the Association exercises the option.

     (1) The Club Members, in consultation with the other Members of the IGF Board, shall select activities of the type described in Section B(5) above and such activities shall be funded with the Luxury Tax proceeds subject to this Section F.

     (2) The consultation requirement in paragraph (1) above shall not prevent the funding of any activity selected by the Club Members so long as the activity is of the type described in Section B(5) above.

G. CONTINUATION OF IGF AFTER THE TERMINATION OF THE BASIC AGREEMENT

Subject to Section F above, if, as of the termination of this Agreement, there are funds available for use by IGF as a result of the operation of Section E above, for activities described in Section B above, then notwithstanding termination of this Agreement and any rights of the Clubs under the National Labor Relations Act, IGF shall remain in existence and in operation as if this Agreement had not terminated, until such funds are exhausted through use in activities described in Section B above, or until the Association and the PRC agree to terminate operation of IGF, whichever is earlier.

ARTICLE XXVII-TERM

A. DURATION OF THE CONTRACT

This Agreement shall terminate on October 31, 2000 or the day following the last game of the 2000 World Series, whichever is later; provided, however, that if the legislation described in Article XXVIII is not enacted into law on or before December 31, 1998, this Agreement shall terminate on December 31, 2000.

B. ASSOCIATION OPTION TO EXTEND THROUGH THE 2001 SEASON

Notwithstanding Section A above, the Association has the unilateral option to extend this Agreement. If this option is exercised, this Agreement shall terminate on October 31, 2001 (or the day after the last game of the 2001 World Series, whichever is later). The Association may exercise the option by giving the PRC written notice. Such notice shall be given no later than August 31, 2000; except that if the scheduled termination date is December 31, 2000, then the notice that the option is being exercised shall be given no later than October 31, 2000 (or the day after the last game of the 2000 World Series, whichever is later).

C. EVENTS AFFECTED BY THE OPTION TO EXTEND

   (1) Division Series Pool.

     For the 1997 through 2000 Division Series, the figure arrived at by taking the difference between the amount that represents 80% of the total gate receipts from the first 3 games (4 if the Division Series is expanded to the best of 7 games) of each Division Series and the amount that represents 60% of such total gate receipts ("the Annual Option Amount") shall be paid to an account maintained by the Commissioner's Office and redistributed to all Clubs pro rata on an annual basis.

   (2) Creation of the Fictional Option Pool Account.

     The Clubs shall maintain a fictional account based on the assumption that, for each of the years 1997-2000, the Annual Option Amount was placed in an account within 30 days after the end of the World Series and the entire balance in said account earned interest, compounded annually, at the medium quality corporate bond rate as published in the Wall Street Journal on the November 30 following each World Series. The amount that would have been in this fictional account on the later of the 31st day after the end of the 2000 World Series or December 1, 2000 shall be referred to as the "Option Pool Amount."

   (3) Events That Occur if the Association Exercises its Option.

     If the Association exercises its option to extend, then the Association shall make a payment to an account maintained by the Commissioner's Office of Two Million Dollars ($2,000,000) on or before December 31, 2000 and that amount shall be distributed to all Clubs pro rata. In addition, the Clubs will no longer be obligated to maintain the fictional account referred to in paragraph (2) above.

   (4) Events That Occur if the Association Does Not Exercise its Option.

     If the Association does not exercise its option to extend, then funds equal to the Option Pool Amount shall be distributed in accordance with the Association's instructions, within 50 days after the end of the 2000 World Series. The Association will provide such instructions within 35 days after the end of the 2000 World Series.

ARTICLE XXVIII-ANTITRUST

The Clubs and the Association will jointly request and cooperate in lobbying the Congress to pass a law that will clarify that Major League Baseball Players are covered under the antitrust laws (I.E., that Major League Players will have the same rights under the antitrust laws as do other professional athletes, E.G., football and basketball players), along with a provision that makes it clear that the passage of that bill does not change the application of the antitrust laws in any other context or with respect to any other person or entity. If such a law is not enacted by December 31, 1998 (the end of the next Congress), then this Agreement shall terminate on December 31, 2000 (unless the Association exercises its option to extend this Agreement as set forth in Article XXVII).

ARTICLE XXIX-COMPREHENSIVE AGREEMENT

This Agreement represents a complete, full and final understanding on all bargainable subjects covering Players during the term of this

Agreement, except such matters as may become bargainable pursuant to the reopener provisions of this Agreement or under the terms of the following agreements:

     (a) The Major League Baseball Players Benefit Plan;

     (b) The Agreement Re Major League Baseball Players Benefit Plan; and

     (c) The Agreement regarding dues check-off.

All rights to bargain with one another concerning any subject whatsoever regarding Players for the duration of this Agreement are expressly waived by the Parties, except to the extent permitted in said Agreements and in the reopener provisions of this Agreement. Should this Agreement be reopened pursuant to the provisions hereof, each of the Parties shall have the right to take concerted action in support of its position.

It is further agreed by the Parties that during the term of this Agreement they will use their best efforts to ensure that all terms and conditions of all Uniform Player's Contracts signed by individual Players will be carried out in full.

ARTICLE XXX-EXECUTION OF THIS AGREEMENT

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

This Agreement is executed by the undersigned acting solely in their respective representative capacities and not in their individual capacities.

IN WITNESS WHEREOF, the Parties have hereunto subscribed their names as of the day and year first above written.

                                                          MAJOR LEAGUE
                                                        BASEBALL PLAYERS
         CLUBS                                            ASSOCIATION

ATLANTA NATIONAL LEAGUE                                Sandy Alomar, Jr.
 BASEBALL CLUB, INC.                                   Ricky Bottalico
CHICAGO NATIONAL LEAGUE                                Brett Butler
 BALL CLUB, INC.                                       David Cone
THE CINCINNATI REDS                                    Jim Corsi
COLORADO ROCKIES BASEBALL                              Mark Dewey
 CLUB, LTD.                                            Shawn Green
STERLING DOUBLEDAY                                     Brian Johnson
 ENTERPRISES, L.P.                                     Al Leiter
HOUSTON MCLANE CO., INC.                               Al Martin
LOS ANGELES DODGERS, INC.                              Dennis Martinez
FLORIDA MARLINS BASEBALL                               Derrick May
 CLUB, LTD.                                            Brian McRae
MONTREAL BASEBALL AND                                  Jeff Montgomery
 COMPANY, LTD.                                         Hal Morris
THE PHILLIES                                           Lyle Mouton
PITTSBURGH ASSOCIATES                                  C.J. Nitkowski
ST. LOUIS CARDINALS, L.P.                              Jim Poole
PADRES, L.P.                                           B.J. Surhoff
SAN FRANCISCO BASEBALL                                 Walt Weiss
 ASSOCIATES, L.P.                                      Dan Wilson
AZPB LIMITED PARTNERSHIP
BALTIMORE ORIOLES LIMITED
 PARTNERSHIP
THE BOSTON RED SOX
 BASEBALL CLUB
CALIFORNIA ANGELS, L.P.
CHICAGO WHITE SOX, LTD.
CLEVELAND INDIANS BASEBALL
 COMPANY, LIMITED PARTNERSHIP
DETROIT TIGERS, INC.
KANSAS CITY ROYALS BASEBALL CORP.
MILWAUKEE BREWERS BASEBALL
 CLUB, LIMITED PARTNERSHIP MINNESOTA TWINS PARTNERSHIP THE NEW YORK YANKEES PARTNERSHIP ATHLETICS INVESTMENT GROUP, LLC THE BASEBALL CLUB OF SEATTLE, L.P. TEXAS RANGERS BASEBALL PARTNERS TORONTO BLUE JAYS BASEBALL CLUB TAMPA BAY DEVIL RAYS, LTD.

By  /s/ Randy L. Levine                            By   /s/ Donald M. Fehr
Major League Baseball                              Donald M. Fehr,
Player Relations Committee                         Executive Director
Randy L. Levine, Chief Labor Negotiator            and General Counsel